UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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MICROTUNE, INC.

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2201 10th Street

Plano, Texas 75074

Dear Stockholder:

You are cordially invited to attend the 2009 Annual Meeting of Stockholders of Microtune, Inc., which will be held on Friday, April 24, 2009 at 1:00 p.m. (Central Daylight Time) at the Renaissance Hotel, 900 East Lookout Drive, Symphony I, Richardson, Texas 75082.

Details of the business to be conducted at the Annual Meeting are given in the attached Notice of Annual Meeting of Stockholders and Proxy Statement.

We are complying with the U.S. Securities and Exchange Commission rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice regarding the Internet availability of the proxy materials, instead of a paper copy of this Proxy Statement and our 2008 Annual Report. The notice contains instructions regarding how to access this Proxy Statement and our 2008 Annual Report over the Internet. The notice also contains instructions regarding how each stockholder can receive a paper copy of our proxy materials, including this Proxy Statement, our 2008 Annual Report and a form of proxy card or voting instruction card. This process reduces the printing and postage costs of distributing paper copies of our proxy materials.

After careful consideration, our Board of Directors has approved the proposals set forth in the Proxy Statement and recommends that you vote for each proposal.

Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. Therefore, we urge you to vote promptly. You may vote electronically over the Internet or by telephone, or, if you requested and received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card. Timely voting by any of these methods will ensure your representation at the Annual Meeting.

We look forward to seeing you at the 2009 Annual Meeting of Stockholders of Microtune, Inc.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

March 12, 2009

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, you are requested to vote electronically over the Internet or by telephone as promptly as possible. If you requested and received paper copies of the proxy materials by mail, you may also vote by mail by following the instructions on the proxy card or voting instruction card.

STOCKHOLDERS WHO HAVE E-MAIL ACCOUNTS CAN ELECT TO RECEIVE MICROTUNE’S ANNUAL REPORTS AND PROXY MATERIALS THROUGH OUR ONLINE DELIVERY SERVICE. TO ENROLL IN OUR ONLINE DELIVERY SERVICE, PLEASE FOLLOW THE INSTRUCTIONS AT WWW.ICSDELIVERY.COM/MICROTUNE.

MICROTUNE, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD FRIDAY, APRIL 24, 2009

DEAR STOCKHOLDERS:

The 2009 Annual Meeting of Stockholders of Microtune, Inc. will be held on Friday, April 24, 2009 at 1:00 p.m. (Central Daylight Time) at the Renaissance Hotel, 900 East Lookout Drive, Symphony I, Richardson, Texas 75082. Only stockholders of record at the close of business on March 2, 2009 will be entitled to vote. At our Annual Meeting, we will ask our stockholders to act on the following matters:

1.	Elect nominees to our Board of Directors to serve until the 2010 Annual Meeting of Stockholders. All of the incumbent members of our Board of Directors have been nominated for reelection;

2.	Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

3.	Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to change the form of equity awards under the plan from awards of nonstatutory stock options to awards of restricted stock units and to make certain technical revisions and improvements to the plan;

4.	Ratify the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

5.	Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2009; and

6.	Transact any other business that is properly presented at our Annual Meeting, or any adjournment or postponement of our Annual Meeting.

We have described each of these matters in more detail in the enclosed Proxy Statement that accompanies this Notice.

All stockholders are cordially invited to attend the meeting in person. Any stockholder attending the meeting may vote in person even if such stockholder has previously voted electronically over the Internet, by telephone or by returning a proxy card, provided that he has a valid proxy card in his possession.

Sincerely,

James A. Fontaine
Chief Executive Officer and President

Plano, Texas

March 12, 2009

IMPORTANT: REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE IN ORDER TO ENSURE REPRESENTATION OF YOUR SHARES. IF YOU REQUESTED AND RECEIVED PAPER COPIES OF THE PROXY MATERIALS BY MAIL, YOU MAY ALSO VOTE BY MAIL BY FOLLOWING THE INSTRUCTIONS ON THE PROXY CARD OR VOTING INSTRUCTION CARD. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO PAGES 5-6 OF THIS PROXY STATEMENT.

MICROTUNE, INC.

PROXY STATEMENT FOR

2009 ANNUAL MEETING OF STOCKHOLDERS

APRIL 24, 2009

General

The Board of Directors of Microtune, Inc. is asking for your proxy for use at our 2009 Annual Meeting of Stockholders, and at any adjournment or postponement of our Annual Meeting. We are holding the Annual Meeting on Friday, April 24, 2009 at 1:00 p.m. (Central Daylight Time) at the Renaissance Hotel, 900 East Lookout Drive, Symphony I, Richardson, Texas 75082. We are initially mailing a notice regarding the Internet availability of the proxy materials on or about March 12, 2009 to our stockholders entitled to vote at the Annual Meeting.

INFORMATION ABOUT THE MICROTUNE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:	Our Board of Directors is providing these proxy materials to you in connection with our Annual Meeting of Stockholders, which will take place on April 24, 2009. Our stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

Q.	What is included in the proxy materials?

A:	The proxy materials include:

•	Our Proxy Statement for the 2009 Annual Meeting of Stockholders; and

•	Our 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

If you requested and received a paper copy of these materials by mail, the proxy materials also include a proxy card or a voting instruction card for the Annual Meeting.

Q.	Why did I receive a notice in the mail regarding the Internet availability of the proxy materials instead of a paper copy of the proxy materials?

A.	We are complying with the U.S. Securities and Exchange Commission (the “SEC”) rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to our stockholders a notice about the Internet availability of the proxy materials instead of a paper copy of the proxy materials. All stockholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions regarding how to access the proxy materials over the Internet or to request a paper copy can be found on the notice. In addition, the notice contains instructions regarding how stockholders may request to receive proxy materials electronically by e-mail on an ongoing basis.

Q.	How can I access the proxy materials over the Internet?

A.	Your notice about the Internet availability of the proxy materials contains instructions regarding how to:

•	View our proxy materials for the Annual Meeting on the Internet;

•	Request a paper copy of our proxy materials for the Annual Meeting; and

•	Instruct us to send our future proxy materials to you electronically by e-mail.

If you choose to receive future proxy materials by e-mail, you will receive an e-mail with instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Q.	How may I obtain a paper copy of the proxy materials?

A.	Stockholders receiving a notice about the Internet availability of the proxy materials will find instructions regarding how to obtain a paper copy of the proxy materials in their notice.

Q:	What should I do if I receive more than one notice about the Internet availability of the proxy materials or more than one paper copy of the proxy materials?

A:	You may receive more than one notice. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you may receive more than one notice. To vote all of your shares by proxy, you must vote over the Internet or by telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of those notices).

Q:	What proposals will be voted on at the Annual Meeting?

A:	The following five proposals are scheduled to be voted on at the Annual Meeting:

•

Proposal No. 1: Elect nominees to our Board of Directors to serve until the 2010 Annual Meeting of Stockholders. All of the incumbent members of our Board of Directors have been nominated for reelection;

•

Proposal No. 2: Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan;

•

Proposal No. 3: Approve the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to change the form of equity awards under the plan from awards of nonstatutory stock options to awards of restricted stock units and to make certain technical revisions and improvements to the plan;

•

Proposal No. 4: Ratify the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance pursuant to the plan and to make certain technical revisions and improvements to the plan; and

•	Proposal No. 5: Ratify the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2009.

Also, the Annual Meeting may involve the consideration of such other business as may properly come before the meeting or any adjournments or postponements thereof.

Q:	What is Microtune’s voting recommendation?

A:	Our Board of Directors recommends that you vote your shares as follows:

•	“FOR” all nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

Q:	How many shares represented does Microtune need to hold the Annual Meeting?

A:	We need a quorum to take action at our Annual Meeting. We will have a quorum at our Annual Meeting if a majority of the shares issued and outstanding on the record date and entitled to vote are present, either in person or by proxy. If by the date of our Annual Meeting we do not have sufficient shares represented to constitute a quorum or to approve one or more of the proposals, the Chairperson of our Annual Meeting, or the persons named as proxies, may propose one or more adjournments of our Annual Meeting to permit further solicitation of proxies. The persons named as proxies would generally exercise their authority to vote in favor of adjournment. Your shares will be counted as present at the Annual Meeting if you:

•	are present and vote in person at the Annual Meeting; or

•	have properly voted by proxy, electronically, or by telephone.

Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes occur when shares held by a broker on behalf of a beneficial owner are not voted with respect to a particular proposal, which generally occurs when the broker has not received voting instructions from the beneficial owner and lacks the discretionary authority to vote the shares itself.

Q:	Who can vote at the Annual Meeting?

A:	Our Board of Directors has set March 2, 2009 as the record date for the Annual Meeting. All stockholders who owned shares of our common stock on March 2, 2009 may attend and vote at the Annual Meeting. Each of these stockholders is entitled to one vote on all matters to be voted on for each share of common stock held as of such date. On March 2, 2009, 52,082,021 shares of our common stock were outstanding. For information regarding security ownership by management and more than 5% stockholders, see “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” on page 38.

Q:	Which shares that I own can be voted?

A:	All shares owned by you as of the close of business on March 2, 2009, the record date, may be voted by you if either (1) you held these shares directly in your name as the stockholder of record, or (2) these shares were held for you as the beneficial owner through a broker, bank or other nominee.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most stockholders of Microtune hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record:

If your shares are registered directly in your name with our transfer agent, Computershare Shareholder Services, you are considered the stockholder of record with respect to those shares. As the stockholder of record, you have the right to grant your voting proxy directly to us by following the instructions on the notice regarding Internet availability of the proxy materials or to vote in person at the Annual Meeting.

Beneficial Owner:

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and your broker, banker or nominee is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank or nominee regarding how to vote your shares and are also invited to attend the Annual

Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a legal proxy from your broker, bank or nominee. You may also vote by following the instructions on the notice regarding Internet availability of the proxy materials.

Q:	What vote is required for each item?

A:	Proposal No. 1: Election of Directors. A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors; however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of the nominees if they have not been instructed otherwise. Shares represented by proxies will be voted for the election of the nominees named below unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Proposal No. 2: Approval and Ratification of the Amendment and Restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendments to the Amended and Restated Microtune, Inc. 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of a beneficial holder in favor of this proposal if they have not been instructed to do so by such beneficial holder.

Proposal No. 3: Approval and Ratification of the Amendment and Restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to Change the Form of Equity Awards under the Plan from Awards of Nonstatutory Stock Options to Awards of Restricted Stock Units and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to approve the amendments to the Amended and Restated Microtune, Inc. 2000 Director Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of a beneficial holder in favor of this proposal if they have not been instructed to do so by such beneficial holder.

Proposal No. 4: Ratification of the Amendment and Restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan to Increase the Number of Shares Available for Issuance Pursuant to the Plan and to Make Certain Technical Revisions and Improvements to the Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote is required to ratify the amendments to the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes. Brokers do not have authority to vote shares they hold on the behalf of a beneficial holder in favor of this proposal if they have not been instructed to do so by such beneficial holder.

Proposal No. 5: Ratification of Appointment of Our Independent Auditor. Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes; however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise. Shares represented by proxies will be voted for the ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009, unless authority to do so is specifically withheld.

Q:	How are votes counted?

A:	You may vote either “FOR” each nominee for election to our Board of Directors under Proposal No. 1 or to “WITHHOLD” your vote for that nominee. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the other proposals. If you vote your proxy with no further instructions, your shares will be counted as a vote:

•	“FOR” each of the nominees for election as directors under Proposal No. 1;

•	“FOR” Proposal No. 2;

•	“FOR” Proposal No. 3;

•	“FOR” Proposal No. 4; and

•	“FOR” Proposal No. 5.

A plurality of the votes cast at the Annual Meeting is required to elect each nominee under Proposal No. 1. Proposal No. 2, Proposal No. 3, Proposal No. 4 and Proposal No. 5 require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote.

Q:	Who will count the vote?

A:	A representative of Broadridge Financial Solutions, Inc. will tabulate the votes and act as the inspector of election at the Annual Meeting.

Q:	How can I vote my shares in person at the Annual Meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to do so, please bring your notice of Internet availability of the proxy materials (or, your proxy card, if you requested and received paper copies of the proxy materials by mail) and proof of identification to the Annual Meeting.

If you hold your shares in street name, you must request a legal proxy card from your broker, bank or nominee in order to vote in person at the Annual Meeting. Please note that if you hold your shares in street name, you will NOT be able to vote in person if you bring only your notice of Internet availability of the proxy materials (or, your voter instruction card, if you requested and received paper copies of the proxy materials by mail) to the Annual Meeting. You must have a legal proxy card to vote your shares in person at the Annual Meeting.

Q:	How can I vote my shares without attending the Annual Meeting?

A:	Whether you hold your shares directly as the stockholder of record or through a broker, bank or other nominee as the beneficial owner, you may direct how your shares are voted without attending the Annual Meeting. There are three ways to vote by proxy:

•

By Internet—Stockholders may vote over the Internet by following the instructions on their notice of Internet availability of the proxy materials. Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may also vote over the Internet by following the instructions on the proxy card or voting instruction card.

•

By Telephone—Stockholders of record may vote by telephone by calling 1 (800) 690-6903 and following the instructions. Stockholders of record will need to have the control number that appears on their notice of Internet availability of the proxy materials available when voting. Stockholders of record who have requested and received a proxy card by mail may also use the control number that appears on their proxy card when voting. Stockholders who are beneficial owners of their shares should check their notice of Internet availability of the proxy materials for telephone voting availability and instructions.

•

By Mail—Stockholders who have requested and received a paper copy of a proxy card or voting instruction card by mail may submit proxies by completing, signing and dating their proxy card or voting instruction card and mailing it in the accompanying pre-addressed envelope.

Q:	How can I change my vote after I return my proxy?

A:	You may change your vote at any time prior to the vote at the Annual Meeting. If you are a stockholder of record, you may change your vote by granting a new proxy bearing a later date (which automatically revokes any earlier proxy), by providing a written notice of revocation to our Corporate Secretary, Jeffrey A. Kupp, prior to the time your shares are voted, or by attending the Annual Meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your broker, bank or nominee, or, if you have obtained a legal proxy card from your broker, bank or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	Where can I find the voting results of the Annual Meeting?

A:	The preliminary voting results will be announced at the Annual Meeting. The final results will be published in a Current Report on Form 8-K, filed as soon as practicable after the Annual Meeting, and in our first quarterly report on Form 10-Q filed after the date of the Annual Meeting.

Q:	What happens if additional proposals are presented at the Annual Meeting?

A:	Other than the five proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, James A. Fontaine, our Chief Executive Officer and President, and Jeffrey A. Kupp, our Chief Financial Officer and Corporate Secretary, will have discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting.

Q:	May I propose actions for consideration at next year’s Annual Meeting of Stockholders?

A:	You may submit proposals for consideration at future annual stockholder meetings in accordance with the procedures set forth below:

Proposals of our stockholders that are intended to be presented at our next annual meeting of stockholders must be delivered to our principal executive offices no later than 120 days prior to the anniversary of the date of this year’s mailing, or November 12, 2009, in order to be considered for possible inclusion in the Proxy Statement and form of proxy card relating to our 2010 Annual Meeting of Stockholders; provided, however, if the date of the annual meeting has been changed by more than 30 days from the date contemplated at the time of this year’s Annual Meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the day 120 days prior to such meeting or the day 10 days after public announcement of the date of the meeting is first made.

Such proposals must comply with SEC regulations regarding the inclusion of stockholder proposals in our sponsored proxy materials, and should contain such information as required by our bylaws.

If a stockholder intends to submit a proposal at our 2010 Annual Meeting which is not eligible for inclusion in the Proxy Statement and form of proxy card relating to the meeting, the stockholder must provide the information required by Microtune’s bylaws no later than 60 days before the date of our 2010 Annual Meeting.

Q:	Who bears the costs of soliciting proxies?

A:	Microtune will pay all expenses of soliciting proxies to be voted at our Annual Meeting. After the proxies are initially distributed, Microtune and/or its agents may also solicit proxies by mail, telephone or in person. We have not engaged a proxy solicitor and therefore do not expect to incur any proxy solicitation fees. After the notices regarding Internet availability of the proxy materials are initially distributed, we will ask brokers, custodians, nominees and other record holders to forward copies of the proxy materials to people for whom they hold shares of our common stock that request a paper copy of the proxy materials. We will reimburse record holders for reasonable expenses they incur in forwarding paper copies of the proxy materials to beneficial holders. We expect to incur approximately $30,000 for services provided by Broadridge Financial Solutions, Inc. for distribution of notices, proxies, Internet and telephone voting, voting tabulation and voting reports.

Q:	How can I sign up to access future stockholder communications electronically?

A:	All stockholders who have e-mail accounts can elect to access Microtune’s annual reports and proxy materials online through our online delivery service.

To enroll in our online program, simply go to www.icsdelivery.com/microtune and follow the instructions.

MICROTUNE CORPORATE GOVERNANCE

Corporate Governance

Our Board of Directors and members of management are committed to following high standards of corporate governance to ensure that the long term interests of our stockholders are served. We have in place a variety of policies and practices to promote high standards of corporate governance. Our Board of Directors has determined that eight of our nine directors are independent in accordance with the rules of The NASDAQ Stock Market, and all of the members of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee also meet the guidelines of The NASDAQ Stock Market for independence. Compensation of our Chief Executive Officer is approved by our Board of Directors, upon the recommendation of our Compensation Committee, which evaluates our CEO’s performance in light of preset corporate goals and objectives. In addition, we have established:

•	disclosure control policies and procedures in accordance with the requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•	an Equity Compensation Award Policy to help ensure that grants of equity awards will comply with applicable legal and accounting guidance;

•	a procedure for receipt, retention and treatment of anonymous and confidential complaints or concerns regarding accounting, internal controls and auditing matters; and

•	a Code of Ethics and Business Conduct applicable to our directors, officers and employees.

Copies of our Code of Ethics and Business Conduct and the current charters for the Audit, Compensation and Nominating and Corporate Governance Committees can be found in the Investors—Corporate Governance section of our website at www.microtune.com.

Corporate Governance Provisions Adopted as a Result of the Settlement of Stockholder Derivative Litigation in 2005. On January 11, 2005, we announced that we had reached an agreement to settle the consolidated stockholder derivative litigation, pending in the U.S. District Court for the Eastern District of Texas, against a number of our current and former officers and directors and Microtune as a nominal defendant. The court approved the terms of the derivative litigation settlement and issued a final judgment and order dismissing the action with prejudice on March 31, 2005. Pursuant to paragraph 4(a) of the Stipulation and Agreement of Settlement, dated January 10, 2005, we have adopted certain corporate governance provisions. Some of the more notable provisions are as follows:

•

we recommended and presented a proposal to our stockholders at the 2005 Annual Meeting to amend our Second Amended and Restated Certificate of Incorporation and our Second Amended and Restated Bylaws to declassify our Board of Directors such that each director now serves a one-year term and stands for election or reelection every year;

•

by majority vote of our independent directors, our Board of Directors elected A. Travis White as “Lead Independent Director,” who works with our Chief Executive Officer to perform a variety of functions related to our corporate governance;

•

we adopted a variety of compensation principles for our executive officers and directors, including linking compensation to performance, requiring full board approval of any discretionary bonuses and implementing restrictions on stock sales following the exercise of options;

•

our Board of Directors, as a whole, evaluates each member of the Board on a periodic basis and a consideration in such evaluation is whether each individual director has personally attended at least 50% of Board and committee meetings;

•	we designated a “trading compliance officer” who is responsible for overseeing a comprehensive insider trading compliance program designed to ensure compliance with our trading policies;

•	we vest equity awards granted to any director or executive officer over a minimum of a three-year period;

•

we have designated a “corporate ethics officer” who is responsible for devising, implementing and improving our ethical standards and for providing a vehicle for corporate employees to confidentially report suspected wrongdoing or non-compliance with our corporate policies and procedures;

•

all stockholder proposals that are properly submitted will be evaluated by the Nominating and Corporate Governance Committee; and our full Board of Directors will include a recommendation for or against such stockholder proposals and the reasons for such recommendation in the proxy statement;

•

our Board of Directors established a procedure for stockholder-nominated director elections and allowed stockholders, in accordance with this procedure, to nominate two directors to our Board who were both subsequently elected; and

•	we rotated our independent auditor by selecting KPMG LLP to perform the audit of our financial statements for the fiscal year ending December 31, 2008.

These provisions must remain in effect for five years from the date of adoption, which was May 25, 2005.

Equity Award Policy. In connection with our Audit Committee’s review of our internal stock option granting practices, we adopted an Equity Compensation Award Policy to enact certain improvements to our equity award granting procedures and our control environment, including our controls over the administration of and accounting for our equity compensation awards, which are described below in “Compensation Discussion and Analysis-Long-Term Equity Incentive Compensation-Equity Awards and Practices.” Among other things, the policy provides that any deviation from the policy must receive prior approval from our Board. Such Board approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel and Chief Financial Officer by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Board of Directors

Our Board of Directors is currently comprised of nine members who will all stand for election at our 2009 Annual Meeting of Stockholders. Our Board of Directors currently has no vacancies. Messrs. Ciciora, Clardy, Craddock, Fontaine, LeVecchio and White each attended the Stanford University Law School Directors’ College in June 2005. Messrs. Marren and Tai each attended the program in June 2007. Mr. Schueppert attended the Stanford Directors’ Forum in February 2008.

Director Independence

Our Board of Directors has determined that eight of our Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White are independent directors as defined under the current listing standards of The NASDAQ Stock Market. Mr. White was appointed Lead Independent Director of our Board of Directors on January 18, 2005, and has been reappointed every year thereafter. As Lead Independent Director, Mr. White works with our Chief Executive Officer to perform a variety of functions related to our corporate governance.

Board Meetings and Committees; Annual Meeting Attendance

Our Board and its committees have the authority to conduct investigations and to retain outside advisors of their choosing, at Microtune’s expense. During fiscal year 2008, our Board of Directors met 14 times. Each director attended at least 75% of the aggregate of these Board meetings and of the meetings of the committees on which he served, except Mr. Tai did not attend one of two meetings of the Technical Advisory Committee held in 2008. Members of our Board of Directors are encouraged to attend our Annual Meeting. Last year, seven members of our Board of Directors attended our Annual Meeting.

Our Board of Directors currently has four standing committees—an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee and a Technical Advisory Committee.

Audit Committee. The Audit Committee’s principal function is to assist the Board of Directors in fulfilling its responsibilities for oversight of:

•	the integrity of our financial statements;

•	the adequacy of our system of internal controls;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditor; and

•	the performance of our independent auditor and internal audit function.

In accordance with its charter, our Audit Committee is responsible for:

Financial Reporting

•	reviewing with management and our independent auditor the significant judgments and estimates used in developing our financial reports and the major issues addressed;

•	reviewing the accounting and reporting treatment of significant transactions outside our ordinary operations;

•	reviewing with management and our independent auditor significant changes to our accounting principles or their application as reflected in our financial reports;

•	meeting periodically with our independent auditor (outside of the presence of management, as appropriate):

•	to review its reasoning in accepting or questioning significant decisions made by management in preparing our financial reports;

•	to review any audit problems or difficulties and management’s response;

•	to review any outstanding disagreements with management that would cause it to issue a non-standard report on our financial statements;

•	to examine the appropriateness of our accounting principles (including the quality, not just the acceptability, of accounting principles) and the clarity of disclosure practices used or proposed;

•	to determine if any restrictions have been placed by management on the scope of its audit; and

•	to discuss any other matters the Audit Committee deems appropriate;

•	reviewing and discussing our earnings press releases with management and our independent auditor, including the use of non-GAAP financial information;

•	reviewing (by the Audit Committee or its Chairperson) earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies;

•

reviewing quarterly and annual financial statements and discussing their appropriateness with management and our independent auditor and, in the case of our annual financial statements, recommending to the Board of Directors whether the audited financial statements should be included in our Annual Report on Form 10-K; and

•	in connection with each quarterly and annual report, reviewing:

•	management’s disclosure to the Audit Committee and our independent auditor under Section 302 of the Sarbanes-Oxley Act, including identified changes in internal control over financial reporting; and

•

the contents of the Chief Executive Officer and Chief Financial Officer certificates to be filed under Sections 302 and 906 of the Sarbanes-Oxley Act and the process conducted to support the certifications;

Relationship with Independent Auditor

•	bearing primary responsibility for overseeing our relationship with our independent auditor. In carrying out this responsibility, the Audit Committee shall:

•	have sole authority to appoint, determine funding for and oversee our outside auditor;

•	be directly responsible for the compensation and oversight of the work of the independent auditor for the purpose of preparing or issuing an audit report or related work;

•	review the scope and plan for our independent auditor’s annual audit and review and annually pre-approve, in advance, the fees to be charged by our independent auditor for its audit services;

•

review with our independent auditor the extent of non-audit services provided and related fees, and approve any internal control-related services and permitted non-audit services or other non-audit relationships;

•

at least annually, obtain and review a report from the independent auditor delineating all relationships between the independent auditor and Microtune, consistent with the applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence;

•	determine whether the Audit Committee believes the outside auditor is independent;

•

at least annually, obtain and review a report by Microtune’s independent auditor describing the independent auditor firm’s internal quality-control procedures; material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (to assess the auditor’s independence) all relationships between the independent auditor and Microtune;

•

inquire of management, internal auditors and the independent auditor concerning any deficiencies in the policies and procedures that could adversely affect the adequacy of internal controls and the financial reporting process and reviewing the timeliness and reasonableness of proposed corrective actions and the adequacy of disclosure about changes in internal control over financial reporting;

•	review significant management audit findings and recommendations, and management’s responses thereto; and

•

inquire of our independent auditor annually as to whether any illegal act has been detected or has otherwise come to its attention in the course of its audit, unless the illegal act is clearly inconsequential;

Complaint Procedures and General Oversight

•

establishing procedures for the receipt, retention and treatment of complaints received by Microtune regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	recommending to Microtune, as necessary, appropriate remedial measures or actions with respect to the complaints or concerns described immediately above;

•

discussing with management, Microtune’s internal audit personnel and our independent auditor whether Microtune and its subsidiaries are in conformity with applicable legal requirements and Microtune’s Code of Ethics and Business Conduct and advise the Board of Directors with respect to its policies and procedures regarding compliance with applicable laws and regulations and with the Code of Ethics and Business Conduct;

•	reviewing management’s responses to recommendations for improving internal controls in the independent auditor’s management letters;

•	reviewing Microtune’s policies and practices with respect to risk assessment and risk management;

•	reviewing Microtune’s policies and practices related to compliance with laws, ethical conduct and conflicts of interest;

•

reviewing all “related party transactions” for potential conflict of interest situations on an ongoing basis and approving any such transactions (the term “related party transaction” refers to transactions required to be disclosed pursuant to Item 404 of Regulation S-K); provided, any such transaction may be alternatively approved by another independent body of our Board;

•	reviewing material cases of conflicts of interest, misconduct or fraud;

•	reviewing material issues between Microtune and regulatory agencies; and

•	reviewing as appropriate material litigation involving Microtune;

Approval of Reports

•

preparing and approving the Audit Committee’s report required by the rules of the SEC to be included in the proxy statement for our annual meeting of stockholders, and such other reports as may from time to time be necessary or appropriate;

Annual Performance Review

•	conducting an annual evaluation of the Audit Committee’s performance in carrying out its responsibilities; and

•	reviewing and reassessing the adequacy of the Audit Committee’s charter annually and recommending any proposed changes to the Board of Directors for approval.

Mr. LeVecchio, Mr. Craddock and Mr. White are the current members of the Audit Committee. Mr. LeVecchio became a member of the Audit Committee in August 2003. Mr. Craddock and Mr. White became members of the Audit Committee in January 2004. The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses our quarterly financial performance and associated press releases describing our quarterly and annual financial results at such meetings. The Audit Committee met seven times during fiscal year 2008. For more information about our Audit Committee, see the “Report of the Audit Committee of the Board of Directors” on page 63.

Our Board of Directors has determined that each of the members of the Audit Committee who served during fiscal year 2008 is “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5), and met the independence requirements of Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended (Exchange Act), as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2). Mr. LeVecchio serves as Chairperson of the Audit Committee, and our Board of Directors has determined that Mr. LeVecchio qualifies as a “financial expert” as defined by the rules of the SEC. Mr. LeVecchio currently serves on the audit committees of three other public companies. However, our Board has noted the significant time expended by Mr. LeVecchio managing the Audit Committee’s responsibilities and that his responsibilities to other boards have not impaired his ability to contribute extraordinary time and efforts to our Audit Committee. Our Board has therefore determined that Mr. LeVecchio’s simultaneous service on three other audit committees in addition to our Audit Committee does not impair, and will not impair, the ability of Mr. LeVecchio to effectively serve as Chairperson of our Audit Committee.

Compensation Committee. The Compensation Committee reviews and makes recommendations to the Board of Directors regarding all forms of compensation to be provided to our executive officers and directors. In addition to addressing executive compensation, the Compensation Committee provides guidance to management on general compensation and organizational development issues and also administers our equity compensation plans. The philosophy of the Compensation Committee is to provide compensation to our officers and directors in such a manner as to attract and retain the best available personnel for positions of substantial responsibility, to provide incentives for such persons to perform to the best of their abilities, and to promote the success of our business. The Compensation Committee may retain or employ professional firms and experts to assist it in the discharge of its duties. Further, the Compensation Committee has the authority to appoint and delegate any of its duties to a sub-committee comprised of one or more Compensation Committee members, as it deems necessary and appropriate.

In accordance with its charter, the Compensation Committee is also responsible for:

•	determining our overall compensation philosophy;

•

reviewing and making determinations regarding the corporate goals and objectives relevant to the Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of those goals and objectives, and recommending appropriate compensation to our Board of Directors based on the evaluation;

•	reviewing and making recommendations to the Board of Directors regarding our compensation policy for officers and directors;

•	reviewing and making recommendations to the Board of Directors regarding all forms of compensation to be provided to our officers;

•	reviewing all components of compensation for non-employee directors;

•

working with the Chief Executive Officer to review and make recommendations to the Board of Directors regarding general compensation goals for non-officer employees and the criteria by which bonuses are awarded to non-officer employees;

•	administering our equity compensation plans and making recommendations to the Board of Directors regarding any amendments to our equity compensation plans;

•	reviewing and approving any agreement to be entered into between Microtune and any employee that provides for a fixed term of employment or for severance or other termination benefits;

•	producing an annual report of executive compensation to be provided in the Annual Report on Form 10-K or proxy statement, as applicable;

•

reviewing and discussing the “Compensation Discussion and Analysis” disclosure prepared by management for inclusion in our Annual Report on Form 10-K and, as applicable, Proxy Statement, and once satisfied with the disclosure, recommending its inclusion in the Annual Report on Form 10-K and, as applicable, the Proxy Statement to our Board of Directors;

•	reviewing and evaluating its performance annually;

•	reviewing and reassessing the Compensation Committee charter and our Equity Compensation Award Policy; and

•	consulting with management regarding regulatory compliance with respect to compensation matters.

As part of our settlement of the consolidated derivative litigation in 2005, our Board of Directors agreed to give the Compensation Committee the following additional responsibilities:

•	evaluating our Chief Executive Officer’s performance against annual and long-term performance goals and the Philadelphia Semiconductor Index;

•	coordinating evaluation of our Chief Executive Officer’s and Chief Financial Officer’s performance with our Lead Independent Director;

•

recommending Chief Executive Officer and executive officer bonus compensation for the last fiscal year to the Board of Directors, which is based on the achievement of goals set in advance (discretionary awards can be made only if beneficial to Microtune and approved by the Board of Directors);

•	annually reviewing current compensation packages with consideration given to performance goals and incentive awards and overall compensation packages; and

•	reviewing director compensation annually.

Our Board of Directors has determined that each of the members of the Compensation Committee is a “non-employee director,” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director,” as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). Our Board of Directors has also determined that the members of the Compensation Committee who served during fiscal year 2008 are “independent” as defined under NASDAQ Marketplace Rule 4200(a)(l5). Messrs. Clardy, Marren and Schueppert are the current members of the Compensation Committee and all served on the committee throughout fiscal 2008. Mr. Clardy is the chairperson of the Compensation Committee. The Compensation Committee met 10 times during fiscal 2008. For more information on our Compensation Committee, see our “Compensation Committee Report” on page 53.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee is appointed by the Board of Directors to fulfill the following general responsibilities:

•	identifying individuals qualified to become directors;

•

recommending to the Board of Directors a slate of director nominees to be elected by the stockholders at the next annual meeting of stockholders and, when appropriate, director appointees to take office between annual meetings;

•	developing, reviewing and recommending to the Board of Directors the corporate governance guidelines applicable to Microtune;

•	leading the Board of Directors in its annual evaluation of the performance and independence of the Board and the performance of executive management; and

•	recommending to the Board of Directors membership on our standing board committees.

In accordance with its charter, the Nominating and Corporate Governance Committee is responsible for the following:

•	identifying and evaluating potential new Board members, providing information about potential nominees for the full Board of Directors to consider;

•

recommending the slate of qualified director nominees for the Board of Directors (based upon the Nominating and Corporate Governance Committee’s assessment of their personal and professional integrity, experience, skills, independence, ability and willingness to devote the time and effort necessary to be an effective board member and commitment to acting in the best interests of Microtune and our stockholders) in connection with each annual meeting and any directors to be elected by the Board to fill vacancies between annual meetings;

•	recommending committee assignments for directors;

•	evaluating the composition, organization and performance of the Board of Directors and its committees;

•	evaluating and making recommendations to the Board of Directors as to the determination of each director’s independence;

•	reviewing and reporting to the Board of Directors regarding succession planning with respect to the Chief Executive Officer;

•	developing, recommending to the Board of Directors, and annually reviewing the corporate governance guidelines applicable to Microtune;

•	developing and recommending to the Board of Directors a self-evaluation process for the Board of Directors and its committees;

•	overseeing the Board of Directors and committee self-evaluation process and reporting its findings to the Board of Directors following the end of each fiscal year; and

•	conducting a preliminary review of the independence of each Board member and providing its findings and making recommendations to the full Board regarding the independence of each Board member.

Messrs. Ciciora, Clardy and White are the current members of the Nominating and Corporate Governance Committee and served on the committee throughout fiscal year 2008. Mr. White is the Chairperson of the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee met two times during fiscal year 2008.

Technical Advisory Committee. The Technical Advisory Committee was established by the Board of Directors on May 17, 2004. The Technical Advisory Committee is responsible for assisting management in the strategic development of new technology and the commercialization and marketing of existing technology. Messrs. Ciciora, Craddock and Tai are the current members of the Technical Advisory Committee and all served on the committee throughout fiscal year 2008. Messrs. Craddock and Ciciora are the Co-Chairpersons of the Technical Advisory Committee. The Technical Advisory Committee met two times during fiscal year 2008. The Technical Advisory Committee does not have a formal written charter.

Director Qualifications

When evaluating director nominees, our Nominating and Corporate Governance Committee generally seeks to identify individuals with diverse, yet complementary backgrounds. The committee believes that director nominees should exhibit proven leadership capabilities and experience at a high level of responsibility within their chosen fields, and have the experience and ability to analyze complex business issues facing Microtune, specifically, those issues that are inherent in the fabless semiconductor industry. In addition to business expertise, the committee requires that director nominees have the highest personal and professional ethics, integrity and values and, above all, are committed to representing the long-term interests of our stockholders and other stakeholders. In general, candidates who hold or who have held an executive-level position in an established high technology company are preferred.

When considering a candidate for director, the Nominating and Corporate Governance Committee takes into account a number of factors, including the following:

•	independence;

•	depth of understanding of technology, manufacturing, sales and marketing, finance and/or other elements directly relevant to our business;

•	education and professional experience;

•	judgment, integrity and reputation;

•	existing commitments to other businesses as a director, executive or owner;

•	personal conflicts of interest, if any; and

•	the size, composition and skills of the existing Board of Directors.

Prior to nominating a sitting director for reelection at an annual meeting of stockholders, the Nominating and Corporate Governance Committee will consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and the director’s formal and informal contributions to the work of the Board of Directors and its committees.

When seeking candidates for director, the Nominating and Corporate Governance Committee may solicit suggestions from incumbent directors, management, stockholders and others. Additionally, the committee may in the future use the services of third party search firms to assist in the identification of appropriate candidates. After conducting an initial evaluation of a prospective candidate, the committee will interview that candidate if it believes the candidate might be suitable to be a director. The committee may also ask the candidate to meet with management. If the committee believes a candidate would be a valuable addition to the Board of Directors, it may recommend to the Board that candidate’s appointment or election.

Stockholder Recommendations for Nominations to the Board of Directors

In connection with the settlement of our consolidated stockholder derivative litigation in 2005, we agreed to establish a procedure for stockholders to nominate two directors for election to our Board of Directors. The committee evaluated such recommendations by applying its regular nominee criteria described above and the additional procedures described below.

In 2005 and 2006, a corporate governance consultant selected by lead plaintiffs’ counsel, working in conjunction with us, identified potential directors by contacting stockholders who had held 1% or more of our common stock for at least nine months to solicit names of candidates for election to our Board of Directors. Our Nominating and Corporate Governance Committee then reviewed the candidate’s qualifications and selected the stockholders’ nominee. This procedure resulted in the appointment of Bernard T. Marren on August 30, 2005 and the appointment of Michael T. Schueppert on August 21, 2006, all in accordance with the derivative litigation settlement and our Third Amended and Restated Bylaws.

Communications with Directors

Stockholders may communicate with any and all members of the Board of Directors by transmitting correspondence by mail or facsimile addressed to one or more directors by name (or to the Lead Independent Director, for a communication addressed to the entire Board of Directors) at the following address and fax number:

Name of Director(s)

c/o Corporate Secretary

Microtune, Inc.

2201 10th Street

Plano, Texas 75074

Fax: (972) 673-1815

Communications from our stockholders to one or more directors will be collected and organized by our Corporate Secretary under procedures approved by our independent directors. The Corporate Secretary will forward all communications to the Board or to the identified director(s) as soon as practicable, although communications that are abusive, in bad taste or that present safety or security concerns may be handled differently. If multiple communications are received on a similar topic, the Corporate Secretary may, in his or her discretion, forward only representative correspondence.

The Lead Independent Director will determine whether any communication addressed to the entire Board should be properly addressed by the entire Board or a committee thereof. If a communication is sent to the Board or a committee, the Board of Directors or the chairperson of that committee, as the case may be, will determine whether a response to the communication is warranted. If a response to the communication is warranted, the content and method of the response will be coordinated with our General Counsel.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The following table lists all of Microtune’s current directors, each of whom has been nominated for election. The information set forth in the table is as of March 12, 2009. Each nominee, if elected, will serve until the 2010 Annual Meeting of Stockholders or until a qualified successor is elected, unless the nominee resigns or is removed from the Board before then. In the event any such nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the Board of Directors.

Name	Age	Principal Occupation	Director Since	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Technical Advisory Committee
Walter S. Ciciora	66	Independent Consultant	1996			X	C(1)
James H. Clardy	74	Retired Venture Partner, Austin Ventures(3)	1996		C	X
Steven Craddock	60	Independent Consultant	2002	X			C(1)
James A. Fontaine	51	President and Chief Executive Officer, Microtune, Inc.	2003
Anthony J. LeVecchio	62	President and Owner, The James Group	2003	C
Bernard T. Marren	73	President and Chief Executive Officer, OPTi, Inc.	2005		X
Michael T. Schueppert	43	Chief Executive Officer, FluteRadio, LLC	2006		X
William P. Tai	46	General Partner, Charles River Ventures	1998				X
A. Travis White(2)	63	Independent Consultant	2004	X		C

X	Member of the committee.
C	Chairperson of the committee.
(1)	Co-Chairperson of the Technical Advisory Committee.
(2)	Lead Independent Director.
(3)	Retired from Austin Ventures on December 31, 2008.

The following is a brief description of the business experience and educational background of each of the nominees for director, including the capacities in which each has served during the past five years:

Walter S. Ciciora became a director of Microtune in November 1996. Mr. Ciciora has been an independent consultant for companies in the cable, television, consumer electronics and telecommunications industries since October 1993. Mr. Ciciora holds a B.S., M.S. and Ph.D. in electrical engineering from the Illinois Institute of Technology and a M.B.A. from the University of Chicago.

James H. Clardy became a director of Microtune in August 1996 and served as a member of the Office of the President from June 2003 to August 2003. Mr. Clardy was a venture partner of Austin Ventures, a venture capital firm, from January 1998 to December 2008. Mr. Clardy assumed the role of interim Chief Executive Officer of D2 Audio in August 2004 and left in 2005. Additionally, he served as President and Chief Executive Officer of nanoCoolers from July 2005 until November 2007. He currently serves on the board of directors of a privately-held company. Mr. Clardy holds a B.S. in electrical engineering from the University of Tennessee.

Steven Craddock became a director of Microtune in April 2002. Mr. Craddock has been an independent consultant for companies in the cable television and telecommunications industries since retiring from Comcast Corporation in July 2008. Previously, he was the Senior Vice President of New Technology for Comcast Corp. from June 1994, where he was responsible for the evaluation and development of new technologies for voice, data and video and their integration into the Comcast infrastructure. He also served as Comcast’s representative to CableLabs®, a research and development consortium sponsoring industry initiatives such as the DOCSIS, PacketCable™ and CableHome™ standards. He currently serves on a number of technical advisory boards for high technology companies and also serves as a director on the boards of several privately-held companies. Mr. Craddock is a licensed professional engineer (PE) and holds a B.S. in civil engineering and electrical engineering from the Virginia Military Institute.

James A. Fontaine became a director, Chief Executive Officer and President of Microtune in August 2003. Mr. Fontaine was retired from May 2002 until his return to Microtune in August 2003. Mr. Fontaine previously served as Microtune’s Chief Strategy Officer from October 2001 until May 2002, Office of the President from August 2001 until September 2001, President from February 1999 until August 2001, and Executive Vice President of Sales and Marketing from August 1998 until February 1999. Mr. Fontaine holds a B.S. in electrical engineering from Marquette University.

Anthony J. LeVecchio became a director of Microtune in August 2003. Mr. LeVecchio has been the President and Owner of The James Group, Inc., a general business consulting firm, since 1988. He currently serves as a director and as chairperson of the audit committees of DG Fast Channel Inc. (NASDAQ: DGIT), Ascendant Solutions (OTC: ASDS.PK) and ViewPoint Financial Group (NASDAQ: VPFG) and serves as a member of the board of directors of several privately-held companies. Mr. LeVecchio holds a Bachelor of Economics and a M.B.A. in Finance from Rollins College.

Bernard T. Marren became a director of Microtune in August 2005. Mr. Marren is currently the President and CEO of OPTi, Inc. (OTC BB: OPTI.OB), a company that licenses intellectual property for logic chips. He is also a director of InFocus Corporation (NASDAQ: INFS), a company that manufactures digital projectors. Mr. Marren was the founder and first president of the Semiconductor Industry Association (SIA). Mr. Marren holds a B.S. in electrical engineering from Illinois Institute of Technology (IIT).

Michael T. Schueppert became a director of Microtune in August 2006. Mr. Schueppert is the founder and CEO of FluteRadio, LLC. From January 2005 to December 2006, Mr. Schueppert was President of Modeo TM LLC and from 1997 to 2006, he served as Senior Vice President, Business Development, of Crown Castle International Corp. From 1994 to 1997, Mr. Schueppert served in a variety of international sales and marketing roles for Cable & Wireless plc. Mr. Schueppert is a graduate of Cambridge University, UK, and holds a M.B.A. with distinction from INSEAD, France.

William P. Tai became a director of Microtune in June 1998. Mr. Tai has been a general partner of Charles River Ventures since June 2002. He also has been a general partner/managing director of Institutional Venture Partners, a venture capital firm, since July 1997. Mr. Tai serves on the boards of directors of several privately-held companies. Mr. Tai holds a B.S. in electrical engineering from the University of Illinois and a M.B.A. from Harvard Business School.

A. Travis White became a director of Microtune in January 2004. Mr. White has been semi-retired since January 2000. Prior to his retirement, Mr. White was President and Chief Executive Officer of Centillium Communications, Inc. from April 1998 through January 2000. Prior to April 1998, he was President of Sony Semiconductor Company of America and also Senior Vice President of Sony Corporation, Japan. He currently serves on the board of one other public company, Entorian Technologies, Inc. (NASDAQ: ENTN), where he serves as chairperson of the audit committee, and as a director on two non-profit organizations and two privately-held companies. In addition, Mr. White is involved in a number of chief executive officer coaching assignments. Mr. White holds a B.S. in biological sciences and chemistry from the University of Texas, El Paso.

Required Vote

A plurality of the votes cast at the Annual Meeting is required to elect each nominee. Accordingly, abstentions and broker non-votes will have no effect on the election of directors, however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of the nominees if they have not been instructed otherwise. Shares represented by proxies will be voted for the election of the nominees named above unless authority to do so is specifically withheld. If any nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election, the proxies may be voted for such substitute nominees as the Board of Directors may designate.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the election of each of the nine nominees listed above. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the election of the nine nominees named in Proposal No. 1.

PROPOSAL NO. 2

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED MICROTUNE, INC. 2000 STOCK PLAN

TO INCREASE THE NUMBER OF SHARES

AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND

TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS TO THE PLAN

Our Board of Directors has adopted, and recommends to our stockholders for approval, the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan (the “2000 Stock Plan”). The amendments to the 2000 Stock Plan increase the number of shares of common stock that may be issued under the 2000 Stock Plan by 2,000,000 shares from 11,054,496 shares to 13,054,496 shares and make certain technical revisions and improvements to the plan.

The following is a summary of the principal features of the 2000 Stock Plan, as proposed to be amended and restated. We have included a copy of the proposed amended and restated 2000 Stock Plan as APPENDIX 1 to this Proxy Statement. Our Board of Directors has recommended the adoption of the amendment and restatement of the 2000 Stock Plan:

•	to attract, retain and provide long-term incentives to our employees, including the highly-valuable engineering and other key personnel critical to our future success;

•	to more closely align the interests of our employees with those of our stockholders; and

•	to make certain technical revisions, improvements and clarifications to the 2000 Stock Plan.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Stock Plan

The following summary of the material provisions of the 2000 Stock Plan reflects the terms and conditions of the plan as proposed to be amended and restated.

General. The 2000 Stock Plan as adopted by our Board of Directors and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of June 20, 2002 and February 27, 2004 and was amended and restated effective March 16, 2006, March 11, 2008, April 29, 2008, and subject to stockholder approval, March 10, 2009. The purposes of the plan are to enable us to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of our business. Awards that may be granted under the plan include incentive stock options, nonstatutory stock options, stock purchase rights, common stock equivalents, restricted stock units and restricted stock.

Eligibility. Equity awards may be granted under the 2000 Stock Plan to any employee, director or consultant of Microtune. As of March 12, 2009, approximately 192 individuals were eligible to participate in the plan.

Administration. The 2000 Stock Plan will be administered by a committee composed solely of two or more non-employee directors as defined in Rule 16b-3(b)(3) under the Exchange Act who also qualify as “outside directors” as defined in Section 162(m) of the Code. Members of the committee shall be designated by the Board of Directors. The 2000 Stock Plan is currently administered by our Compensation Committee.

The Compensation Committee has the authority to, among other things, approve individuals for participation in the plan, construe and interpret the plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the 2000 Stock Plan, options may be subject to such provisions as the committee may deem advisable and may be amended by the committee from time to time. No amendment, however, may adversely affect the rights of the holder of an equity award without such holder’s consent and no option may be amended or exchanged to effect any repricing or replacement of “underwater” options without stockholder approval.

Shares Subject to the 2000 Stock Plan. Pursuant to the plan, the aggregate number of shares of common stock that may be issued under the plan is equal to the sum of the number of shares that were reserved but unissued under our 1996 Stock Option Plan as of August 4, 2000, the number of shares subsequently returned to our 1996 Stock Option Plan and 13,054,496 shares. A maximum of thirty percent (30%) of the shares of common stock subject to the plan are available for restricted stock awards. With respect to option awards, no individual may be granted options to purchase more than 500,000 shares of common stock in any fiscal year. However, in connection with any individual’s initial service to us, such individual may be granted options to purchase up to an additional 1,000,000 shares of common stock. A description of the Board of Directors’ proposed amendments to the plan to increase the number of shares available for issuance under the plan is included under the caption “Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements” set forth below. As of December 31, 2008, options for 9,754,429 shares of common stock and restricted stock unit (“RSU”) awards for 944,414 shares of common stock were outstanding under the 2000 Stock Plan.

If any option, RSU, or stock purchase right granted under the 2000 Stock Plan or the 1996 Stock Option Plan expires or becomes unexercisable without having been exercised in full or without having vested, the unpurchased or unvested common stock subject to or reserved for such option, RSU, or stock purchase right may be used again for new grants of equity awards under the 2000 Stock Plan. However, shares that have actually been issued under the 2000 Stock Plan upon the exercise of an option or right or the vesting of a RSU, may not be returned to the plan and may not become available for future distribution, except that if shares pursuant to a restricted stock award are forfeited or repurchased by Microtune at their original purchase price, if applicable, such shares of common stock shall be available for future grants under the 2000 Stock Plan.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by Microtune, the number of securities reserved for issuance under the 2000 Stock Plan but which have not been granted and the exercise price for each share covered by an outstanding award will be proportionately adjusted. The Board of Directors or the committee administering the plan shall be responsible for making such adjustments.

Terms and Conditions. Each equity award granted under the 2000 Stock Plan shall be evidenced by an agreement in a form approved by the committee. Each equity award shall be subject to the following terms and conditions, and to such other terms and conditions as the committee may deem appropriate that are not inconsistent with the provisions of the plan.

Timing of Equity Awards and Number of Underlying Shares. Equity awards shall be granted to such participants as the committee may designate, at such times as the committee may determine. Each equity award agreement shall designate the number of shares of common stock underlying the equity award to which the agreement pertains.

Exercise Price. The per share exercise price of each option granted under the plan shall be at least the fair market value per share of common stock and 110% of the fair market value in the case of incentive stock options issued to 10% stockholders.

Vesting of Equity Awards. Each equity award agreement shall specify the manner in which the equity award shall vest.

Equity Award Period. Each equity award agreement shall specify the period for which the equity award thereunder is granted and shall provide that the equity award shall expire at the end of such period. In the case of incentive stock options, the period will not exceed ten years, or five years in the case of 10% stockholders.

Payment. The exercise price of an option shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•	by promissory note;

•

through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may be used only if the previously acquired shares have been held by the participant for at least six months;

•	through consideration received by Microtune under a cashless exercise program;

•	through a reduction in the amount of any Microtune liability to the optionee;

•	by a combination of the above; or

•	by such other consideration and method of payment to the extent permitted by the committee administering the 2000 Stock Plan and applicable law.

Termination of Options Upon Termination Due to Disability or Death. Upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant by reason of disability (as defined in Section 22(e)(3) of the Code) or death, such participant’s options may be exercised within the period of time specified in the option agreement to the extent the options are vested on the date of termination. If there is no specified time in the option agreement, the options shall remain exercisable for twelve months following termination.

Termination of Options Upon Termination Other than for Death or Disability. Upon the termination of an employee participant’s employment or upon the termination of the consulting or advisor relationship of a non-employee participant for any reason other than for disability or death, such participant’s options (to the extent vested prior to such termination) may be exercised by such participant during the three-month period commencing on the date of termination, but not later than the expiration of the term of the options.

Term of Plan. The 2000 Stock Plan shall continue through August 3, 2010, unless terminated earlier by the Board.

Stock Purchase Rights. Stock purchase rights may be issued either alone, in addition to, or in tandem with other awards granted under the plan and/or cash awards made outside of the plan. The committee must advise a participant in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of shares that the participant shall be entitled to purchase, the price to be paid and the time within which the participant must accept such offer. The award of stock purchase rights must be evidenced by an agreement in the form determined by the committee. Unless the committee determines otherwise, each stock purchase right agreement shall grant Microtune a repurchase option at the price paid by the participant, exercisable upon the termination of the participant’s service with Microtune for any reason. The repurchase option shall lapse at a rate determined by the committee.

Restricted Stock Units. RSUs (common stock equivalents awards or RSU awards) may be awarded either alone, in addition to, or in tandem with other awards granted under the plan and/or cash awards made outside of the 2000 Stock Plan. An award of RSUs must be evidenced by an agreement in the form determined by the committee. The number of RSUs awarded pursuant to the 2000 Stock Plan will be credited to a bookkeeping account established in the name of the participant at such time or times as specified in the agreement evidencing such award. If Microtune pays a cash dividend at any time while restricted stock units are held in a participant’s account, the account shall be credited with an additional number of restricted stock units equal in value to the amount of dividends that would have been paid on the RSUs in the participant’s account if they were actual shares of common stock. At the time or times specified in the participant’s agreement, Microtune shall deliver whole shares of common stock equal in number to the restricted stock units then held in the participant’s bookkeeping account. Unvested RSU awards are immediately forfeited upon the termination of employment of an employee participant or upon the termination of the consulting or advisor relationship of a non-employee participant.

Restricted Stock Awards. Restricted stock awards are subject to restrictions as determined by the committee. Unless the applicable restricted stock award agreement provides otherwise, holders of restricted stock awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted shares. The committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the shares awarded to a participant pursuant to a restricted stock award.

Nontransferability. During the lifetime of a participant, any award granted to him or her shall be exercisable only by him or her. No award shall be assignable or transferable, except by will or by laws of descent and distribution, and no award shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the committee in its discretion.

Amendment or Discontinuance of the 2000 Stock Plan. Our Board of Directors may from time to time alter, amend or suspend the 2000 Stock Plan, or may at any time terminate the plan. However, the Board of Directors must obtain stockholder approval of any amendment to the plan in order to comply with state corporate laws, federal and state securities laws, the Code or the stock exchange on which the common stock is listed.

Outstanding Shares. The number of shares acquirable pursuant to equity awards that will be awarded under the 2000 Stock Plan is not currently determinable. As of December 31, 2008, we had 594,854 shares available for grant and 9,754,429 options and 944,414 RSUs granted and outstanding under the 2000 Stock Plan. As of December 31, 2008, we had reserved 11,293,697 shares of common stock for issuance upon exercise of options and vesting of RSU awards granted pursuant to the 2000 Stock Plan.

Proposal to Increase Number of Shares Reserved for Issuance and to Make Certain Technical Revisions and Improvements

As of December 31, 2008, 594,854 shares were available for future awards. Our Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the 2000 Stock Plan by 2,000,000 shares from 11,054,496 shares to 13,054,496 shares, which we expect would provide sufficient shares for awards through fiscal year 2010. In addition, we propose to make technical amendments to the 2000 Stock Plan. If the amendment to our 2000 Stock Plan is not approved, there will not be sufficient shares of common stock available for awards under the 2000 Stock Plan to attract and retain engineers and other key employees.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendments to our 2000 Stock Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan as provided in Proposal No. 2.

PROPOSAL NO. 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED MICROTUNE, INC. 2000 DIRECTOR OPTION PLAN

TO CHANGE THE FORM OF EQUITY AWARDS UNDER THE PLAN FROM AWARDS OF NONSTATUTORY STOCK OPTIONS TO AWARDS OF RESTRICTED STOCK UNITS AND TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS

Our Board of Directors has adopted, and recommends to the stockholders for approval, the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan (the “2000 Director Option Plan”) to: (i) change the form of equity awards under the plan from awards of non-statutory stock options to awards of RSUs; (ii) make certain technical revisions and improvements; and (iii) rename the 2000 Director Option Plan as the Amended and Restated Microtune, Inc. 2000 Director Stock Plan (the “2000 Director Stock Plan”).

The following is a summary of the principal features of the 2000 Director Stock Plan. We have included a copy of the proposed amended and restated 2000 Director Stock Plan as APPENDIX 2 to this proxy statement. Our Board of Directors has recommended the adoption of the amendment and restatement of the 2000 Director Stock Plan:

•	to provide long-term incentives to our non-employee directors;

•	to more closely align the interests of our non-employee directors with those of our stockholders; and

•	to make certain technical revisions and improvements.

Any Microtune stockholder who wishes to obtain a copy of the original plan document may do so upon written request to us at 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Director Stock Plan

The following summary of the material provisions of the 2000 Director Stock Plan reflects the terms and conditions of the 2000 Director Stock Plan, as proposed to be amended and restated.

General. The 2000 Director Stock Plan as adopted by the Board of Directors and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of April 17, 2002 and February 27, 2004 and amended and restated effective as of April 13, 2005, March 27, 2007, March 11, 2008 and, subject to stockholder approval, March 10, 2009. The purposes of the plan are to enable us to attract and retain the best available personnel for service as non-employee directors, to provide additional incentive to non-employee directors to serve as directors and to encourage their continued service on our Board of Directors.

Eligibility. RSU awards may be granted under the 2000 Director Stock Plan only to non-employee directors. As of March 12, 2009, eight individuals were eligible to participate in the plan.

Administration. All grants of RSU awards under the 2000 Director Stock Plan are automatic and nondiscretionary. No person will have the authority to select which non-employee directors are granted RSU awards or to determine the number of shares to be covered by the RSU awards.

Shares Subject to the 2000 Director Stock Plan. Pursuant to the 2000 Director Stock Plan, the aggregate number of shares of common stock that may be issued under the plan shall not exceed 1,187,500, as adjusted, in accordance with the caption “Adjustment Provisions” set forth below. As of December 31, 2008, options for 884,750 shares of common stock were outstanding under the 2000 Director Stock Plan.

If any RSU award granted under the 2000 Director Stock Plan should lapse, expire, terminate, be forfeited or be cancelled without the issuance of shares, the common stock subject to or reserved for such award may be used again for new RSU awards under the plan. However, shares that have actually been issued under the plan upon the vesting of a RSU award may not be returned to the plan and may not become available for future distribution.

Adjustment Provisions. In the event of a stock split, stock dividend, reverse stock split, combination or reclassification of our common stock, the number of securities reserved for issuance under the 2000 Director Stock Plan but which have not been awarded are proportionately adjusted, subject to any required actions by the stockholders.

Timing of RSU Awards and Number of Underlying Shares. Effective for periods commencing on and after March 10, 2009, a non-employee director shall receive a RSU award of 5,250 shares of common stock on the date he or she first becomes a non-employee director (any such RSU awards made on or after such date and prior to April 24, 2009, are conditioned on stockholder approval of the amendment and restatement of the plan). Similarly, on and after March 10, 2009, each non-employee director will also receive a RSU award of 8,400 shares on the date of our annual stockholders’ meeting of each year, provided that he or she is a non-employee director on such date and he or she has served as a director for at least the preceding six months. For periods prior to March 10, 2009, awards of non-statutory stock options were provided to each non-employee director.

Vesting of RSU Awards. One-third of the initial RSU award of 5,250 shares granted upon a non-employee director’s initial appointment to our Board of Directors shall vest on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date. The same vesting schedule applied for the initial grants of non-statutory stock options that were provided to non-employee directors prior to March 10, 2009.

One-third of the additional RSU award of 8,400 shares granted on the date of Microtune’s annual stockholders’ meeting of each year shall vest on each anniversary of their date of grant, provided that the non-employee director continues to serve as a director on such date. The same vesting schedule applied for the additional grants of non-statutory stock options that were provided to non-employee directors prior to March 10, 2009.

Period. Each award under the 2000 Director Stock Plan shall have a term not in excess of ten years.

Exercise Price for Options. The per share exercise price of each non-qualified stock option previously granted under the plan shall be 100% of the fair market value per share of common stock on the date of grant. The exercise price of an option previously granted under the plan shall be paid in full at the time of exercise:

•	in cash;

•	by check;

•

through the surrender of previously-acquired shares of common stock having a fair market value equal to the exercise price of the option. This method of payment may only be used if the previously acquired shares have been held by the director for at least six months;

•	through consideration received by Microtune under a cashless exercise program; or

•	by a combination of the above.

Conversion of RSUs. Pursuant to the terms of a director’s RSU award agreement and the plan, the RSUs shall be converted to shares of common stock and such shares shall be delivered to the director (or the director’s estate or a person who acquired the right to receive such shares by bequest or inheritance, as the case may be) within seventy-five (75) days following the vesting of such RSUs, or, if applicable, upon the director’s termination of services to the extent the RSUs are vested on the date of termination due to death, disability or for other designated reasons. To the extent the shares are payable to a director upon a termination of services and such director is identified as a “specified employee” within the meaning of Section 409A of the Code and any guidance issued thereunder, any delivery of shares on account of the termination will be delayed until the earlier of: (i) the first business day following the expiration of six months from the director’s separation from service, (ii) the date of the director’s death, or (iii) such earlier date as complies with the requirements of Section 409A.

Termination of RSU Awards Upon Termination Due to Disability. Upon the termination of services of a non-employee director by reason of disability (as defined in Section 22(e)(3) of the Code), such director’s RSU awards that are not vested on such date shall be forfeited and returned to the 2000 Director Stock Plan . With respect to any non-statutory stock options previously granted to a director under the plan, such options may be exercised within six months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of RSU Awards Upon Termination Due to Death. Upon the termination of services of a non-employee director by reason of death, such director’s RSU awards that are not vested on such date shall be forfeited and returned to the 2000 Director Stock Plan. With respect to any non-statutory stock options previously granted to a director under the plan, such options may be exercised by the director’s estate (or a person who acquired the right to exercise such options by bequest or inheritance) within twelve months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Termination of RSU Awards Upon Termination Other than for Death or Disability. Upon the termination of a non-employee director’s service for any reason other than for cause, disability or death, such non-employee director’s RSU awards that are not vested on such date shall be forfeited and returned to the 2000 Director Stock Plan. With respect to any non-statutory stock options previously granted to a director under the plan, such options may be exercised within three months following the date of such termination, but not later than the expiration of the term of the options, to the extent the options are vested on the date of termination.

Term of Plan. The 2000 Director Stock Plan shall continue until August 3, 2010, unless terminated earlier by the Board of Directors.

Nontransferability. During the lifetime of a director, any award granted to him or her shall not generally be transferable; provided, however, that the director may transfer, without payment of consideration, the award to any member of the director’s immediate family or to a trust or partnership whose beneficiaries are members of the director’s immediate family. No award shall be assignable or transferable, except by will or by laws of descent and distribution, and no award shall be subjected to any encumbrance, pledge or charge of any nature, unless otherwise determined by the Compensation Committee in its discretion.

Amendment or Discontinuance of the 2000 Director Stock Plan. The Board of Directors may from time to time alter, amend or suspend the 2000 Director Stock Plan, or may at any time terminate the plan; provided that no such alteration, amendment, suspension or termination that would impair the rights of a director under any outstanding award shall be made without the consent of the director. However, the Board of Directors must obtain stockholder approval of any amendment to the plan to the extent necessary or desirable to comply with state corporate laws, federal and state securities laws, the Code or The NASDAQ Stock Market.

Outstanding Awards. The number of shares acquirable pursuant to awards that will be granted under the 2000 Director Stock Plan is not currently determinable. As of December 31, 2008, an aggregate of 294,000 shares were available for awards under the plan. As of December 31, 2008, options to purchase 884,750 shares of common stock were outstanding under the 2000 Director Option Plan.

Proposal to Change the Form of Equity Awards under the Plan to Awards of Restricted Stock Units

As of December 31, 2008, 294,000 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to change the form of equity awards for future grants under the plan from awards of non-statutory stock options to awards of RSUs and to make certain technical revisions and improvements and furthermore, renaming the 2000 Director Option Plan as the 2000 Director Stock Plan. If this proposal is approved by the stockholders at the Annual Meeting, the non-employee directors will each receive a RSU award of 8,400 shares rather than an award of 24,000 stock options as in prior years.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of our 2000 Director Option Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan as provided in Proposal No. 3.

PROPOSAL NO. 4

RATIFICATION OF THE AMENDMENT AND RESTATEMENT OF THE

AMENDED AND RESTATED MICROTUNE, INC. 2000 EMPLOYEE STOCK PURCHASE PLAN

TO INCREASE THE NUMBER OF SHARES

AVAILABLE FOR ISSUANCE PURSUANT TO THE PLAN AND

TO MAKE CERTAIN TECHNICAL REVISIONS AND IMPROVEMENTS

The Board of Directors has adopted, and recommends to our stockholders for approval, the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan (the “2000 Employee Stock Purchase Plan”). The amendment and restatement increases the number of shares of common stock that may be issued under the 2000 Employee Stock Purchase Plan by 600,000 shares, from 2,180,000 shares to 2,780,000 shares.

The following is a summary of the principal features of the 2000 Employee Stock Purchase Plan. We have included a copy of the proposed amended and restated 2000 Employee Stock Purchase Plan as APPENDIX 3 to this proxy statement. Our Board of Directors has recommended the adoption of the amendment and restatement of the 2000 Employee Stock Purchase Plan:

•	to attract, retain and provide long-term incentives to our employees, including the highly-valuable engineering and other key personnel critical to our future success;

•	to more closely align the interests of our employees with those of our stockholders; and

•	to make certain technical revisions and improvements.

Any stockholder of Microtune who wishes to obtain a copy of the original plan document may do so upon written request to us at: Microtune, Inc., 2201 10th Street, Plano, Texas 75074.

Summary of the 2000 Employee Stock Purchase Plan

The following summary of the material provisions of the 2000 Employee Stock Purchase Plan reflects the terms and conditions of the plan as proposed to be amended and restated.

General. The 2000 Employee Stock Purchase Plan as adopted by the Board and approved by our stockholders became effective as of August 4, 2000 and was amended effective as of February 27, 2004 and amended and restated as of March 27, 2007, March 11, 2008 and, subject to stockholder approval, November 1, 2008. The Board of Directors administers the 2000 Employee Stock Purchase Plan and is responsible for interpreting its provisions.

Eligibility. Employees of Microtune and certain subsidiaries (other than employees who own or have the right to acquire 5% or more of our common stock) are eligible to participate in the 2000 Employee Stock Purchase Plan if they begin working before the first day of the month in which any offering period begins: May 1 for the offering period that begins on May 1, and November 1 for the offering period that begins on November 1. As of March 4, 2009, approximately 204 employees were eligible to participate in the 2000 Employee Stock Purchase Plan, and approximately 98 employees were participating. Participants participate in the 2000 Employee Stock Purchase Plan by electing payroll deductions that accumulate to purchase shares at a discount.

Offering and Accrual Periods. New offering periods begin on each May 1 and November 1. Each offering period is a six-month accrual period during which payroll deductions accumulate. The Board of Directors can change the duration of offering periods for future offerings at least five days prior to the scheduled beginning of the first offering period to be affected.

Payroll Deductions. On the last trading day of each offering period, the accumulated payroll deductions are used to purchase stock. Eligible employees select payroll deduction rates in 1% increments from 1% to 15% of their base salary and commissions. No interest accrues on payroll deductions. Employees may increase or decrease the rate for the next offering period. After a participant enrolls in the 2000 Employee Stock Purchase Plan, the participant is automatically enrolled in subsequent offering periods unless the participant actively withdraws. A participant may withdraw from any offering period prior to the end of the offering period, in which event no stock will be purchased, and we will return the accumulated payroll deductions to the participant.

Purchase Price and Amount of Stock Purchased. When a participant enrolls in the 2000 Employee Stock Purchase Plan, the participant essentially receives an option to purchase shares on the first day of the six-month offering period at the lower of 85% of the fair market value of the shares on the offering date (the first business day of the six-month offering period) or the purchase date (the last business day of the offering period). The number of shares a participant will be able to purchase will generally be equal to the payroll deductions during the accrual period, divided by the purchase price per share. The 2000 Employee Stock Purchase Plan limits each participant’s share purchases in order to stay within the Code’s $25,000 per year purchase limitation (based on the fair market value of the shares on the first day of the offering period). Additionally, participants may purchase no more than 5,000 shares during each six-month offering period.

Mergers, Consolidations and Other Corporate Transactions. If Microtune is dissolved or liquidated, the current offering period will terminate immediately prior to the liquidation or dissolution unless the Board of Directors decides otherwise. The Board of Directors is required to designate a date for the open offering period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Microtune sells substantially all of its assets or is acquired in a merger with another corporation, each option under the 2000 Employee Stock Purchase Plan will be assumed or an equivalent option will be substituted by the successor corporation. In the event the successor corporation refuses to assume or substitute the option, the Board of Directors shall designate a date for the open offering periods to terminate and allow each participant to purchase shares with accumulated payroll deductions.

Term of Plan. The 2000 Employee Stock Purchase Plan shall continue until August 4, 2010, unless terminated earlier by the Board of Directors.

Amendment or Discontinuance of the Plan. The Board of Directors may generally amend or terminate the 2000 Employee Stock Purchase Plan at any time. However, no changes affecting existing purchase rights may be made without the consent of the participants. The committee may terminate the 2000 Employee Stock Purchase Plan or an offering period in progress if it determines that it is in the best interests of Microtune and the stockholders.

Proposal to Increase Number of Shares Reserved for Issuance

As of December 31, 2008, 44,030 shares were available for future awards. The Board has adopted, subject to stockholder approval, a proposal that the plan be amended to increase the aggregate number of shares of common stock that may be issued under the plan by 600,000 shares from 2,180,000 shares to 2,780,000 shares, which we expect would provide sufficient shares for awards through fiscal year 2009.

Required Vote

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote is required to approve the amendment and restatement of the 2000 Employee Stock Purchase Plan. An abstention will be counted as a vote against approval since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered “shares present” for voting purposes.

Recommendation of the Board of Directors

The Board of Directors unanimously recommends a vote “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase

Plan. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification and approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan as provided in Proposal No. 4.

Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences to participants in the 2000 Stock Plan, 2000 Director Stock Plan and 2000 Employee Stock Purchase Plan. This summary is based on statutory provisions, Treasury regulations, judicial decisions and rulings of the Internal Revenue Service (the “IRS”). This summary does not purport to be complete, and does not cover, among other things, state and local tax treatment of participation in the plans.

Nonstatutory Stock Options; Incentive Stock Options

Participants will not realize taxable income upon the grant of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option, the employee will recognize ordinary income (subject to withholding by Microtune) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a nonstatutory stock option that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the employee under the foregoing rules.

Employees will not realize taxable income upon the grant of an incentive stock option (“ISO”). Upon the exercise of an ISO, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the ISO (the “ISO Stock”) over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax. The payment of any alternative minimum tax attributable to the exercise of an ISO would be allowed as a credit against the employee’s regular tax liability in a later year to the extent the employee’s regular tax liability is in excess of the alternative minimum tax for that year.

Upon the disposition of ISO Stock that has not been disposed of before the end of the requisite holding periods (generally, at least two years from the date of grant and one year from the date of exercise of the ISO), the employee will generally recognize capital gain (or loss) equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the ISO Stock. However, if an employee disposes of ISO Stock that has not been held for the requisite holding period (a “disqualifying disposition”), the employee will recognize ordinary income in the year of the disqualifying disposition to the extent that the fair market value of the ISO Stock at the time of exercise of the ISO (or, if less, the amount realized in the case of an arm’s-length disqualifying disposition to an unrelated party) exceeds the exercise price paid by the employee for such ISO Stock. The employee would also recognize capital gain to the extent the amount realized in the disqualifying disposition exceeds the fair market value of the ISO Stock on the exercise date. If the exercise price paid for the ISO Stock exceeds the amount realized in the disqualifying disposition (in the case of an arm’s-length disposition to an unrelated party), such excess would ordinarily constitute a capital loss.

Neither we nor any subsidiaries of ours, if applicable, will generally be entitled to any federal income tax deduction upon the grant or exercise of an ISO, unless the employee makes a disqualifying disposition of the ISO Stock. If an employee makes such a disqualifying disposition, we will then, subject to the discussion below under “Certain Tax Code Limitations on Deductibility,” be entitled to a tax deduction that corresponds as to timing and amount with the compensation income recognized by the employee under the rules described in the preceding paragraph.

Under current rulings, if an employee transfers previously held shares of common stock (other than ISO Stock that has not been held for the requisite holding period) in satisfaction of part or all of the exercise price of a nonstatutory stock option or an ISO, the employee will recognize income with respect to the common stock received in the manner described above, but no additional gain will be recognized as a result of the transfer of such previously held shares in satisfaction of the nonstatutory stock option or ISO exercise price. Moreover, that number of shares of common stock received upon exercise which equals the number of shares of previously held common stock surrendered therefore in satisfaction of the nonstatutory stock option or ISO exercise price will have a tax basis that equals, and a holding period that includes, the tax basis and holding period of the previously held shares of common stock surrendered in satisfaction of the nonstatutory stock option or ISO exercise price. Any additional shares of common stock received upon exercise will have a tax basis that equals the amount of cash (if any) paid by the employee, plus, in the case of a nonstatutory stock option, the amount of ordinary income recognized by the employee with respect to the common stock received.

A subsequent disposition of stock acquired upon exercise of a stock option shall be taxed at long-term or short-term capital gains rates, depending on the holding period of such stock.

Restricted Stock Units Under the 2000 Director Stock Plan

A non-employee director generally will not have taxable income upon the grant of a RSU award but rather will generally recognize ordinary compensation income at the time the director receives shares of common stock in satisfaction of such RSU award in an amount equal to the fair market value of the shares of common stock received.

Stock Purchase Rights Under the 2000 Stock Plan

Participants will not realize taxable income upon the grant of a stock purchase right. Upon the exercise of a stock purchase right, the employee will generally recognize ordinary income (subject to withholding by the Company) in an amount equal to the excess of (1) the amount of cash and the fair market value on the date of exercise of the common stock received over (2) the exercise price paid therefor. The participant will generally have a tax basis in any shares of common stock received pursuant to the cash exercise of a stock purchase right that equals the fair market value of such shares on the date of exercise. If, however, the shares of common stock acquired upon exercise of the stock purchase right are unvested and subject to repurchase by us in the event of the participant’s termination of service prior to vesting in those shares, then the participant will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when our repurchase right lapses, an amount equal to the excess of (1) the fair market value of the shares of common stock on the date the repurchase right lapses over (2) the exercise price paid for the shares of common stock. The participant may, however, elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the stock purchase right an amount equal to the excess of (1) the fair market value of the purchased shares of common stock on the exercise date over (2) the exercise price paid for such shares of common stock. If the Section 83(b) election is made, the participant will not recognize any additional income as and when the repurchase right lapses.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we (or, if applicable, a subsidiary of ours) will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Restricted Stock Awards

Generally, a participant will not recognize taxable income upon the grant of restricted stock and we will not be entitled to any federal income deduction upon the grant of such award. The value of the restricted stock will generally be taxable to the participant as compensation income in the year or years in which the restrictions on the shares of common stock lapse. Such value will equal the fair market value of the shares of common stock on the date or dates the restrictions terminate. A participant, however, may elect pursuant to Section 83(b) of Code to treat the fair market value of the shares of common stock subject to the restricted stock award on the date of such grant as compensation income in the year of the grant of the restricted stock award. The participant must make such an election pursuant to Section 83(b) of the Code within 30 days after the date of grant. If such an election is made and the participant later forfeits the restricted stock to us, the participant will not be allowed to deduct, at a later date, the amount such participant had earlier included as compensation income.

A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above. Dividends that are received by a participant prior to the time that the restricted stock award is taxed to the participant under the rules described in the preceding paragraph are taxed as additional compensation, not as dividend income. The tax basis of a participant in the restricted stock award will equal the amount recognized by the participant as compensation income under the rules described in the preceding paragraph, and the participant’s holding period in such shares will commence on the date income is so recognized.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant under the foregoing rules.

Common Stock Equivalents/Restricted Stock Units

A participant generally will not have taxable income upon the grant of a common stock equivalent award or RSU award but rather will generally recognize ordinary compensation income at the time the participant receives shares of common stock in satisfaction of such common stock equivalent award or RSU award in an amount equal to the fair market value of the shares of common stock received. A participant will be subject to withholding for federal, and generally for state and local, income taxes at the time the participant recognizes income under the rules described above.

2000 Employee Stock Purchase Plan

The 2000 Employee Stock Purchase Plan is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code. Participants will not recognize income when they enroll in the 2000 Employee Stock Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the exercise date and two years or more after the enrollment date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the enrollment date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or otherwise disposes of the shares less than one year after the exercise date or less than two years after the enrollment date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the exercise date. The difference between the sale price and the fair market value on the exercise date will be a capital gain or loss.

When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Microtune will generally be entitled to a tax deduction in the amount of the ordinary income recognized by the participant.

Certain Tax Code Limitations on Deductibility

In order for the amounts described above to be deductible by us, such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. Our ability to obtain a deduction for future payments under the plan could also be limited by Section 280G of the Code, which prevents the deductibility of certain excess parachute payments made in connection with a change in control of an employer. Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. The Company has structured the 2000 Stock Plan so that resulting compensation can be designed to qualify as performance-based compensation. To allow the Company to qualify the compensation, it is seeking stockholder approval of the 2000 Stock Plan and the material terms of the related performance goals.

Effect of Section 409A of the Internal Revenue Code

On October 22, 2004, the American Jobs Creation Act of 2004 (H.R. 4520) (the “AJCA”) became law. The AJCA significantly altered the rules relating to the taxation of deferred compensation.

The AJCA added a new Section 409A to the Code, which generally provides that any deferred compensation arrangement which does not meet specific requirements regarding (1) timing of payouts, (2) advance election of deferrals and (3) restrictions on acceleration of payouts will result in immediate taxation of any amounts deferred to the extent not subject to a substantial risk of forfeiture. In addition, tax on the amounts included in income as a result of not complying with Section 409A are increased by an interest component as specified by statute, and the amounts included in income are also subject to a 20% excise tax. In general, to avoid a Section 409A violation, amounts deferred may only be paid out on separation from service, disability, death, a specified time, a change in control (as defined by the Treasury Department) or an unforeseen emergency. Furthermore, the election to defer generally must be made in the calendar year prior to performance of services, and any provision for accelerated payout other than for reasons specified by the Treasury may cause the amounts deferred to be subject to early taxation and to the imposition of the excise tax.

Section 409A of the Code is broadly applicable to any form of deferred compensation other than tax-qualified retirement plans and bona fide vacation, sick leave, compensatory time, disability pay or death benefits, and may be applicable to certain awards under the plan. Section 409A is effective with respect to amounts deferred after December 31, 2004, but may also apply to amounts deferred earlier under arrangements which are materially modified after October 3, 2004. The Treasury Department provided interim guidance on transition issues and the meaning of various provisions of new Section 409A in a series of notices and announcements pertaining to the new rules, as well as in the proposed and final regulations under Section 409A. We intend that any awards granted, administered and exercised under the plans will satisfy the requirements of Section 409A to avoid the imposition of the excise tax.

Accounting Treatment

Effective January 1, 2006, we adopted the fair value recognition provisions of SFAS No. 123 (revised 2004), Share-Based Payment (SFAS No. 123R), for all share-based payment awards to employees and directors including stock options, RSU awards and employee stock purchases related to our employee stock purchase plan. In addition, we have applied the provisions of Staff Accounting Bulletin No. 107 (SAB No. 107), issued by the SEC, in our adoption of SFAS No. 123R.

We adopted SFAS No. 123R using the modified-prospective-transition method. Under this transition method, stock-based compensation expense recognized after the effective date includes: (1) compensation cost for all share-based payments granted prior to, but not yet vested as of January 1, 2006, based on the measurement date fair value estimate in accordance with the original provisions of SFAS No. 123, and (2) compensation cost for all share-based payments granted subsequent to January 1, 2006, based on the measurement date fair value estimate in accordance with the provisions of SFAS No. 123R. Stock-based compensation expense under SFAS No. 123R for 2008, 2007 and 2006 was $4.8 million, $6.1 million, and $5.8 million, respectively, relating to employee and director stock options, RSU awards and our employee stock purchase plan.

PROPOSAL NO. 5

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

The Board of Directors, upon recommendation of the Audit Committee, has selected KPMG LLP as our independent auditor to perform the audit of our financial statements for the fiscal year ending December 31, 2009, and we are asking stockholders to ratify this selection. Representatives of KPMG LLP are expected to be present at our Annual Meeting. They will have the opportunity to make a statement at our Annual Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

In connection with the settlement of consolidated stockholder derivative litigation in January 2005, we adopted certain corporate governance provisions, including, among others, our agreement to rotate our independent auditor. As a result, on March 13, 2008, the Audit Committee appointed KPMG LLP to serve as Microtune’s independent auditor for the fiscal year ended December 31, 2008. This appointment followed a solicitation and review process conducted by us pursuant to the Audit Committee’s determination to solicit competitive proposals for audit services from independent accounting firms. During the fiscal years ended December 31, 2006 and 2007, and prior to its engagement, (i) KPMG LLP was not engaged as our principal accountant to audit our financial statements, or as an independent accountant to audit a significant subsidiary, and (ii) we did not consult with KPMG LLP regarding (a) the application of accounting principles to any completed or proposed transaction, (b) the type of audit opinion that might be rendered on our financial statements for such periods, or (c) any other accounting, auditing or financial reporting matter described in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Change in Independent Registered Public Accounting Firm

Effective March 13, 2008 following the solicitation process described above, we replaced Ernst & Young LLP as our independent auditor. Ernst & Young LLP completed its procedures regarding our financial statements for the fiscal year ended December 31, 2007 and the 2007 Annual Report on Form 10-K (in which such financial statements are included) on February 28, 2008, coincident with the filing of our 2007 Annual Report on Form 10-K.

Ernst & Young LLP’s reports on our financial statements for the fiscal years ended December 31, 2006 and 2007 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph relating to a change in the method of accounting in 2007 for uncertain tax positions. During the fiscal years ended December 31, 2006 and 2007, and through March 13, 2008, (i) there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on our financial statements for such years, and (ii) there have been no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

Principal Accounting Fees and Services

In connection with the audit of our financial statements for the fiscal year ended December 31, 2008, we entered into an engagement agreement with KPMG LLP which sets forth the terms by which KPMG LLP performed audit services for Microtune. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

The following table sets forth the amount of audit fees, audit-related fees, tax fees and all other fees billed or expected to be billed by KPMG LLP for the year ended December 31, 2008 and by Ernst & Young LLP for the year ended December 31, 2007.

	2008	2007
Audit fees(1)	$417,522	$717,720
Audit-related fees	—	—
Tax fees(2)	—	13,049
All other fees(3)	—	1,973

Total Fees	$417,522	$732,742

Neither KPMG LLP nor Ernst & Young LLP rendered professional services relating to financial information systems design and implementation for the years ended December 31, 2008 and 2007.

(1)	Audit fees are generated from services consisting of the annual audits of our consolidated financial statements included in our Annual Reports on Form 10-K, the annual audit on effectiveness of internal control over financial reporting, quarterly reviews of our consolidated financial statements included in our Quarterly Reports on Form 10-Q, as well as any required statutory audits of our foreign subsidiaries, services related to filings made with the SEC and accounting advisory services related to financial accounting matters. Approximately $34,900 is attributable to fees generated from audit services associated with the Audit Committee’s investigation into our past stock option grant practices and the restatement of our financial statements during the fiscal year ended December 31, 2007.
(2)	Tax fees are generated from services, including but not limited to, assistance with certain tax compliance matters.
(3)	All other fees during 2007 relate to the use of Ernst & Young LLP’s online research tool and continuing education services.

The Audit Committee has determined that the services provided to Microtune are compatible with maintaining KPMG LLP’s independence. For more information about KPMG LLP, see the “Report of the Audit Committee of the Board of Directors” on page 63.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services by KPMG LLP. In general, all services must be pre-approved at duly convened meetings of the Audit Committee or by the Chairperson of the Audit Committee. Any services approved by the Audit Committee Chairperson are required to be discussed at the following regular meeting of the Audit Committee. All fees paid in 2008 were approved in accordance with these procedures.

Required Vote

Ratification of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2009 requires the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote. An abstention will be counted as a vote against approval since it is one less vote for approval of the shares present. Broker non-votes will not affect the outcome as they are not considered “shares present” for voting purposes, however, brokers will have authority to vote shares they hold on the behalf of beneficial holders in favor of approval if they have not been instructed otherwise.

If our stockholders do not ratify the selection of KPMG LLP, the appointment of the independent registered public accounting firm will be reconsidered by our Audit Committee. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Microtune and its stockholders.

Recommendation of the Board of Directors

The Board of Directors and, more specifically, the Audit Committee, unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP to serve as our independent auditor for the year ending December 31, 2009. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby “FOR” the ratification of the appointment of KPMG LLP.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Information regarding our Corporate Governance can be found on page 8 and information regarding our Board of Directors can be found on page 18.

The following table sets forth certain information with respect to our executive officers as of March 12, 2009:

Name	Age	Position
James A. Fontaine	51	Chief Executive Officer and President
Jeffrey A. Kupp	46	Chief Financial Officer
Albert H. Taddiken	45	Chief Operating Officer
Robert S. Kirk	48	Vice President of Worldwide Sales
Barry F. Koch	43	Vice President and Managing Director, Microtune GmbH & Co. KG
Phillip D. Peterson	39	General Counsel

Biographical information concerning Mr. Fontaine is set forth under “Election of Directors” on page 19.

Jeffrey A. Kupp was named Chief Financial Officer, Vice President and Corporate Secretary in May 2005. Mr. Kupp was Vice President and Chief Financial Officer of Inet Technologies Inc. from 2000 to 2004. Mr. Kupp began his career in accounting at Ernst & Young, LLP. He is a Certified Public Accountant and holds a Bachelor of Arts degree in Accounting and Computer Science from Asbury College and a M.B.A. degree from Cornell University.

Albert H. Taddiken was named Chief Operating Officer in August 2003. Mr. Taddiken also served as a member of the Office of the President from June 2003 through August 2003, Chief Technical Officer from September 2001 to August 2003, General Manager, Broadband Business Unit from December 2001 through June 2003, Vice President, IC Engineering from May 1998 through December 2001 and as Director, RFIC Development from November 1996 through April 1998. Mr. Taddiken began his career at Texas Instruments. Mr. Taddiken holds a B.S.E.E. from the Massachusetts Institute of Technology.

Robert S. Kirk was named Vice President of Worldwide Sales in October 2003. Mr. Kirk served as Vice President of Sales, North America from March 2003 to October 2003. Mr. Kirk was Vice President of Sales, Northern Europe for Avnet from August 2001 to March 2003, and Vice President of Sales, North America for ON Semiconductor from May 1982 to August 2001. Mr. Kirk holds a B.S.E.E. from Purdue University.

Barry F. Koch was named Managing Director of Microtune GmbH & Co. KG, a wholly-owned German subsidiary of Microtune, in May 2000. Mr. Koch joined Microtune GmbH & Co. KG as Director of Advanced Development in January 2000 at the time of Microtune’s combination with Temic. Mr. Koch had been with Temic and its predecessors since June 1995. In addition, Mr. Koch has held a number of positions at Microtune concurrently with his positions at Microtune GmbH & Co. KG. Mr. Koch was named Vice President and Co-General Manager of Microtune’s Broadband Business Unit in January 2004. Additionally, Mr. Koch has served as Vice President and General Manager of Microtune’s Automotive Business Unit since December 2001, and served as Vice President of Systems Engineering from May 2000 until December 2001. Mr. Koch holds a B.S.E.E. from the University of Missouri-Rolla and a M.S.E.E. from Purdue University.

Phillip D. Peterson was named General Counsel in April 2004. Mr. Peterson was an attorney with Cox Smith Matthews Incorporated (formerly Cox & Smith Incorporated) from September 2002 to October 2003 and with DLA Piper (formerly Gray Cary Ware & Freidenrich, LLP) from March 2000 to January 2002. Prior to that, he was an attorney with King & Spalding LLP and Fulbright & Jaworski L.L.P. Mr. Peterson holds a B.A. from Trinity University and a J.D. from the University of Texas School of Law.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

Security Ownership of Certain Beneficial Owners and Management

The following table shows shares of our common stock that we believe are beneficially owned as of March 1, 2009 by:

•	each person who we know beneficially owns more than 5% of our common stock;

•	each of our directors;

•	each executive officer named in the Summary Compensation Table; and

•	all of our directors and executive officers as a group.

Under the rules of the SEC, beneficial ownership includes voting or investment power with respect to securities and includes the shares issuable under stock options that are exercisable within 60 days of the date set forth above. Accordingly, we have included any options held by each stockholder that are exercisable within 60 days of March 1, 2009 (i.e., April 30, 2009). No RSU awards are currently scheduled to vest within such time period. Shares issuable under stock options are deemed outstanding for purposes of computing the percentage ownership of the person holding options but are not deemed outstanding for purposes of computing the percentage ownership of any other person. As of March 1, 2009, there were 52,082,021 shares of our common stock outstanding.

Name of Beneficial Owner	Shares	Percentage Beneficially Owned
Institutional Venture Partners VII(1)	2,778,668	5.3
Franklin Resources, Inc.(2)	3,586,285	6.9
Simon J. Michael(3)	5,221,260	10.0
Walter S. Ciciora(4)	235,338	*
James H. Clardy(5)	196,938	*
Steven Craddock(6)	121,938	*
James A. Fontaine(7)	1,318,428	2.5
Robert S. Kirk(8)	415,630	*
Barry F. Koch(9)	379,599	*
Jeffrey A. Kupp(10)	332,887	*
Anthony J. LeVecchio(11)	133,938	*
Bernard T. Marren(12)	563,000	1.1
Michael T. Schueppert(13)	84,000	*
Albert H. Taddiken(14)	800,104	1.5
William P. Tai(15)	2,848,428	5.5
A. Travis White(16)	111,938	*
All directors and current executive officers as a group (14 persons)(17)	7,764,430	13.9

*	Less than 1% of the outstanding shares of common stock.
(1)	Based upon the Schedule 13G filed with the SEC on February 14, 2001. Includes 94,773 shares held by Institutional Venture Management VII, 2,597,061 shares held by Institutional Venture Partners VII and 86,834 shares held by IVP Founders Fund I, L.P. The address for these funds is 3000 Sandhill Road, Building 2, Suite 250, Menlo Park, CA 94025.
(2)	Based upon Amendment No. 4 to Schedule 13G filed with the SEC on February 9, 2009 by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., whose address is One Franklin Parkway, San Mateo, CA 94403-1906. Includes 2,495,085 shares held by Franklin Advisers, Inc., 293,800 shares held by Fiduciary Trust Company International, 75,000 shares held by Fiduciary International, Inc., and 722,400 shares held by Franklin Templeton Institutional, LLC.

(3)	Based upon Amendment No. 7 to Schedule 13G filed with the SEC on February 12, 2009 by Simon J. Michael, Balch Hill Capital, LLC and Balch Hill Partners, L.P., all whose address is 2778 Green Street, San Francisco, CA 94123. The 13G states that:
(i)	Simon J. Michael has sole voting power and sole dispositive power with respect to 785,470 shares and shared voting power and shared dispositive power with respect to 4,435,790 shares;
(ii)	Balch Hill Capital, LLC has shared voting power and shared dispositive power with respect to 4,435,790 shares; and
(iii)	Balch Hill Partners, L.P. has shared voting power and shared dispositive power with respect to 4,235,790 shares.
(4)	Mr. Ciciora has sole voting power and sole dispositive power with respect to 80,400 shares and shared voting power and shared dispositive power with respect to 38,000 shares. Includes 116,938 shares for options which are currently exercisable or become exercisable within 60 days.
(5)	Includes 25,000 shares of common stock held by trusts, of which Mr. Clardy acts as co-trustee, for the benefit of Mr. Clardy’s children, none of whom are dependents of Mr. Clardy. Mr. Clardy has sole voting power and sole dispositive power with respect to 55,000 shares and shared voting power and shared dispositive power with respect to 25,000 shares. Also includes 116,938 shares for options which are currently exercisable or become exercisable within 60 days.
(6)	Includes 121,938 shares for options which are currently exercisable or become exercisable within 60 days.
(7)	Includes 22,000 shares of common stock outstanding held by JSCJ Ventures, Ltd., of which Mr. Fontaine is the general partner and 28,830 shares of common stock held jointly by Mr. Fontaine and his spouse. Mr. Fontaine has sole voting power and sole dispositive power with respect to 142,590 shares and shared voting power and shared dispositive power with respect to 50,830 shares. Also includes 1,125,008 shares for options which are currently exercisable or become exercisable within 60 days.
(8)	Mr. Kirk has sole voting power and sole dispositive power with respect to 41,624 shares. Also includes 374,006 shares for options which are currently exercisable or become exercisable within 60 days.
(9)	Mr. Koch has sole voting power and sole dispositive power with respect to 24,197 shares. Also includes 355,402 shares for options which are currently exercisable or become exercisable within 60 days.
(10)	Mr. Kupp has sole voting power and sole dispositive power with respect to 24,970 shares. Also includes 307,917 shares for options which are currently exercisable or become exercisable within 60 days.
(11)	Mr. LeVecchio has sole voting power and sole dispositive power with respect to 23,250 shares. Also includes 110,688 shares for options which are currently exercisable or become exercisable within 60 days.
(12)	Mr. Marren has sole voting power and sole dispositive power with respect to 500,000 shares. Also includes 63,000 shares for options which are currently exercisable or become exercisable within 60 days.
(13)	Mr. Schueppert has sole voting power and sole dispositive power with respect to 50,000 shares. Includes 34,000 shares for options which are currently exercisable or become exercisable within 60 days.
(14)	Includes 212,632 shares held by Taddiken Investments, Ltd., of which Mr. Taddiken is the general partner. Mr. Taddiken has sole voting power and sole dispositive power with respect to 3,883 shares. Also includes 583,589 shares for options which are currently exercisable or become exercisable within 60 days.
(15)	Includes 94,773 shares held by Institutional Venture Management VII and 2,597,061 shares held by Institutional Venture Partners VII. Mr. Tai is a general partner of each of these partnerships, shares voting and dispositive power with respect to the shares held by each of these entities and disclaims beneficial ownership of the shares held by these entities, except to the extent of his pecuniary interest. Mr. Tai has sole voting power and sole dispositive power with respect to 39,656 shares. Mr. Tai has shared voting power and shared dispositive power with respect to 2,691,834 shares. Also includes 116,938 shares for options which are currently exercisable or become exercisable within 60 days.
(16)	Includes 111,938 shares for options which are currently exercisable or become exercisable within 60 days.
(17)	Includes 3,702,492 shares for options which are currently exercisable or become exercisable within 60 days.

Equity Compensation Plan Information

Information regarding stock-based compensation awards outstanding and available for future grants as of December 31, 2008, segregated between stock-based compensation plans approved by stockholders and stock-based compensation plans not approved by stockholders, is presented in the table below:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights and Vesting of RSU Awards	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans
Equity compensation plans approved by security holders	12,031,635	$3.65	888,854
Equity compensation plans not approved by security holders	—	—	—

Total	12,031,635	$3.65	888,854

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our officers, directors and persons who own more than 10% of our common stock to file certain reports regarding ownership of, and transactions in, our securities with the SEC. Such officers, directors and 10% stockholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of such forms furnished to us and written representations from certain reporting persons, we believe that all Section 16(a) filing requirements applicable to our executive officers, directors and more than 10% stockholders were complied with during the fiscal year ended December 31, 2008.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis is intended to provide investors with an understanding of our compensation policies and decisions regarding our named executive officers for 2008. Our named executive officers are our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers. The following will be discussed and analyzed in this Compensation Discussion and Analysis section:

•	Microtune Compensation Philosophy;

•	Executive Compensation Objectives and Policies;

•	Executive Compensation Components;

•	Setting Executive Compensation;

•	Role of Executive Officers in Compensation Decisions;

•	Base Salary Compensation;

•	2008 Salary Adjustments;

•	Annual Incentive Compensation;

•	2008 Incentive Compensation Program;

•	Suspension of Annual Incentive Compensation Program;

•	Long-Term Equity Incentive Compensation;

•	Equity Awards and Practices;

•	Annual RSU Awards;

•	New Hire RSU Awards;

•	Retirement Benefits;

•	Other Compensation;

•	Severance Benefits;

•	Change of Control Agreements;

•	Potential Payments Upon Change of Control;

•	Executive Compensation During 2009;

•	Suspension of Annual Incentive Compensation Program and Base Salary Increases;

•	Stock Ownership Guidelines and Policy Against Hedging;

•	Tax Deduction for Executive Compensation; and

•	Compensation Committee Report.

Microtune Compensation Philosophy

Key to establishing long-term and short-term compensation plans is the establishment of a compensation philosophy, and annually reviewing and adapting that philosophy to match the evolving industry environment and Microtune’s place in that industry.

Microtune’s compensation philosophy has historically been that of a traditional high-technology emerging growth company where the competing concerns of cash preservation and competition for engineering talent require a compensation philosophy that relies heavily on long-term equity incentive compensation to compensate for the lack of other more traditional forms of compensation, such as base salary and bonus compensation. With this in mind, our compensation philosophy for executive officers has historically been characterized by the following:

•	at or below market base salaries;

•	no annual incentive compensation programs;

•	heavy reliance on long-term equity incentive compensation;

•	an employee stock purchase program, or ESPP, with long offering periods; and

•	no 401(k) matching.

Over the past few years, we believe Microtune has evolved from the emerging growth company stage of its development and is in the process of transitioning to a more mature stage of its development. In 2006, 2007, and 2008, our Compensation Committee spent considerable time discussing and updating our compensation philosophy for our executives to reflect the current evolution of Microtune and to take into account the impact of SFAS No. 123R and our heavy historical reliance on long-term equity incentive compensation. Our current executive compensation philosophy is characterized by the following:

•	base salaries at market;

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annual incentive compensation programs based primarily on the achievement of a combination of revenue and profit goals with annual incentive bonuses comprised of a mix of the performance vesting of RSU awards and a smaller cash component; and

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long-term equity incentive compensation with the historical use of stock options transitioning to the use of a combination of stock options and RSU awards in 2007, at a reduced rate from historical levels, and further transitioning to 100% RSU awards for executive officers in 2008.

Our Compensation Committee has also developed our non-executive compensation philosophy to a more traditional, larger company model in order to better attract and retain professional employees. This new compensation philosophy for our non-executive employees is characterized by the following:

•	at or above market base salary compensation;

•	annual incentive compensation programs for key professional employees based primarily on the achievement of a combination of revenue and profit goals or solely profit goals;

•	discretionary bonuses for significant individual or team contributions;

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long-term equity incentive compensation with the historical use of stock options transitioning to the use of a combination of stock options and RSU awards in 2007, at a reduced rate from historical levels, and further transitioning to 100% RSU awards for all employees in 2008;

•	shortening of the ESPP offering periods to make our program more consistent with larger companies; and

•	addition of a 401(k) matching program to encourage employees to fund their own retirement programs.

Executive Compensation Objectives and Policies

The Compensation Committee is responsible for setting, administering and reviewing our compensation programs and the policies governing the annual compensation of our named executive officers and the other officers appointed by our Board of Directors. The role of the Compensation Committee is to establish and recommend salaries and other compensation paid to the Chief Executive Officer and the other executive officers and to administer our stock and benefit plans. For executive officers, the Board approves all base salaries, annual incentive compensation and long-term equity incentive compensation. Our Chief Executive Officer abstains from all voting actions of the Board regarding executive compensation. Any discretionary bonus payments are also approved by our full Board. Our Compensation Committee, which met 10 times during 2008, is composed entirely of independent directors. See “Microtune Corporate Governance—Board Meetings and Committees; Annual Meeting Attendance—Compensation Committee” on pages 13-14. Our Board, upon the recommendation of our Nominating and Corporate Governance Committee, designates the members and the Chairperson of our Compensation Committee. Our primary compensation goals are to:

•	attract and retain highly qualified people;

•	motivate existing employees who are critical to the achievement of our objectives and reward them for meeting or exceeding our goals;

•	more closely align the interests of our employees with those of our stockholders; and

•	simultaneously maximize stockholder value.

Accordingly, our executive compensation philosophy is to tightly link compensation with Microtune’s performance and the creation of stockholder value. We also structure compensation programs so that individuals are held accountable for their performance and our results. Our compensation programs are designed to:

•	reward executives for long-term strategic performance and enhancement of stockholder value;

•	support a performance-oriented environment that rewards achievement of our financial and non-financial goals;

•	promote ownership of Microtune stock by our executives to better align the interests of management and our stockholders;

•	attract and retain executives whose abilities are considered essential to our long-term success and competitiveness; and

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align the long-term financial interests of our executives with those of our stockholders by placing a significant percentage of executive compensation at risk through the use of equity-based compensation components.

Executive Compensation Components. To meet the objectives described above, executive compensation for Microtune’s officers is comprised of three main components: (1) base salary; (2) annual incentive compensation and (3) long-term equity incentive compensation. Each of these compensation components is discussed below. The overall compensation package for our executives is variable with actual executive compensation related to and contingent upon Microtune’s performance and stock price through the use of annual incentive compensation and long-term equity incentive compensation, respectively. The equity incentive plans, pursuant to which such awards are made, have been approved by our stockholders and are designed to comply with the requirements of United States federal tax laws on deductibility under Section 162(m) of the Code.

Setting Executive Compensation. Our fiscal year aligns with the calendar year and as such, we develop and finalize our annual and long-term goals in the fourth quarter of the prior year or the first quarter of each year. We review Microtune’s performance for the prior fiscal year during the first quarter of each year. As part of this review of Microtune’s performance, we assess whether any annual incentive compensation has been earned. We also review progress towards our performance goals each quarter during the year. Our Compensation Committee evaluated our performance against our 2008 Incentive Compensation Program (discussed below) in the first quarter of 2009. In determining overall compensation for a specific officer, we consider many factors, including the responsibilities and scope of the officer’s particular position, his or her experience and performance in that position, the recent compensation history of the officer (including special or unusual compensation payments), the period of time since his or her last increase in total compensation, the expected value of the officer’s contribution to our future success and growth, the compensation levels of all employees within Microtune to ensure internal pay equity is preserved, executive compensation at certain other companies to ensure that our compensation levels are competitive and our recent overall financial and business performance. We review and consider the compensation of all levels of employees within Microtune to provide an appropriate context for executive compensation decisions and to help ensure that there is internal pay equity within the organization.

We use, among other things, the AON Consulting Radford Executive Survey (the “Radford Survey”) to set base salary and annual incentive compensation. Base salary adjustments, if any, are discretionary and typically occur in the second quarter of each year.

The Compensation Committee sets annual and long-term performance goals for our Chief Executive Officer and evaluates our Chief Executive Officer’s performance against such goals and reviews Microtune’s stock performance against the performance of the Philadelphia Semiconductor Index. The Compensation Committee meets at least once each calendar year in executive session without our Chief Executive Officer, and he is not present for the portion of any meeting of the Compensation Committee during which his compensation is considered. The aggregate amount of compensation (base salary, annual incentive compensation and long-term equity incentive compensation) of Mr. Fontaine for fiscal 2008 falls well below the median of the peer group, discussed below.

The Compensation Committee does not formally retain any consultants to assist it in assessing and determining appropriate and competitive compensation for our executives.

Role of Executive Officers in Compensation Decisions. Our Chief Executive Officer makes a recommendation to the Compensation Committee each year on the appropriate compensation to be paid to our executive officers based on his review of companies with revenue between $50 million and $200 million, including a peer group of semiconductor companies, included in the Radford Survey. The 2008 Radford Survey included 137 responses for chief executive officer compensation, 130 responses for chief financial officer compensation and 32 responses for chief operating officer compensation. Although our Chief Executive Officer does not provide recommendations for his base salary compensation, he does provide annual incentive compensation and long-term equity incentive compensation recommendations for all of our executive officers, including himself. Our Board makes the final determination of the amount of compensation to be awarded to each executive officer, including our Chief Executive Officer, based on the Compensation Committee’s recommendations and determination of how that compensation achieves the objectives of our compensation policies.

Base Salary Compensation

We target the base salary for each executive officer position to be competitive with the base salaries of executive officers of semiconductor companies of similar size and complexity based on our review of companies included in the Radford Survey. Our Compensation Committee annually reviews salaries recommended by the Chief Executive Officer for each of our executive officers (other than himself) and makes a recommendation to the Board regarding the appropriate salary of each executive officer on a case-by-case basis. Final decisions on base salary adjustments of executive officers other than the Chief Executive Officer are made with the Chief Executive Officer’s involvement, however he abstains from all voting actions. In addition, our Compensation Committee annually reviews the salary of our Chief Executive Officer in executive session without management present and makes a recommendation to the Board. Our Chief Executive Officer is not present during Board discussions or voting regarding his compensation. In determining the appropriate salary levels for our executive officers, we consider, among other factors:

•	responsibilities and scope of the position held and the officer’s experience and performance in that position;

•	recent compensation history of the officer (including special or unusual compensation payments);

•	period of time since the last base salary increase;

•	expected value of the officer’s contribution to our future success and growth;

•	compensation of all levels of employees within Microtune to ensure internal pay equity is preserved;

•	executive compensation at certain other companies to ensure that our compensation levels are competitive based on our review of companies included in the Radford Survey; and

•	our recent overall financial and business performance.

In addition, executives and other employees may receive an additional increase in base salary if warranted because of promotions, retention concerns and market conditions. The base salaries paid to our named executive officers in 2008 can be found below in the “Summary Compensation Table.”

In April 2008, the Compensation Committee of our Board met and reviewed all components of our Chief Executive Officer’s and executive officers’ compensation, including base salary, annual incentive compensation and long-term equity incentive compensation, including accumulated vested and unvested stock options and RSU awards. The Compensation Committee reviewed Mr. Fontaine’s performance, the operational and financial performance of the Company, Mr. Fontaine’s success in achieving annual and long-term performance goals set by the Board and the Company’s performance relative to the performance of the Philadelphia Semiconductor Index. The Compensation Committee also reviewed base salaries paid to executive officers of certain peer group companies as reported in the Radford Survey. After an extensive review of these factors, the Compensation Committee recommended to the Board that Mr. Fontaine’s base salary be increased from $330,000 to $350,000 effective May 1, 2008. The Compensation Committee based its recommendation to adjust Mr. Fontaine’s base salary, in part, upon the following achievements in 2007:

•	year-over-year revenue growth;

•	improved operating results; and

•	high employee morale and low employee turnover.

In addition to considering the criteria above in determining Mr. Fontaine’s compensation, the Compensation Committee considered other individual considerations such as his leadership, ethics and corporate governance. Our Board of Directors approved and ratified the salary increase.

In April 2008, our Chief Executive Officer recommended to the Compensation Committee that certain changes be made to the base salaries of the Company’s executive officers.

2008 Salary Adjustments

On April 29, 2008, the Company’s Board of Directors, upon the recommendation of the Compensation Committee of the Board, approved increases in the annual base salaries and new equity incentive grants for the Company’s executive officers. Pursuant to the terms of the Company’s Equity Compensation Award Policy, the grant date of these awards was May 12, 2008. The following table sets forth the new annual base salaries to be paid to the Company’s named executive officers and officers subject to Section 16 of the Exchange Act effective May 1, 2008, and grants of RSU awards pursuant to the 2000 Stock Plan:

Executive Officer	Position	Base Salary		Restricted Stock Unit Awards(1)(2)
James A. Fontaine	Chief Executive Officer and President	$350,000		80,000
Jeffrey A. Kupp	Chief Financial Officer	$256,025		30,000
Albert H. Taddiken	Chief Operating Officer	$256,025		48,000
Robert S. Kirk	Vice President of Worldwide Sales	$166,002		28,000
Barry F. Koch	Vice President and Managing Director, Microtune GmbH & Co. KG	€147,624	(3)	24,000
Phillip D. Peterson	General Counsel	$210,000		16,000

(1)	The RSU awards will vest on May 12, 2012.

(2)	Amounts do not include RSU awards granted during 2008 under the 2008 Incentive Compensation Program described below.
(3)	Mr. Koch is compensated in Euros.

In considering the proposed changes, the Compensation Committee considered each officer’s performance measured in accordance with the factors listed above. The Compensation Committee increased the base salaries of the four named executive officers, other than the Chief Executive Officer, an average of 4.5% over their 2007 base salaries.

In the case of the Chief Executive Officer, approximately 34.8% of his total pay for the fiscal year ended December 31, 2008 consisted of base salary and 63.7% consisted of incentive compensation. In the case of the other named executive officers, approximately 30.8% to 46.5% of total pay for the fiscal year ended December 31, 2008 consisted of base salary and approximately 40.5% to 60.5% consisted of incentive compensation.

The average total compensation awarded to the named executive officers for the fiscal year ended December 31, 2008 was 56.5% of the total compensation of the Chief Executive Officer; Mr. Taddiken’s, Mr. Kupp’s, Mr. Kirk’s and Mr. Koch’s total compensation consisted of 65.2%, 60.7%, 53.7% and 46.6% of Mr. Fontaine’s total compensation, respectively.

Upon the recommendations of management and the Compensation Committee, our Board of Directors determined not to increase management salaries in 2009 in light of the current macroeconomic environment and the associated challenges facing the Company.

Annual Incentive Compensation

Prior to 2006, we had not implemented a formal annual incentive compensation program for our executive officers. However, with the approval of our full Board, we had previously awarded discretionary bonus compensation to certain executives for significant accomplishments that contributed to our results. Consistent with our objective to support a “pay for performance” compensation philosophy, any annual incentive compensation plans for senior executives must link pay to the achievement of financial goals set in advance by the Compensation Committee, which further the interests of Microtune. In determining each individual executive officer’s bonus opportunity, the Compensation Committee considers the input that each individual executive officer can have on the profit and revenue scores in a given year. The Compensation Committee reviews the Company’s financial performance and considers whether established targets of an annual incentive compensation program have been met in deciding whether to recommend to the Board to award annual incentive compensation and in what amounts.

2008 Incentive Compensation Program

On February 8, 2008, the Committee and the Company’s Board of Directors, upon the Committee’s recommendation, approved a new incentive compensation program for fiscal 2008 (the “2008 Incentive Compensation Program”). The 2008 Incentive Compensation Program covered executive officers and certain key managers and provided for incentive compensation to be paid (to the extent any such compensation is earned) 40% in cash and 60% through the performance vesting of RSU awards. The 2008 Incentive Compensation Program also provided for the payment of cash awards to certain key employees to the extent the Company met the profitability goals described below.

All payments and awards to executive officers and key managers under the 2008 Incentive Compensation Program were conditioned on the Company meeting the revenue and profitability goals described in the 2008 Incentive Compensation Program for fiscal 2008. The RSU awards made to the executive officers and key managers of the Company covered by the 2008 Incentive Compensation Program were designed to provide an additional alignment of the interests of the Company’s executive management and key managers with the interests of its stockholders. In accordance with the terms of the 2008 Incentive Compensation Program and pursuant to the 2000 Stock Plan, the Board of Directors also approved the terms of the RSU awards made to the executive officers and key managers of the Company covered by the 2008 Incentive Compensation Program. Under the 2008 Incentive Compensation Program, the amount of any cash award and the number of the total RSU awards that would actually vest and result in the issuance of underlying shares to such executive officers and key managers was calculated as described below.

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Profitability. The Company established targets for profitability under the 2008 Incentive Compensation Program, measured by the Company’s pro forma net income, which was the Company’s GAAP net income, excluding: (1) SFAS No. 123R stock-based compensation expense and (2) a prescribed amount of stock option investigation related expenses. Stock option investigation related expenses included the following: tax and other regulatory settlements, costs and expenses, including legal expenses and other professional fees related to our ongoing litigation and regulatory matters related to the Audit Committee’s stock option investigation; Section 409A tax settlements; and the cost of compensating employees for the correction of certain employee stock option grants related to issues under Section 409A of the Code. The Company established a series of pro forma net income levels with corresponding profit scores (the “Profit Scores”). The Profit Scores ranged from 0% to 70% based upon the Company’s achievement of pro forma net income goals. The pro forma net income calculation used under the 2008 Incentive Compensation Program differed from the calculation used to determine the Company’s reported non-GAAP net income.

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Revenue. In addition, the Company established a series of revenue levels with corresponding revenue scores under the 2008 Incentive Compensation Program (the “Revenue Scores”). The Revenue Scores varied from 0% to 30% based upon the Company’s achievement of these revenue goals.

To determine the total bonus score (“Total Bonus Score”), the Committee added the Profit Score (i.e., a range from 0% to 70%) to the Revenue Score (i.e., a range from 0% to 30%). The Total Bonus Score (i.e. 0% to 100%) was then used to determine the award of each of the participants in the 2008 Incentive Compensation Program based on predetermined individual bonus percentiles of base salary.

The maximum Total Bonus Score under the 2008 Incentive Compensation Program required both: (i) 2008 pro forma net income of at least $22 million and (ii) 2008 net revenue of at least $131 million. If both 2008 pro forma net income was $9 million or less and 2008 net revenue was $95 million or less, then the 2008 Incentive Compensation Program provided that there would be no payout.

An aggregate number of 213,000 RSU awards were granted under the 2008 Incentive Compensation Program effective February 12, 2008 to 13 of the Company’s executive officers and key managers in differing amounts based on their respective responsibilities and each individual’s unique ability to impact the Company’s financial performance and business objectives. For each executive officer and key manager, a percentile of base salary was assigned to determine the Plan (defined below) bonus payout. The Plan payout for the top eight executive officers and key managers of the Company was approximately 48% of base salary with a range of 40% to 53%. The Plan payout for each participant was 50% of the “Maximum” total bonus award. The maximum bonus for each executive and key manager was then apportioned 60% to RSU awards and 40% in cash.

For the year ended December 31, 2008, the Company recorded actual revenue of $108 million (Plan was $113 million) and pro forma net income of $11.3 million (Plan was $15.5 million). On February 3, 2009, after reviewing the Company’s fiscal year 2008 performance and the terms of the 2008 Incentive Compensation Program, the Board determined, upon the Committee’s recommendation, the Total Bonus Score under the 2008 Incentive Compensation Program for the executive officers covered by the 2008 Incentive Compensation Program. Based upon this Total Bonus Score, the actual cash amounts awarded and RSU awards vested for the

Company’s named executive officers and/or those subject to Section 16 of the Exchange Act, as amended, for fiscal year 2008 are described below under the columns titled “Actual 2008 Cash Award” and “Actual 2008 RSU Award”:

Executive Officer	Position	Cash Award At		Actual 2008 Cash Award	RSU Award At (Shares)		Actual 2008 RSU Award
		Plan	Maximum		Plan	Maximum
James A. Fontaine	Chief Executive Officer	$70,000	$140,000	$32,287	17,500	35,000	8,071
Jeffrey A. Kupp	Chief Financial Officer	$48,000	$96,000	$22,139	12,000	24,000	5,534
Albert H. Taddiken	Chief Operating Officer	$50,000	$100,000	$23,062	12,500	25,000	5,765
Robert S. Kirk	Vice President of Worldwide Sales	$32,000	$64,000	$14,760	8,000	16,000	3,689
Barry F. Koch	Managing Director (Microtune GmbH & Co. KG)	$38,000	$76,000	$17,527	9,500	19,000	4,381
Phillip D. Peterson	General Counsel	$32,000	$64,000	$14,760	8,000	16,000	3,689

“Plan” describes the Company’s expectations regarding fiscal year 2008 financial performance at the time of the adoption of the 2008 Incentive Compensation Program.

The portion of an executive or key manager’s RSU award that did not vest upon the Board’s determination was forfeited and returned to the 2000 Stock Plan effective February 3, 2009. Approximately 23% of the RSU awards under the 2008 Incentive Compensation Program vested and were awarded to participating executive officers. The remaining 77% of the RSU awards were forfeited and returned to the 2000 Stock Plan effective February 3, 2009.

Suspension of Annual Incentive Compensation Program

Upon the recommendations of management and the Compensation Committee, the Board of Directors determined not to adopt an annual incentive compensation program for fiscal year 2009 based on the following factors:

•	The challenges of forecasting future financial performance in the current macroeconomic environment;

•	The desirability of limiting compensation expense, limiting stockholder dilution, and preserving cash in the current economic environment; and

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The compensation philosophy that establishing annual incentive compensation where year over year financial growth is not likely and where the Company faces potential macroeconomic challenges is not appropriate.

Notwithstanding the determination of the Board of Directors not to adopt an annual incentive compensation program for fiscal year 2009, the Company may adopt other annual incentive compensation programs in the future.

Long-Term Equity Incentive Compensation

Microtune awards long-term equity incentive compensation to executive officers as part of its overall compensation package. These awards differ from annual incentive compensation by rewarding executives for long-term stockholder value creation, rather than short-term annual financial performance. These awards are consistent with Microtune’s policies of offering competitive overall compensation packages, while furthering Microtune’s “pay for performance” compensation philosophy. Long-term equity incentive compensation awards are an important and significant element of the total compensation package for Microtune executives and serve to align the financial interests of our executives with the financial interests of our stockholders and to supplement base salaries which we have historically set at or below market base salaries. The number of shares of our common stock underlying an award and any subsequent awards are based in part on the competitive environment of the technology industry, while also maintaining an overall sense of fairness in the compensation distributed to Microtune employees. When granting long-term equity incentive compensation awards, we consider the current rate and amount of annual vesting of equity-based awards for each individual and whether we believe that such vesting rates and amounts are competitive.

In May 2008, we made annual RSU awards to our named executive officers and certain other officers pursuant to the 2000 Stock Plan that vest in May 2012. See the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2008” table on pages 54 and 56, respectively.

Our 2000 Stock Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan are described on pages 20, 24 and 28, respectively.

Executive officers may receive long-term equity incentive compensation awards of incentive stock options, nonstatutory stock options, stock purchase rights, RSU awards or restricted stock under the 2000 Stock Plan.

Beginning in 2006, we began to consider the use of RSU awards as long-term equity incentive compensation for key executives in place of traditional incentive stock option grants, initially by using performance-based RSU awards in conjunction with our annual incentive compensation program. We believe RSU awards have certain advantages over stock option grants. Generally, fewer shares of RSUs are awarded as compared to comparable stock option grants, resulting in less dilution to our current stockholders. In addition, depending on our future equity-based incentive award practices, RSU awards could potentially have a lesser impact on Microtune’s reported financial results as compared to stock option grants.

In April 2008, our Board of Directors, upon the recommendations of management and the Compensation Committee, determined to make 100% of all future long-term equity incentive compensation awards exclusively in the form of RSU awards, rather than a mix of stock option awards and RSU awards. These RSU awards were made in May 2008, as described above, and vest in full in May 2012.

Equity Awards and Practices. Our equity award granting procedures were substantially modified in June 2006 and then again in the first quarter of 2007 as a result of the remediation of deficiencies discovered by management and by the Audit Committee in its investigation of our stock option granting practices, and the desire to further strengthen our internal controls. Our Equity Compensation Award Policy was adopted by our Board of Directors on December 28, 2006 to address these deficiencies and to formalize our equity award granting procedures. This policy was substantially modified in July 2008 to reflect our complete transition from stock option awards to RSU awards. This policy has specific procedures governing the granting of equity awards and new hire equity awards, including:

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We have designated an employee highly trained in the legal and accounting implications of equity awards (the “Equity Plan Administrator”) to be responsible for administering and monitoring equity awards. This employee reports to, and his work is reviewed by, our Chief Financial Officer and General Counsel. His responsibilities include, among other things, (1) reviewing all proposed awards before such awards are submitted to the Board or Compensation Committee to ensure that such awards are being made in accordance with applicable law and corporate authority and to ensure that such awards are complete and accurate in all respects; and (2) ensuring that the exercise price established for any stock option grant is equal to or higher than the fair market value of the underlying common stock on the grant date by comparing such exercise price to the closing price of our common stock on the same date that the grant has occurred;

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Except in unusual circumstances, we ensure that all equity awards are reflected in resolutions set forth in the minutes of a meeting of the Board or Compensation Committee. Such minutes are prepared promptly following the action taken at the meeting. If stock option grants are awarded pursuant to a unanimous written consent, we take care to document the circumstances requiring the use of a unanimous written consent. Additionally, the unanimous written consent is signed by the appropriate persons and returned to us for inclusion in our records by the date specified as the grant date;

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Except under unusual circumstances, all equity awards to new hires in connection with their offers of employment are awarded once a quarter with an effective grant date of either February 15, May 15, August 15, or November 15 and are approved in a meeting that occurs on or prior to such grant date;

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Annual grants to employees for performance or retention are made during the same time periods each year and are awarded with an effective grant date of either May 15 or August 15 and are approved in a meeting that occurs on or prior to such grant date;

•	No annual stock option grants are made during any period designated as a quarterly blackout period under our insider trading policy;

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Our equity award procedures are in writing and are reviewed by our Chief Financial Officer, General Counsel and outside counsel annually to ensure compliance with all applicable laws and regulations; and

•	In no case are awards made to employees prior to the actual first day of employment.

Our Equity Compensation Award Policy provides that any deviation from the policy must receive prior approval from our Compensation Committee or Board. Such approval may only be given after full consideration of the market timing issues and legal risks associated with any such deviation. The policy generally provides that concerns regarding the timing of any grant should be communicated to our General Counsel or outside counsel by the Chairperson of the Compensation Committee. Finally, the policy provides for documentation of any such deviation.

Annual RSU Awards. We intend to present proposed annual RSU awards to our Compensation Committee and Board of Directors at our upcoming Compensation Committee and Board of Directors meetings on April 21, 2009. Although the proposed annual awards will be approved on April 21, 2009, they will not actually be granted under our 2000 Stock Plan until May 15, 2009, in accordance with the terms of our Equity Compensation Award Policy. We intend to make annual awards for future years, if any, according to a schedule that is substantially similar to that described above. See “Equity Awards and Practices” above for more information regarding our Equity Compensation Award Policy and procedures put into place with respect to our grants of equity compensation.

The Compensation Committee administers our 2000 Stock Plan, 2000 Director Option Plan and 2000 Employee Stock Purchase Plan. We are submitting the amendment and restatement of all of these plans to our stockholders for approval and ratification in this Proxy Statement.

New Hire RSU Awards. Beginning in the second quarter of 2008 with the implementation of our new RSU award procedures, if an offer to a prospective employee is accepted, the proposed RSU award for the new employee will be submitted to the Compensation Committee for consideration and approval at its next quarterly meeting.

Prior to the quarterly Compensation Committee meeting, the supporting information, including the offer approval form, offer letter and schedule of proposed RSU awards are reviewed by our Equity Plan Administrator. Our General Counsel also prepares form resolutions with an attached schedule (the “RSU Schedule”) describing all of the material terms of the RSU awards to be considered for approval by the Compensation Committee.

Our Equity Plan Administrator reviews the RSU Schedule prior to its circulation to the Compensation Committee. Prior to the Compensation Committee meeting, the form resolutions and RSU Schedule to be approved are circulated to the members of the Compensation Committee for their review.

The grant date for new hire RSU awards is one of the following dates immediately after the date that the Compensation Committee or the Board of Directors approves the subject RSU awards: February 15, May 15, August 15, or November 15.

After the RSU awards are approved by our Compensation Committee (or Board of Directors), our General Counsel (or outside counsel) prepares minutes reflecting the RSU awards approved in the meeting. These minutes are then sent to the Equity Plan Administrator for his further review. The Equity Plan Administrator reviews all of the terms of the RSU awards and verifies compliance with the Equity Compensation Award Policy. Once the minutes are approved by the Compensation Committee at its subsequent meeting, they are included in the corporate minute books of the Company by our General Counsel.

Although we are currently using RSU awards rather than stock option grants for both new hire equity awards and annual equity awards, our Compensation Committee and Board of Directors may determine in the future to recommend or to make future awards of stock option grants from time to time in their discretion.

Status of Outstanding Stock Option Awards. On March 10, 2009, our closing stock price was $1.51 per share. At this price, substantially all of the outstanding stock option awards held by our employees are “underwater” meaning that the exercise prices of such awards exceed the fair market value of our common stock. When stock options are “underwater,” they have no economic value. Our Board of Directors and management continue to monitor the effect of our underwater stock options on employee morale and employee retention.

Retirement Benefits

We offer our named executive officers the ability to defer compensation pursuant to a 401(k) plan, which is available to all of our U.S. employees. Our Board of Directors, upon the recommendation of our Compensation Committee, approved a 401(k) matching program for all U.S. employees, effective January 1, 2007.

Other Compensation

Other non-cash benefits that are offered to the other employees are provided to the executive officers in accordance with our established programs. Other elements of executive compensation include medical and life insurance benefits and the ability to defer compensation pursuant to a 401(k) plan as described above. No other special plans or benefits are offered to our executive officers which are not generally made available to all other employees.

Severance Benefits

We do not maintain severance plans for our executive officers. However, we are party to change of control agreements with our executive officers that provide for severance benefits under certain circumstances. These change of control agreements are described below under “Change of Control Agreements.” The Compensation Committee believes that the benefits provided by these change of control agreements are in the best interests of the Company’s stockholders as these agreements ensure management continuity in the event of a change of control transaction, thereby preventing the potential for lost transaction value due to the loss of key management personnel during the pendency of a transaction. Additionally, the Compensation Committee believes that these agreements are important for attracting and retaining executives who are critical to our long-term success and competitiveness.

None of our named executive officers (other than Mr. Barry F. Koch, as is customary in Germany) has any employment agreement with us, other than the change of control agreements described below. As such, the Compensation Committee and the Board believe that the change of control agreements are necessary to (1) attract and retain executive talent and (2) decrease the likelihood that we will lose key employees in the event of an actual or possible change of control. The terms and conditions of the change of control agreements were determined unilaterally by the Compensation Committee and were not the subject of arms-length negotiations between the Company and the executive officers covered under such agreements.

Change of Control Agreements. To ensure compliance with Section 409A of the Code and to make certain other technical changes and improvements deemed appropriate by the Board of Directors, on May 3, 2007, we entered into modified form change of control agreements with each of Messrs. Fontaine, Taddiken, Kupp, Kirk and Peterson to replace their existing agreements. We also entered into similar change of control agreements with other officers in June 2007. On October 24, 2007, we entered into a change of control agreement with Mr. Koch.

Potential Payments Upon Change of Control. The table below reflects the amount of compensation to be paid to each of our named executive officers upon a change of control. If any of our named executive officers with whom we have entered into a change of control agreement were to have been terminated by us on December 31, 2008 as the result of a “Constructive Termination,” as defined in the change of control agreements, or for any reason other than cause, assuming such termination occurred, in the case of Messrs. Fontaine, Kupp, Taddiken and Kirk, within eight months following the period of time beginning two months prior to a change of control and, in the case of Mr. Koch, within six months following a change of control, each such named executive officer would have been entitled to the following:

•	a lump sum payment representing the named executive officer’s annual base salary;

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a lump sum payment representing the maximum bonus available to the named executive officer under the 2008 Incentive Compensation Program and any other bonus program applicable to such named executive officer;

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the immediate vesting of all equity awards held by the named executive officer on the date of termination as if such officer had been employed for an additional twelve months from the date of termination; and

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a lump sum payment representing the pro rata amount of the annual bonus accrued for the named executive officer under the 2008 Incentive Compensation Program and any other bonus program applicable to such named executive officer, which would be determined by multiplying the maximum bonus available to such officer by the ratio of the number of days in which such officer was employed during the applicable bonus period to the number of days in such bonus period.

Executive Officer	Position	Base Salary Compensation		Bonus Compensation(1)		Equity Compensation(2)	Accrued Bonus Compensation(3)	Total Severance
James A. Fontaine	Chief Executive Officer	$350,000		$211,400		$0	$211,400	$772,800
Albert H. Taddiken	Chief Operating Officer	$256,025		$151,000		$0	$151,000	$558,025
Jeffrey A. Kupp	Chief Financial Officer	$256,025		$144,960		$0	$144,960	$545,945
Robert S. Kirk	Vice President of Worldwide Sales	$166,002		$262,642	(4)	$0	$262,642	$691,286
Barry F. Koch	Vice President and Managing Director, Microtune GmbH & Co. KG	$208,106	(5)	$114,760		$0	$114,760	$437,626

(1)	The amounts in this column represent the total dollar value of (i) the maximum cash awards under the 2008 Incentive Compensation Program plus (ii) the maximum RSU awards under the 2008 Incentive Compensation Program, valued at $2.04 per share, which was the fair market value of our common stock on December 31, 2008.
(2)	The amounts in this column represent the dollar value of the difference between $2.04 per share, which was the fair market value of our common stock on December 31, 2008, and the exercise price of the options held by the named executive officers that would have vested within one year of December 31, 2008 pursuant to the terms of the change of control agreements between Microtune and each of the named executive officers if such named executive officers were employed by us during such period.
(3)	Change of control payments calculated as of December 31, 2008 would result in Accrued Bonus Compensation equal to the maximum amount payable under the 2008 Incentive Compensation Program because the accrual would reflect compensation for the entire year under such plan.
(4)	Includes the maximum amount payable to Mr. Kirk pursuant to the Executive Officer Sales Incentive Compensation Plan.
(5)	Mr. Koch is compensated in Euros; this amount reflects the conversion from Euros to U.S. dollars using the exchange rate in effect on December 31, 2008.

Executive Compensation During 2009

Suspension of Annual Incentive Compensation Program and Base Salary Increases. As described above, upon the recommendations of management and the Compensation Committee, the Board determined to suspend annual incentive compensation and base salary increases for 2009 in light of the current macroeconomic environment and the associated challenges facing the Company.

Stock Ownership Guidelines and Policy Against Hedging

We strongly believe that the financial interests of our executives should be aligned with those of our stockholders. Accordingly, we maintain stock ownership guidelines for each of our directors as well as for James A. Fontaine, Chief Executive Officer, Albert H. Taddiken, Chief Operating Officer, and Jeffrey A. Kupp, Chief Financial Officer. Pursuant to these guidelines, any of the persons covered by the guidelines who acquires our common stock via exercise of options granted after January 1, 2005 must retain 33% of the net shares acquired (after taking into account the sale of shares to pay taxes and the stock option exercise price), for at least 12 months or such earlier time as the individual ceases to be a director of or covered officer of Microtune as a result of death, resignation, termination or other reason. Shares already owned on the exercise date by any director or covered officer may be used to satisfy the retention requirements.

Short sales, puts, calls and other hedging transactions of Microtune stock by any Microtune director or employee are expressly prohibited by our corporate policies.

Tax Deduction for Executive Compensation

We have considered the potential impact of Section 162(m) of the Code and the regulations thereunder. Section 162(m) disallows a tax deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for any of the executive officers, unless such compensation is performance-based within the meaning of applicable IRS requirements. Since the cash compensation of each of our executive officers is below $1 million and because we believe that any stock options or RSU awards granted under the 2000 Stock Plan will meet the IRS requirements of being performance-based, we believe that Section 162(m) will not reduce any tax deduction available to Microtune for the tax year ended December 31, 2008. It is our policy that all executive compensation arrangements shall comply with Section 162(m) of the Code by not providing additional compensation or equity compensation to avoid tax penalization.

Compensation Committee Report

In accordance with its written charter adopted by our Board, the Compensation Committee has oversight of compensation policies designed to align compensation with our overall business strategy, values and management initiatives.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with our management, which has the responsibility for preparing the Compensation Discussion and Analysis. Based upon this review and discussion, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference in our Annual Report on Form 10-K filed on February 20, 2009 with the SEC for the fiscal year ended December 31, 2008.

COMPENSATION COMMITTEE OF THE
BOARD OF DIRECTORS

James H. Clardy, Chairperson
Bernard T. Marren
Michael T. Schueppert

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation awarded to, earned by, or paid to our named executive officers, which include our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers for the fiscal years ended December 31, 2008, 2007, and 2006:

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)		Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)(5)		Change in Pension Value and Nonquali- fied Deferred Compensation Earnings ($)		All Other Compensation ($)		Total ($)
James A. Fontaine Chief Executive Officer and President	2008	343,333	—		224,685	372,113	32,287		—		15,461	(6)	987,879
	2007	320,000	—		230,840	591,566	115,500		—		1,000	(7)	1,258,906
	2006	295,834	—		—	667,954	—		—		—		963,788

Albert H. Taddiken Chief Operating Officer	2008	252,350	—		141,894	225,167	23,062		—		2,000	(8)	644,473
	2007	238,341	—		155,288	320,495	81,200		—		6,418	(9)	801,742
	2006	212,520	—		—	356,824	—		—		5,385	(10)	574,729

Jeffrey A. Kupp Chief Financial Officer	2008	252,350	—		104,811	218,114	22,139		—		2,000	(11)	599,414
	2007	242,085	10,000	(12)	140,000	219,273	81,200		—		1,000	(13)	693,558
	2006	230,628	30,000	(14)	—	223,391	—		—		—		484,019

Robert S. Kirk Vice President of Worldwide Sales	2008	163,367	—		84,670	130,209	141,631	(15)	—		10,400	(16)	530,277
	2007 2006	156,070 152,016	— —		91,888 —	268,109 258,470	163,718 114,514	(17) (19)	— —		9,400 7,800	(18) (20)	689,185 532,800

Barry F. Koch(21), Vice President and Managing Director, Microtune GmbH & Co. KG	2008 2007 2006	214,115 191,114 166,311	— — —		81,528 99,364 —	109,665 165,040 221,480	17,527 56,000 —		1,960 2,164 830	(22) (24) (26)	35,216 74,923 24,405	(23) (25) (27)	460,011 588,605 413,026

(1)	Amounts reported in the Bonus column do not include cash amounts or RSU awards earned under our 2008 Incentive Compensation Program and 2007 Incentive Compensation Program, which are shown in the Non-Equity Incentive Plan Compensation column with respect to the cash awards paid under the 2008 Incentive Compensation Program and the 2007 Incentive Compensation Program and the Stock Awards column with respect to the RSU awards that vested under the 2008 Incentive Compensation Program and the 2007 Incentive Compensation Program.
(2)	The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007, and 2006, in accordance with SFAS No. 123R, but excluding the estimate for forfeitures, of RSU awards issued under the 2008 Incentive Compensation Program and the 2007 Incentive Compensation Program and RSU awards granted on May 12, 2008 and May 10, 2007 under the 2000 Stock Plan as long-term equity incentive compensation.
(3)	The RSU awards granted under our 2006 Incentive Compensation Program were cancelled during the first quarter of 2007 under the provisions of the program. As a result, no compensation expense was recognized for these awards in 2006 and these awards are excluded from this table.
(4)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2008, 2007, and 2006, in accordance with SFAS No. 123R, but excluding the estimate for forfeitures, of awards pursuant to our stock option plans and thus include amounts from awards granted in and prior to 2008. Assumptions used in the calculation of this amount for awards granted in fiscal years ended December 31, 2008, 2007 and 2006 are included in footnote 9 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 20, 2009. Assumptions used in the calculation of this amount for awards granted in the fiscal year ended December 31, 2005 are included in footnote 11 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2008. Assumptions used in the calculation of this amount for awards granted in the fiscal year ended

December 31, 2004 are included in footnote 12 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on March 15, 2007. Assumptions used in the calculation of this amount for awards granted in the fiscal year ended December 31, 2003 are included in footnote 1 to our amended Annual Report on Form 10-K/A for the fiscal year ended December 31, 2005, filed with the SEC on January 22, 2007.

(5)	The cash payments under the 2008 Incentive Compensation Program are deemed to be earned in 2008 as they were based on the Company’s financial performance for the fiscal year ended December 31, 2008, even though participants had to be employed by Microtune on the payment date in February 2009 to receive the cash payments. The cash payments under the 2007 Incentive Compensation Program are deemed to be earned in 2007 as they were based on the Company’s financial performance for the fiscal year ended December 31, 2007, even though participants had to be employed by Microtune on the payment date in February 2008 to receive the cash payments.
(6)	$13,461 of this amount is attributable to an accrued vacation payout and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Fontaine.
(7)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Fontaine.
(8)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Taddiken.
(9)	$5,418 of this amount is attributable to an accrued vacation payout and $1,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Taddiken.
(10)	This amount is attributable to an accrued vacation payout.
(11)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kupp.
(12)	This amount is attributable to the portion of a special recognition bonus relating to the previously announced restatement of our consolidated financial statements earned in 2007.
(13)	This amount is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kupp.
(14)	$15,000 of this amount is attributable to a retention bonus paid upon the first anniversary of Mr. Kupp’s employment with Microtune and $15,000 is attributable to the portion of the special recognition bonus relating to the previously announced restatement of our consolidated financial statements earned in 2006.
(15)	$126,871 of this amount is attributable to sales commissions and $14,760 is attributable to the cash payment paid under the 2008 Incentive Compensation Program.
(16)	$8,400 of this amount is attributable to an automobile allowance and $2,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kirk.
(17)	$114,718 of this amount is attributable to sales commissions and $49,000 is attributable to the cash payment paid under the 2007 Incentive Compensation Program.
(18)	$8,400 of this amount is attributable to an automobile allowance and $1,000 is attributable to our contribution to the Microtune, Inc. 401(k) Plan on behalf of Mr. Kirk.
(19)	This amount is attributable to sales commissions.
(20)	This amount is attributable to an automobile allowance.
(21)	Mr. Koch is compensated in Euros; the salary and all other compensation reflect the conversion from Euros to U.S. dollars using the average exchange rate in effect for 2008, 2007, and 2006, respectively. The change in pension value and nonqualified deferred compensation earnings reflect the conversion from Euros to U.S. dollars using the exchange rates in effect as of December 31, 2008, 2007, 2006 and 2005.
(22)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2007 to December 31, 2008.
(23)	$24,146 of this amount is attributable to an automobile allowance, $10,426 is attributable to contributions to the defined contribution plan and $644 is attributable to annual life and accident insurance premiums.
(24)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2006 to December 31, 2007.
(25)	$42,737 of this amount is attributable to an accrued vacation payout, $22,303 is attributable to an automobile allowance, $9,283 is attributable to contributions to a defined contribution plan and $600 is attributable to annual life and accident insurance premiums.
(26)	This amount is attributable to the change in net present value under the Pensor defined benefit plan from December 31, 2005 to December 31, 2006.
(27)	$15,723 of this amount is attributable to an automobile allowance, $8,146 is attributable to contributions to a defined contribution plan and $536 is attributable to annual life and accident insurance premiums.

Grants of Plan-Based Awards

Each named executive officer received RSU awards under our 2000 Stock Plan in 2008. The following table sets forth information concerning grants of plan-based awards during 2008 to our named executive officers:

GRANTS OF PLAN-BASED AWARDS IN 2008

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(5)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold(3) ($)	Target ($)	Maximum(4) ($)	Threshold(3) (#)	Target (#)	Maximum(4) (#)
James A. Fontaine	02/12/08	9,800	70,000	140,000	2,450	17,500	35,000	—	—	—	189,700
	05/12/08	—	—	—	—	—	—	80,000	—	—	340,000

Albert H. Taddiken	02/12/08	7,000	50,000	100,000	1,750	12,500	25,000	—	—	—	135,500
	05/12/08	—	—	—	—	—	—	48,000	—	—	204,000

Jeffrey A. Kupp	02/12/08	6,720	48,000	96,000	1,680	12,000	24,000	—	—	—	130,080
	05/12/08	—	—	—	—	—	—	30,000	—	—	127,500

Robert S. Kirk	02/12/08	4,480	32,000	64,000	1,120	8,000	16,000	—	—	—	86,720
	05/12/08	—	—	—	—	—	—	28,000	—	—	119,000

Barry F. Koch	02/12/08	5,320	38,000	76,000	1,330	9,500	19,000	—	—	—	102,980
	05/12/08	—	—	—	—	—	—	24,000	—	—	102,000

(1)	Actual cash amounts awarded pursuant to our 2008 Incentive Compensation Program are set forth in “Compensation Discussion and Analysis—2008 Incentive Compensation Program.”
(2)	The actual amount of Plan Awards that vested and were issued pursuant to the terms of our 2008 Incentive Compensation Program are set forth in “Compensation Discussion and Analysis—2008 Incentive Compensation Program”. For a description of the 2008 Incentive Compensation Program, see “Compensation Discussion and Analysis—2008 Incentive Compensation Program” above.
(3)	These threshold amounts reflect the minimum amount payable for performance under our 2008 Incentive Compensation Program.
(4)	These maximum amounts reflect the maximum payout possible under our 2008 Incentive Compensation Program.
(5)	These amounts represent grants of RSU awards pursuant to our 2000 Stock Plan as long-term equity incentive compensation.

Discussion of Summary Compensation and Plan-Based Awards Tables

Our executive compensation policies and practices, pursuant to which the compensation set forth in the “Summary Compensation Table” and the “Grants of Plan-Based Awards in 2008” table was paid or awarded, are described above under “Compensation Discussion and Analysis.”

The Company cautions that the amounts reported in the “Summary Compensation Table” for “Stock Awards” and “Option Awards” may not represent the amounts that the named executive officers will actually realize from these equity awards. Whether, and to what extent, a named executive officer realizes value from these awards will depend on whether the shares actually vest, and if the shares do actually vest, the stock price on the date the named executive officer actually disposes of the shares.

The amounts reported in the “Summary Compensation Table” for “Stock Awards” and “Option Awards” are difficult to compare between the named executive officers and also for each executive officer, year over year. This is largely due to the fact that the amounts represent the accounting expense for historical equity awards under SFAS No. 123R, as reported in our financial statements and not the actual cash value realized, if any, by the executive from equity awards in a given year. The amounts also are affected by the probability that performance conditions, if any, for outstanding equity awards under annual incentive compensation programs will be met. Furthermore, these amounts are not impacted by the current stock price of our common stock. On March 10, 2009, our stock closed at a price of $1.51 per share. At this price, substantially all stock options held by the named executive officers listed above have no economic value. The “Summary Compensation Table” should be read and analyzed with these factors in mind.

For information regarding the grant date fair value of equity awards made to the named executive officers in 2008, refer to the “Grants of Plan-Based Awards in 2008” table above.

For information regarding the value actually received or earned by the named executive officers in 2008, refer to the “Compensation Discussion and Analysis—2008 Salary Adjustments” on page 45 and—“Compensation Discussion and Analysis—2008 Incentive Compensation Program” on pages 46-48.

Additional information on all outstanding equity awards is reflected in the “Outstanding Equity Awards as of December 31, 2008” table on pages 58-59. The Company has granted stock options and RSU awards under the 2000 Stock Plan. The material provisions of the 2000 Stock Plan are described beginning on page 20.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding equity awards for our named executive officers at December 31, 2008. Option awards were granted for ten-year terms, ending on the option expiration date set forth in the table. Stock awards were granted as indicated in the footnotes to the table.

Outstanding Equity Awards as of December 31, 2008

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards; Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)(1)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
James A. Fontaine	740,000	—		—	2.70	8/12/2013	—		—	—	—
	27,163	—		—	3.20	6/4/2014	—		—	—	—
	66,668	—		—	4.99	8/19/2014	—		—	—	—
	224,511	200,000	(4)	—	3.84	5/25/2015	—		—	—	—
	—	200,000	(5)	—	4.53	5/10/2017	—		—	—	—
	—	—		—	—	—	—		—	35,000	71,400
	—	—		—	—	—	160,000	(6)	326,400	—	—

Albert H. Taddiken	12,500	—		—	7.75	3/7/2011	—		—	—	—
	65,443	—		—	2.09	5/5/2013	—		—	—	—
	225,542	—		—	2.70	8/12/2013	—		—	—	—
	21,731	—		—	3.20	6/4/2014	—		—	—	—
	78,764	—		—	4.99	8/19/2014	—		—	—	—
	139,609	120,000	(4)	—	3.84	5/25/2015	—		—	—	—
	—	120,000	(5)	—	4.53	5/10/2017	—		—	—	—
	—	—		—	—	—	—		—	25,000	51,000
	—	—		—	—	—	96,000	(6)	195,840	—	—

Jeffrey A. Kupp	272,917	92,083	(7)	—	3.61	5/9/2015	—		—	—	—
	10,000	57,917	(8)	—	4.53	5/10/2017	—		—	—	—
	—	—		—	—	—	—		—	24,000	48,960
	—	—		—	—	—	60,000	(6)	122,400	—	—

Robert S. Kirk	8,575	—		—	1.27	3/10/2013	—		—	—	—
	15,925	—		—	2.21	3/10/2013	—		—	—	—
	1,000	—		—	2.20	7/9/2013	—		—	—	—
	2,000	—		—	2.75	7/9/2013	—		—	—	—
	20,333	—		—	2.40	8/1/2013	—		—	—	—
	37,079	—		—	2.85	8/1/2013	—		—	—	—
	89,578	—		—	2.80	10/21/2013	—		—	—	—
	16,516	—		—	3.20	6/4/2014	—		—	—	—
	4,000	—		—	4.47	8/19/2014	—		—	—	—
	60,000	—		—	4.99	8/19/2014	—		—	—	—
	95,666	70,000	(4)	—	3.84	5/25/2015	—		—	—	—
	—	70,000	(5)	—	4.53	5/10/2017	—		—	—	—
	—	—		—	—	—	—		—	16,000	32,640
	—	—		—	—	—	56,000	(6)	114,240	—	—

Barry F. Koch	14,667	—		—	4.95	5/11/2010	—		—	—	—
	161,462	—		—	2.44	4/14/2013	—		—	—	—
	43,195	—		—	2.40	8/1/2013	—		—	—	—
	16,337	—		—	3.20	6/4/2014	—		—	—	—
	25,000	—		—	4.47	8/19/2014	—		—	—	—
	74,741	60,000	(4)	—	3.84	5/25/2015	—		—	—	—
	—	60,000	(5)	—	4.53	5/10/2017	—		—	—	—
	—	—		—	—	—	—		—	19,000	38,760
	—	—		—	—	—	48,000	(6)	97,920	—	—

(1)	The 2000 Stock Plan provides that the option exercise price per share for incentive stock options shall be no less than 100 percent of the closing price per share of our common stock on the date of grant.
(2)	The values shown in this column are based on our December 31, 2008 closing stock price of $2.04 per share.
(3)	Amounts shown represent grants of performance-based RSU awards to each named executive officer in February 2008 under our 2008 Incentive Compensation Program, which vested and were issued on February 3, 2009 pursuant to the terms of our 2008 Incentive Compensation Program as a result of our Board of Directors’ determination that each executive officer had achieved only approximately 23% of the maximum awards set forth under such program. The maximum awards are shown here. The actual amount of Plan Awards that vested and were issued pursuant to the terms of our 2008 Incentive Compensation Program are set forth in “Compensation Discussion and Analysis—2008 Incentive Compensation Program” on pages 46-48.
(4)	These options vest monthly over a one-year period beginning on January 15, 2009.
(5)	This amount includes two grants of equal size, one of which will vest on May 11, 2010 and the other on May 11, 2011.
(6)	This amount includes three grants which vest according to the following schedule: 25% will vest on May 11, 2010, 25% will vest on May 11, 2011, and 50% will vest on May 12, 2012.
(7)	These options vest monthly over a period beginning January 9, 2009 through May 9, 2010.
(8)	These options vest according to the following schedule: 10,417 shares will vest on May 11, 2010; 37,500 shares will vest on May 11, 2011; and 10,000 shares will begin vesting on December 31, 2008 and will vest 1/24th each month for 12 months.

Option Exercises and Stock Vested

The following table sets forth information concerning stock options exercised and stock awards vested during 2008 for our named executive officers:

Option Exercises and Stock Awards Vested in 2008

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)(1)	Number of Shares Acquired on Vesting(#)(2)	Value Realized on Vesting($)(3)
James A. Fontaine	—	—	42,900	231,660
Albert H. Taddiken	9,256	14,532	30,160	162,864
Jeffrey A. Kupp	—	—	30,160	162,864
Robert S. Kirk	—	—	18,200	98,280
Barry F. Koch	—	—	20,800	112,320

(1)	The value realized upon exercise was the number of shares exercised multiplied by the difference between our closing stock price on the exercise date and the exercise price of the options.
(2)	The amounts in this column reflect RSU awards vested under the 2007 Incentive Compensation Program on February 8, 2008.
(3)	The value realized upon vesting was the number of shares vesting multiplied by our closing stock price on the vest date which was $5.40.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified defined contribution and deferred compensation plans for our named executive officers during 2008:

Nonqualified Deferred Compensation in 2008

Name	Executive Contributions in Last FY($)	Registrant Contributions in Last FY($)		Aggregate Earnings in Last FY($)(1)		Aggregate Withdrawals/ Distributions($)	Aggregate Balance at Last FYE($)
James A. Fontaine	—	—		—		—	—
Albert H. Taddiken	—	—		—		—	—
Jeffrey A. Kupp	—	—		—		—	—
Robert S. Kirk	—	—		—		—	—
Barry F. Koch	—	10,426	(2)	1,960	(3)	—	58,125	(4)

(1)	Aggregate earnings are included in the “Summary Compensation Table” under “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”
(2)	Microtune made contributions under the Allianz Unterstützungskasse defined contribution plan of 7,086 Euros. This amount was converted to $10,426, using a 1.47134 exchange rate, which was the average rate for 2008. Microtune did not make contributions to the Pensor defined benefit plan in 2008.
(3)	The change in net present value under the Pensor defined benefit plan from December 31, 2007 to December 31, 2008.
(4)	The aggregate balance of the Allianz Unterstützungskasse defined contribution plan and the Pensor defined benefit plan at December 31, 2008.

Under the Pensor defined benefit plan and the current Allianz Unterstützungskasse defined contribution plan, payouts are made on Mr. Koch’s 65th birthday. If he elects to retire at an earlier age, deductions to the payout amount are made. Mr. Koch does not have discretion to select investments under the Allianz Unterstützungskasse defined contribution plan. There is a guaranteed rate of return of 3.25% with additional earnings not guaranteed. We no longer make contributions to the Pensor defined benefit plan.

Compensation of Directors

Director Compensation in 2008

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Walter S. Ciciora(2)	32,500	—	66,997	—	—	—	99,497
James H. Clardy(3)	35,000	—	66,997	—	—	—	101,997
Steven Craddock(4)	33,500	—	66,997	—	—	—	100,497
Anthony J. LeVecchio(5)	39,000	—	66,997	—	—	—	105,997
Bernard T. Marren(6)	25,000	—	72,153	—	—	—	97,153
Michael T. Schueppert(7)	25,000	—	45,100	—	—	—	70,100
William P. Tai(8)	25,000	—	66,997	—	—	—	91,997
A. Travis White(9)	44,000	—	66,997	—	—	—	110,997

(1)

The amounts in this column reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with SFAS No. 123R. Assumptions used in the calculation of this amount for option awards granted in fiscal years ended December 31, 2008, 2007 and 2006 are included in footnote 9 to our audited financial statements included in our Annual Report on

Form 10-K filed with the SEC on February 20, 2009. Assumptions used in the calculation of this amount for option awards granted in fiscal years ended December 31, 2005 are included in footnote 11 to our audited financial statements included in our Annual Report on Form 10-K filed with the SEC on February 28, 2008.

(2)	Mr. Ciciora held 140,938 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(3)	Mr. Clardy held 140,938 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(4)	Mr. Craddock held 145,938 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(5)	Mr. LeVecchio held 134,688 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(6)	Mr. Marren held 87,000 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(7)	Mr. Schueppert held 63,000 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(8)	Mr. Tai held 140,938 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.
(9)	Mr. White held 135,938 options for shares of common stock as of December 31, 2008. The grant date fair value of option awards granted in 2008 was $41,688 in accordance with SFAS No. 123R.

Our outside directors participate in our 2000 Director Option Plan. The 2000 Director Option Plan, as adopted and approved by our stockholders, became effective as of August 4, 2000, and was amended effective as of April 17, 2002, February 27, 2004, April 13, 2005, March 27, 2007, March 11, 2008, and subject to stockholder approval, March 10, 2009. Under the 2000 Director Option Plan, stock options may be granted only to non-employee directors. A non-employee director shall receive an option to purchase 15,000 shares of common stock on the date he or she first becomes a non-employee director. As currently in effect, each non-employee director will also receive an option to purchase 24,000 shares on the date of our annual stockholders’ meeting of each year, provided that he or she is a non-employee director on such date and he or she has served as director for at least the preceding six months. All grants under the 2000 Director Option Plan are automatic and nondiscretionary. The aggregate number of shares of common stock that may be issued under the plan shall not exceed 1,187,500. The exercise price of each stock option granted under the plan shall be 100% of the fair market value per share of common stock on the date of the grant. Our Board of Directors evaluates director compensation on an annual basis. As part of such evaluation, our Board of Directors reviews board compensation practices of our peer companies. As a result, our Board of Directors has proposed certain amendments to the 2000 Director Option Plan to allow for grants of RSU awards, as more fully described on page 24 above. The 2000 Director Option Plan shall continue until August 4, 2010, unless terminated earlier by the Board of Directors.

Our outside directors receive cash compensation and reimbursement of travel expenses associated with their attendance at director meetings. In 2008, our directors received $25,000 annually, payable in equal quarterly installments. For each Board meeting in excess of five annually, directors received an additional $1,500 per meeting that they attend. Any director who acted as the Chairperson of the Audit Committee, Compensation Committee or as our Lead Independent Director received an additional $10,000 annually, payable in equal quarterly installments. Mr. White received $5,000 annually for service as the Chairperson of the Nominating and Corporate Governance Committee. Mr. Ciciora and Mr. Craddock each received $7,500 annually for service as the Co-Chairpersons of the Technical Advisory Committee. Directors received an additional $1,000 for each committee meeting in excess of four that they attended. To qualify as an additional or “excess” meeting, the Board or committee meeting must be greater than three hours for Board meetings and one and one-half hours for committee meetings.

In October 2008, the Board determined to reduce its cash compensation effective January 1, 2009, and to convert its annual stock option awards to annual awards of a lesser number of RSU awards. These changes to director compensation are outlined in greater detail below:

•	A transition from stock options to RSUs:

•	5,250 RSUs awarded to directors upon initial appointment, with such awards vesting over three years;

•	8,400 RSUs awarded to directors annually, with such awards also vesting over three years; and

•	Such changes to be effected through an amendment to the 2000 Director Option Plan and to be submitted to the stockholders of the Company at the annual meeting of stockholders.

•	Fees for meeting attendance:

•	$4,000 per regular board meeting for in person attendance (5 regular meetings);

•	$2,000 per regular board meeting for telephonic attendance;

•	$1,000 per regular board meeting if no attendance;

•	$10,000 per year for Audit Committee Chair;

•	$10,000 per year for Lead Independent Director;

•	$5,000 per year for Compensation Committee Chair;

•	$0 per year for Nominating and Corporate Governance Committee Chair;

•	$0 per year for Technical Advisory Committee Chair, but $1,500 per meeting attended; and

•

No changes were made to the compensation paid for excess meetings, however, our Lead Independent Director and Compensation Committee Chair can make a determination that any special Board or committee meeting should qualify as either a “regular” or as an “excess” meeting for compensation purposes based on the time and effort required to prepare for the meeting and the duration of the meeting.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

We have not been a party to any transaction that involved more than $120,000 with an executive officer, director or 5% stockholder or any of their immediate family members since the beginning of fiscal 2008 or that involved indebtedness to or payments from us during fiscal 2008 other than as described under the caption “Executive Compensation” and the transactions described below. The discussion does not address compensation paid in connection with employment or Board service.

We believe that all transactions between us and our officers, directors, principal stockholders and other affiliates have been on terms no less favorable to us than could be obtained from unaffiliated third parties.

The Audit Committee of our Board reviews all related party transactions for potential conflict of interest situations on an ongoing basis and approves any such transactions. However, any such transaction may be alternatively approved by another independent body of the Board in accordance with NASDAQ Marketplace Rule 4350(h).

Our Board of Directors has determined that eight of our Board members, Messrs. Ciciora, Clardy, Craddock, LeVecchio, Marren, Schueppert, Tai and White are independent directors as defined under the current listing standards of The NASDAQ Stock Market. For more information about our corporate governance, including information regarding our board of directors and committees, see “Microtune Corporate Governance” on page 8.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee currently consists of Messrs. Clardy (Chairperson), Marren, and Schueppert. None of the members of the Compensation Committee were officers or employees of Microtune at any time during 2008 or at any other time. During 2008, no current executive officer of Microtune served as a member of the Board of Directors or compensation committee of any other entity whose executive officer(s) served on Microtune’s Board of Directors or Compensation Committee.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, Anthony J. LeVecchio, Steven Craddock and A. Travis White, are the current members of the Audit Committee and each of us is a non-employee director. The Board of Directors has determined that Mr. LeVecchio is an “audit committee financial expert” and that each of the committee members is “independent” as defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards and meets the independence requirements of Rule 10A-3(b)(i) of the Exchange Act, as well as the requirements of NASDAQ Marketplace Rule 4350(d)(2).

The Audit Committee discusses general financial and accounting-related matters at its regular quarterly meetings that coincide with full Board meetings, and it discusses Microtune’s quarterly financial performance and associated earnings announcements at such meetings. The committee met seven times during fiscal year 2008.

We assist the Board of Directors in its oversight of Microtune’s financial accounting, reporting and controls. We operate under a written charter that both the Board of Directors and we have approved. We also evaluate the performance and independence of Microtune’s independent auditor.

Management is responsible for the preparation, presentation and integrity of Microtune’s financial statements, including setting the accounting and financial reporting principles and establishing the internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. Our independent auditor is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and issuing a report on the consolidated financial statements. We oversee these processes. As part of that oversight, we require that the independent auditor report directly to the Audit Committee.

We reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with management and the independent auditor. We also discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards 61, Communication with Audit Committees, as amended or supplemented. We received the written disclosures and the letter from the independent auditor required by applicable requirements of the Public Company Accounting Oversight Board for independent auditor communications with Audit Committees concerning independence. We discussed with KPMG LLP that firm’s independence and considered whether the provision of non-audit services by the independent auditor was compatible with maintaining the auditor’s independence. We approve any non-audit services on a case-by-case basis before any work is performed. Based on the reports, discussions and review described in this report, and subject to the limitations on our role and responsibilities, we recommended to the Board of Directors that the audited financial statements be included in Microtune’s Annual Report on Form 10-K for fiscal year 2008, and the Board of Directors approved such inclusion.

AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS

Anthony J. LeVecchio, Chairperson
Steven Craddock
A. Travis White

OTHER MATTERS

Form 10-K for 2008

On February 20, 2009, we filed with the SEC an Annual Report on Form 10-K for the year ended December 31, 2008. The Annual Report on Form 10-K has been provided concurrently with this Proxy Statement to all stockholders entitled to notice of, and to vote at, the Annual Meeting.

Stockholders may also obtain a copy of the Annual Report on Form 10-K and any of our other SEC reports, free of charge, (1) from the SEC’s website at www.sec.gov, (2) from our website at www.microtune.com, or (3) by writing to Investor Relations, Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The Annual Report on Form 10-K is not incorporated into this Proxy Statement and is not considered proxy solicitation material. Information contained on our website, other than this Proxy Statement, is not part of the proxy solicitation material and is not incorporated by reference herein.

Annual Meeting

Our Board of Directors does not currently intend to bring any other business before our Annual Meeting and is not aware of any other business to be brought before our Annual Meeting. If any other business is properly brought before our Annual Meeting, including consideration of a motion to adjourn or postpone our Annual Meeting in order to, among other things, solicit additional proxies, the proxy holders will vote the proxies based on their judgment.

Any stockholder or stockholder’s representative who, because of a disability, may need special assistance or accommodation to allow him or her to participate at our Annual Meeting may request reasonable assistance or accommodation from us by contacting Barbara Ureste at Microtune, Inc., 2201 10th Street, Plano, Texas 75074. The telephone number at that location is (972) 673-1600. To provide us sufficient time to arrange for reasonable assistance or accommodation, please submit requests by April 17, 2009.

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to complete and return the accompanying proxy card in the envelope that has been enclosed, at your earliest convenience.

FOR THE BOARD OF DIRECTORS

DATED: March 12, 2009

APPENDIX 1

AMENDED AND RESTATED

MICROTUNE, INC.

2000 STOCK PLAN

1. Purposes of the Plan. The purposes of this Amended and Restated 2000 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company’s business.

Options granted under the Plan may be Incentive Stock Options or Nonstatutory Stock Options, as determined by the Administrator at the time of grant. Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may also be granted under the Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b) “Applicable Laws” means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

(c) “Award” means an award of Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) or Restricted Stock Awards pursuant to the terms of the Plan.

(d) “Award Agreement” means an agreement between the Company and a Service Provider evidencing the terms and conditions of an Award.

(e) “Board” means the Board of Directors of the Company.

(f) “Code” means the Internal Revenue Code of 1986, as amended.

(g) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan.

(h) “Common Stock” means the common stock of the Company.

(i) “Common Stock Equivalent” or “Restricted Stock Unit” means an unfunded and unsecured right (including a restricted stock unit) to receive Shares in the future that may be granted to a Service Provider pursuant to Section 12. The terms “Common Stock Equivalent” and “Restricted Stock Unit” are used interchangeably herein.

(j) “Common Stock Equivalent Agreement” or “Restricted Stock Unit Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and conditions of an individual Common Stock Equivalent (Restricted Stock Unit) grant or Award.

(k) “Company” means Microtune, Inc., a Delaware corporation.

(l) “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

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(m) “Director” means a member of the Board.

(n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then three (3) months following the 91st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation, The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator under a “reasonable” method for purposes of Section 409A of the Code and any guidance issued thereunder, and such determination shall be based on the facts and circumstances as of the valuation date which, in any event, also shall reflect all information that may materially affect the value of the Company as of the date of grant of the applicable Award.

(r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(s) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

(t) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Option or Stock Purchase Right grant. The Notice of Grant is part of the Option Agreement.

(u) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(v) “Option” means a stock option granted pursuant to the Plan.

(w) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

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(x) “Optioned Stock” means the Common Stock subject to an Option or Stock Purchase Right.

(y) “Optionee” means the holder of an outstanding Option or Stock Purchase Right granted under the Plan.

(z) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(aa) “Plan” means this Amended and Restated 2000 Stock Plan, which originally became effective as of August 4, 2000 and was amended and restated effective as of March 10, 2009.

(bb) “Restricted Stock Award” means an award of Shares granted to a Service Provider under this Plan whereby the Service Provider has immediate rights of ownership in the Shares underlying the Award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Restricted Stock Agreement pertaining to the Restricted Stock Award and may be subject to forfeiture by the individual until the earlier of:

(i)	the time such restrictions lapse or are otherwise satisfied, or

(ii)	the time such Shares are forfeited, pursuant to the terms and provisions of the Restricted Stock Agreement pertaining to the Restricted Stock Award.

(cc) “Restricted Stock Agreement” means a written or electronic agreement between the Company and a Service Provider evidencing the terms and restrictions applying to a Restricted Stock Award. The Restricted Stock Agreement is subject to the terms and conditions of the Plan.

(dd) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(ee) “Section 16(b)” means Section 16(b) of the Exchange Act.

(ff) “Service Provider” means an Employee, Director or Consultant.

(gg) “Share” means a share of the Common Stock, as adjusted in accordance with Section 15 of the Plan.

(hh) “Stock Purchase Right” means the right to purchase Common Stock pursuant to Section 11 of the Plan, as evidenced by a Notice of Grant.

(ii) “Stock Purchase Right Agreement” means a written or electronic agreement between the Company and the Optionee evidencing the terms and restrictions applying to stock purchased under a Stock Purchase Right. The Stock Purchase Right Agreement is subject to the terms and conditions of the Plan and the Notice of Grant.

(jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Sections 13(a) and 15 of the Plan, the maximum aggregate number of Shares that may be awarded under the Plan is 13,054,496 shares, plus the number of Shares subsequently returned to the Company’s 1996 Stock Option Plan (the “1996 Plan”) as a result of termination of options which were issued and outstanding under the 1996 Plan on the date immediately prior to the date of stockholder approval of the original adoption of the Plan and 100% of such Shares may be awarded pursuant to Incentive Stock Options. The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the

3

Plan (unless the Plan has terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of a Restricted Stock Award are forfeited, or, to the extent applicable, repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

4. Administration of the Plan.

(a) Procedure.

(i)	Multiple Administrative Bodies. Different Committees with respect to different groups of Service Providers may administer the Plan.

(ii)	Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(iii)	Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(iv)	Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b) Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(i)	to determine the Fair Market Value;

(ii)	to select the Service Providers to whom Awards may be granted hereunder;

(iii)	to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

(iv)	to approve forms of agreement for use under the Plan;

(v)	to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or Stock Purchase Rights may be exercised (which may be based on performance criteria), the time or times when Common Stock Equivalents (Restricted Stock Units) may be converted to Shares, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(vi)	to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)	to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable foreign laws;

(viii)	to modify or amend each Award (subject to Section 17(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan;

(ix)

to allow Service Providers to satisfy withholding tax obligations by electing to have the Company withhold from any Shares to be issued that number of Shares having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of the Shares to be

4

withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Service Provider to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(x)	to authorize any person to execute on behalf of the Company any instrument required to effect an Award previously made by the Administrator; and

(xi)	to make all other determinations deemed necessary or advisable for administering the Plan.

(c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Optionees and any other holders of Awards.

5. Eligibility. Nonstatutory Stock Options, Stock Purchase Rights, Common Stock Equivalents (Restricted Stock Units) and Restricted Stock Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6. Limitations.

(a) Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

(b) Neither the Plan nor any Award Agreement shall confer upon a Service Provider any right with respect to continuing such Service Provider’s relationship as a Service Provider with the Company, nor shall the Plan or Award Agreement interfere in any way with the Service Provider’s right or the Company’s right to terminate such relationship at any time, with or without cause.

(c) The following limitations shall apply to grants of Options:

(i)	No Service Provider shall be granted, in any fiscal year of the Company, Options to purchase more than 500,000 Shares.

(ii)	In connection with his or her initial service, a Service Provider may be granted Options to purchase up to an additional 1,000,000 Shares, which shall not count against the limit set forth in subsection (i) above.

(iii)	The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 15.

(iv)	If an Option is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 15), the cancelled Option will be counted against the limits set forth in subsections (i) and (ii) above.

(v)	Except in connection with a corporate transaction involving the Company (including, without limitation, any merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any corporate transaction otherwise contemplated in Section 15), the terms of outstanding Awards may not be amended to decrease the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other awards or Options with an exercise price that is less than the exercise price of the original Options without first obtaining stockholder approval.

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7. Term of Plan. Subject to Section 21 of the Plan, the Plan shall become effective upon its adoption by the Board. It shall continue in effect through August 3, 2010 unless terminated earlier under Section 17 of the Plan.

8. Term of Option. The term of each Option shall be stated in the Option Agreement. In the case of an Incentive Stock Option, the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

9. Option Exercise Price and Consideration.

(a) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

(i)	In the case of an Incentive Stock Option

A.	granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

B.	granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

(ii)	In the case of a Nonstatutory Stock Option, the per Share exercise price shall be determined by the Administrator, but in no case shall the per Share exercise price be less than 100% of the Fair Market Value per Share on the date of grant.

(b) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

(c) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of:

(i)	cash;

(ii)	check;

(iii)	promissory note;

(iv)	other Shares, provided Shares acquired from the Company, (A) have been owned by the Optionee for more than six (6) months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(v)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan;

(vi)	a reduction in the amount of any Company liability to the Optionee;

(vii)	any combination of the foregoing methods of payment; or

(viii)	such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

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10. Exercise of Option.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. Unless the Administrator provides otherwise, vesting of Options granted hereunder shall be tolled during any unpaid leave of absence. An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

(b) Termination of Relationship as a Service Provider. If an Optionee ceases to be a Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). Except in the event of death or Disability, in the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Optionee’s termination. If, on the date of termination for any reason, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(c) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(d) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the

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person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(e) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the exercise price of any such Option is not greater than the Fair Market Value of the Common Stock on such date; provided, further, however, that this Section 10(e) shall not apply to any transaction contemplated by Section 15 hereof.

(f) Authorized Leave of Absence. The following provisions shall apply upon the Optionee’s commencement of an authorized leave of absence:

(i)	The exercise schedule in effect under the Notice of Grant shall be frozen as of the first day of the authorized leave, and this option shall not become exercisable for any additional installments of the Optioned Stock during the period Optionee remains on such leave.

(ii)	Should Optionee resume active Employee status within thirty (30) days after the start date of the authorized leave, Optionee shall, for purposes of the exercise schedule set forth in the Notice of Grant, receive credit for continuous status as an Employee or consultant for the entire period of such leave. If Optionee does not resume active Employee status within such thirty (30) day period, then no credit for continuous status as an Employee or Consultant shall be given for the period of such leave.

(iii)	In no event shall this option become exercisable for any additional Optioned Stock or otherwise remain outstanding if Optionee does not resume Employee status prior to the Expiration Date of the option term.

11. Stock Purchase Rights.

(a) Rights to Purchase. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. After the Administrator determines that it will offer Stock Purchase Rights under the Plan, it shall advise the offeree in writing or electronically, by means of a Notice of Grant, of the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price to be paid (which shall not be less than the Fair Market Value of such Shares as of the date of grant), and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a Stock Purchase Right Agreement in the form determined by the Administrator.

(b) Repurchase Option. Unless the Administrator determines otherwise, the Stock Purchase Right Agreement shall grant the Company a repurchase option exercisable upon the voluntary or involuntary termination of the Service Provider’s service with the Company for any reason (including death or Disability). The purchase price for Shares repurchased pursuant to the Stock Purchase Right Agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchaser to the Company. The repurchase option shall lapse at a rate determined by the Administrator.

(c) Other Provisions. The Stock Purchase Right Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Administrator in its sole discretion.

(d) Rights as a Stockholder. Once the Stock Purchase Right is exercised, the purchaser shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Company. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 15 of the Plan.

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(e) Corporate Transactions. Except in connection with a corporate transaction involving the Company (including, without limitation, any merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock or any corporate transaction otherwise contemplated in Section 15), the terms of outstanding Awards may not be amended to decrease the exercise price of outstanding Stock Purchase Rights, if applicable, or cancel outstanding Stock Purchase Rights in exchange for Stock Purchase Rights, other awards or Stock Purchase Rights with an exercise price, if applicable, that is less than the exercise price of the original Stock Purchase Rights without first obtaining stockholder approval.

12. Common Stock Equivalents (Restricted Stock Units).

(a) Award of Common Stock Equivalents. Common Stock Equivalents (Restricted Stock Units) may be awarded to Service Providers either alone, in addition to, or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan. An Award of Common Stock Equivalents shall be made pursuant to a Common Stock Equivalent (Restricted Stock Unit) Agreement in such form as is determined by the Administrator.

(b) Bookkeeping Account; Nontransferability. The number of Common Stock Equivalents (Restricted Stock Units) awarded pursuant to Section 12(a) to each Service Provider shall be credited to a bookkeeping account established in the name of the Service Provider at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement. The Company’s obligation with respect to such Common Stock Equivalents shall not be funded or secured in any manner. A Service Provider’s right to receive Common Stock Equivalents may not be assigned or transferred, voluntarily or involuntarily, except as expressly provided herein.

(c) Dividends. If the Company pays a cash dividend with respect to the Shares at any time while Common Stock Equivalents (Restricted Stock Units) are credited to a Service Provider’s account, there shall be credited to the Service Provider’s account additional Common Stock Equivalents equal to (i) the dollar amount of the cash dividend the Service Provider would have received had he or she been the actual owner of the Shares to which the Common Stock Equivalents then credited to the Service Provider’s account relate, divided by (ii) the Fair Market Value of one Share on the dividend payment date. The Company will pay the Service Provider a cash payment in lieu of fractional Common Stock Equivalents on the date of such dividend payment.

(d) Conversion. The Company shall deliver to the Service Provider (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of Common Stock Equivalents (Restricted Stock Units) then credited to the Service Provider’s account, at such time or times as specified in the Service Provider’s Common Stock Equivalent Agreement, or as otherwise provided herein, but in no event later than seventy-five (75) days after such Common Stock Equivalents (Restricted Stock Units) otherwise convert to Shares.

(e) Stockholder Rights. A Service Provider (or his or her designated beneficiary or estate) shall not be entitled to any voting or other stockholder rights as a result of the credit of Common Stock Equivalents (Restricted Stock Units) to the Service Provider’s account, until certificates representing Shares are delivered to the Service Provider (or his or her designated beneficiary or estate) upon conversion of the Service Provider’s Common Stock Equivalents pursuant to Section 12(d).

13. Restricted Stock Awards.

(a) Restricted Stock Awards Generally. Up to thirty percent (30%) of the Shares that may be subject to an Award pursuant to Section 3, may be granted as Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Committee for periods determined by the Committee. Unless the applicable Restricted Stock Award Agreement provides otherwise, holders of Restricted Stock Awards shall be entitled to vote and receive dividends during the periods of restriction to the same extent as such holder would have been entitled if he were a holder of the relevant number and type of unrestricted

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Shares. The Committee shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restriction period with respect to any part or all of the Shares awarded to a Service Provider pursuant to a Restricted Stock Award. The Committee may require a cash payment from the Service Provider in an amount no greater than the aggregate Fair Market Value of the Shares awarded pursuant to a Restricted Stock Award determined at the date of grant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment.

(b) Dividends. If the Company pays a cash dividend with respect to the Shares at any time prior to the lapse or satisfaction of any restrictions imposed upon Shares subject to a Restricted Stock Award, there shall be credited to a bookkeeping account established in the name of the Service Provider an amount equal to such cash dividend and such amount shall be subject to the same restrictions imposed upon the Restricted Stock Award until the restrictions imposed on the Restricted Stock Award lapse or are otherwise satisfied.

14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Service Provider, only by the Service Provider. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

15. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Optionee as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide: (i) for an Optionee to have the right to exercise his or her Option until ten (10) days prior to such transaction as to all of the Optioned Stock covered thereby, including Shares as to which the Option would not otherwise be exercisable; (ii) that any Company repurchase option applicable to any Shares purchased upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated; (iii) that any Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the consummation of any such dissolution or liquidation (and such Shares shall be delivered to the holder of the Award of Common Stock Equivalents (Restricted Stock Units) within seventy-five (75) days of the event of dissolution or liquidation); and (iv) that any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied, shall be waived immediately prior to the consummation of any such dissolution or liquidation so that any such Restricted Stock Awards shall be fully vested; provided, however, in no event shall any Award of Common Stock Equivalents (Restricted Stock Units), or portion thereof,

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be converted into Shares if the event of such dissolution or liquidation does not constitute a “change in control” within the meaning of Section 409A of the Code and the guidance issued thereunder, unless no portion of such Award of Common Stock Equivalents (Restricted Stock Units) is otherwise subject to Section 409A of the Code at the time of such dissolution or liquidation. To the extent it has not been previously exercised, an Option will terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Award shall be assumed or an equivalent award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Award: (i) each Service Provider shall fully vest in and have the right to exercise the Option or Stock Purchase Right as to all of the Optioned Stock, including Shares as to which it would not otherwise be vested or exercisable; (ii) any Company repurchase option applicable to any Shares acquired upon exercise of an Option or Stock Purchase Right shall lapse as to all such Shares; (iii) Common Stock Equivalents (Restricted Stock Units) credited to a Service Provider’s account under Section 12(b) shall convert into Shares (as provided in Section 12(d)) immediately prior to the merger or sale of assets (and such Shares shall be delivered to the holder of the Award of Common Stock Equivalents (Restricted Stock Units) within seventy-five (75) days of the event of a merger or sale of assets), and (iv) any restrictions that were imposed upon any Restricted Stock Awards, which have not otherwise lapsed or been satisfied shall be waived immediately prior the merger or sale of assets so that any such Restricted Stock Awards shall be fully vested; provided, however, in no event shall any Award of Common Stock Equivalents (Restricted Stock Units), or portion thereof, be converted into Shares if the event of such merger or sale of assets does not constitute a “change in control” within the meaning of Section 409A of the Code and the guidance issued thereunder, unless no portion of such Award of Common Stock Equivalents (Restricted Stock Units) is otherwise subject to Section 409A of the Code at the time of such merger or sale of assets. If an Option or Stock Purchase Right becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Optionee in writing or electronically that the Option or Stock Purchase Right shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or Stock Purchase Right shall terminate upon the expiration of such period. If a determination is made by the Board, in its discretion, that an Award of Common Stock Equivalents (Restricted Stock Units) may convert into Shares upon the occurrence of such event, the Administrator shall notify the holder of such Common Stock Equivalents (Restricted Stock Units) at least fifteen (15) days prior to the consummation of the proposed action. For the purposes of this paragraph, an Award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or for each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or Stock Purchase Right, for each Share of Optioned Stock subject to the Option or Stock Purchase Right or upon conversion of each Common Stock Equivalent (Restricted Stock Unit) or Share subject to a Restricted Stock Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

16. Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator or required by Applicable Laws. To the extent prior notice is not required by any Applicable Laws in order to be effective, notice of the determination shall be provided to each Service Provider to whom an Award is being made within a reasonable time after the date of such grant.

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17. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b) Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Service Provider to whom an Award has been granted, unless mutually agreed otherwise between the holder of such Award and the Administrator, which agreement must be in writing and signed by the holder of such Award and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

18. Conditions Upon Issuance of Shares.

(a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) Investment Representations. As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

19. Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

20. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

21. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted. Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

22. Section 409A. The Plan and any Awards and Award Agreements thereunder are intended to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and any guidance issued thereunder. The provisions of the Plan and any Award Agreements thereunder will be construed and administered in a manner that enables the Plan to comply with, or otherwise be exempt from, the requirements of Section 409A of the Code and any guidance issued thereunder.

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APPENDIX 2

MICROTUNE, INC.

AMENDED AND RESTATED

2000 DIRECTOR STOCK PLAN

1. Purposes of the Plan. Microtune, Inc. (the “Company”) previously adopted the 2000 Director Option Plan (the “Plan”) to attract and retain the best available personnel for service as Outside Directors (as defined herein) of the Company, to provide additional incentive to the Outside Directors of the Company to serve as Directors (as defined herein), and to encourage their continued service on the Board. By this instrument, the Company desires to amend and restate the Plan effective March 10, 2009, to enable Outside Directors to receive awards of Restricted Stock Units (as defined below), in lieu of Options (as defined herein) for periods on and after March 10, 2009. This amended and restated Plan shall be known as the Amended and Restated 2000 Director Stock Plan.

2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means an Option award or award of Restricted Stock Units pursuant to the terms of the Plan.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended.

(d) “Common Stock” means the common stock of the Company.

(e) “Company” means Microtune, Inc., a Delaware corporation.

(f) “Director” means a member of the Board.

(g) “Disability” means total and permanent disability as defined in section 22(e)(3) of the Code.

(h) “Employee” means any person, including officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director’s fee by the Company shall not be sufficient in and of itself to constitute “employment” by the Company.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)	If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination as reported in The Wall Street Journal or such other source as the Board deems reliable;

(ii)	If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)	In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board under a “reasonable” method for purposes of section 409A of the Code and any guidance issued thereunder, and such determination shall be based on the facts and circumstances as of the valuation date which, in any event, also shall reflect all information that may materially affect the value of the Company as of the date of grant of such Option.

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(k) “Grantee” means the holder of an outstanding Award granted under the Plan.

(l) “Inside Director” means a Director who is an Employee.

(m) “Option” means a stock option granted pursuant to the applicable terms of Section 4 of the Plan.

(n) “Optioned Stock” means the Common Stock subject to an Option.

(o) “Optionee” means a Director who holds an Option.

(p) “Outside Director” means a Director who is not an Employee.

(q) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in section 424(e) of the Code.

(r) “Plan” means this Amended and Restated 2000 Director Stock Plan.

(s) “Restricted Stock Unit” means an unfunded and unsecured right to receive Shares in the future that may be granted to an Outside Director pursuant to the applicable terms of Section 4 of the Plan.

(t) “Share” means a share of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

(u) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in section 424(f) of the Code.

3. Stock Subject to the Plan. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be awarded under the Plan is 1,187,500 Shares. The Shares may be authorized, but unissued, or reacquired Common Stock. If an Award expires or, if applicable, becomes unexercisable without having been exercised in full, the undelivered and/or unissued Shares subject thereto, shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been delivered and/or issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

4. Administration and Grants of Awards under the Plan.

(a) Procedure for Grants of Awards. All grants of Awards to Outside Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions:

(i)	No person shall have any discretion to select which Outside Directors shall be granted Awards or to determine the number of Shares to be covered by Awards.

(ii)	For periods prior to March 10, 2009, only Awards comprised of Options shall be granted to Outside Directors, and unless the stockholders fail to approve this amended and restated Plan, in no event shall any Award of Options be granted to any Outside Director on or after March 10, 2009. For periods on and after March 10, 2009, only Awards comprised of Restricted Stock Units shall be granted to Outside Directors in accordance with this Section 4.

(iii)	In the event that any Award granted under the Plan would otherwise cause the number of Shares subject to outstanding Awards plus the number of Shares previously issued and distributed under Options or Restricted Stock Units to exceed the number of Shares set forth in Section 3, then the remaining Shares available for Awards shall be granted to the Outside Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the stockholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Awards previously granted hereunder.

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(b) Procedure for Grants of Options. Subject to Section 4(a) above, all grants of Options to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

(i)	All Options granted hereunder shall be nonstatutory stock options.

(ii)	During any period in which Options shall be granted to Outside Directors:

(A)	each Outside Director shall be automatically granted an Option to purchase 15,000 Shares (the “First Option”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Option.

(B)	each Outside Director shall be automatically granted an Option to purchase 24,000 Shares (a “Subsequent Option”) on the date of the Company’s annual stockholder’s meeting of each year, provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(iii)	Notwithstanding the provisions of subsections (A) and (B) above, any exercise of an Option granted before the Company has obtained stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof.

(iv)	The terms of a First Option granted hereunder shall be as follows:

(A)	the term of the First Option shall be ten (10) years.

(B)	the First Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 7 and 10 hereof.

(C)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the First Option.

(D)

subject to Section 10 hereof, the First Option shall become exercisable as to 33  1/3% of the Shares subject to the First Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(v)	The terms of a Subsequent Option granted hereunder shall be as follows:

(A)	the term of the Subsequent Option shall be ten (10) years.

(B)	the Subsequent Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in Sections 7 and 10 hereof.

(C)	the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Subsequent Option.

(D)

subject to Section 10 hereof, the Subsequent Option shall become exercisable as to 33  1/3% of the Shares subject to the Subsequent Option on each anniversary of its date of grant, provided that the Optionee continues to serve as a Director on such dates.

(c) Procedure for Grants of Restricted Stock Units. Subject to Section 4(a) above, all grants of Restricted Stock Units to Outside Directors under this Plan shall be made strictly in accordance with the following provisions:

(i)	During any period in which Restricted Stock Units shall be granted to Outside Directors:

(A)

each Outside Director shall be automatically granted 5,250 Restricted Stock Units (the “First Grant”) on the date on which such person first becomes an Outside Director, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy;

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provided, however, that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive a First Grant.

(B)	each Outside Director shall be automatically granted 8,400 Restricted Stock Units (a “Subsequent Grant”) on the date of the Company’s annual stockholder’s meeting of each year, provided he or she is then an Outside Director and if as of such date, he or she shall have served on the Board for at least the preceding six (6) months.

(ii)	Notwithstanding the provisions of subsections (A) and (B) above, any conversion of Restricted Stock Units to Shares before the Company has obtained stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof shall be conditioned upon obtaining such stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof.

(iii)	The terms of a First Grant granted hereunder shall be as follows:

(A)	the term of the First Grant shall not exceed ten (10) years.

(B)	the First Grant shall remain in effect only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)

subject to Section 10 hereof and except as otherwise provided in an award agreement, the First Grant shall become vested as to 33  1/3% of the Shares subject to the First Grant on each anniversary of its date of grant, provided that the Grantee continues to serve as a Director on such dates.

(iv)	The terms of a Subsequent Grant granted hereunder shall be as follows:

(A)	the term of the Subsequent Grant shall not exceed ten (10) years.

(B)	the First Grant shall remain in effect only while the Outside Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

(C)

subject to Section 10 hereof and except as otherwise provided in an award agreement, the Subsequent Grant shall become vested as to 33  1/3% of the Shares subject to the Subsequent Grant on each anniversary of its date of grant, provided that the Grantee continues to serve as a Director on such dates.

(v)	The number of Restricted Stock Units awarded pursuant to the applicable terms of this Section 4 to each Outside Director shall be credited to a bookkeeping account established in the name of the Outside Director.

5. Eligibility. Awards may be granted only to Outside Directors. All Awards shall be automatically granted in accordance with the applicable terms set forth in Section 4 hereof. The Plan shall not confer upon any Grantee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director’s relationship with the Company at any time.

6. Term of Plan. The Plan originally became effective as of August 4, 2000 and was amended and restated effective as of March 10, 2009. The Plan shall continue in effect through August 3, 2010 unless sooner terminated under Section 11 of the Plan.

7. Exercise of Options.

(a) Procedure for Exercise; Rights as a Stockholder. Any Option granted hereunder shall be exercisable at such times as are set forth in applicable terms of Section 4 hereof; provided, however, that no Options shall be exercisable until stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof has been obtained. An Option may not be exercised for a fraction of a Share. An Option shall

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be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment set forth in the following paragraph. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan. Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other Shares, provided Shares acquired directly from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

(b) Termination of Continuous Status as a Director. Subject to Section 10 hereof, in the event an Optionee’s status as a Director terminates (other than upon the Optionee’s death or Disability), the Optionee may exercise his or her Options, if any, but only within three (3) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(c) Disability of Optionee. In the event an Optionee’s status as a Director terminates as a result of Disability, the Optionee may exercise his or her Options, if any, but only within six (6) months following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

(d) Death of Optionee. In the event of an Optionee’s death, the Optionee’s estate or a person who acquired the right to exercise an Option by bequest or inheritance may exercise the Option, but only within twelve (12) months following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee’s estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

8. Conversion of Restricted Stock Units.

(a) Procedure for Conversion of Restricted Stock Units; Rights as a Stockholder. A Restricted Stock Unit automatically shall be deemed as converted upon the occurrence of the applicable time(s) or payment event(s) set forth in the Plan or, if applicable, the Grantee’s award agreement; provided, however, that no Restricted Stock Units shall be converted until stockholder approval of the Plan (or an amendment thereto, if applicable) in accordance with Section 16 hereof has been obtained. Upon the conversion of any Restricted Stock Units, the Company shall deliver to the Grantee (or his or her designated beneficiary or estate) a number of Shares equal to the whole number of such Restricted Stock Units subject to such conversion; provided, however,

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no such Shares shall be delivered to the Grantee to the extent the delivery is not (i) otherwise exempt from section 409A of the Code and any guidance issued thereunder, or (ii) made in accordance with a permissible time or distribution event set forth in section 409A of the Code and any guidance issued thereunder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to any Shares subject to Restricted Stock Units, notwithstanding the occurrence of the time or event that gives rise to the conversion of such Restricted Stock Units. A share certificate for the number of Shares so acquired shall be issued to the Grantee as soon as practicable after conversion of the Restricted Stock Units, but in no event later than seventy-five (75) days after such conversion. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan. A conversion of Restricted Stock Units in any manner shall result in a decrease in the number of Shares which thereafter may be available, for purposes of the Plan, by the number of Shares as to which such Restricted Stock Units relate.

(b) Termination of Continuous Status as a Director. Subject to Section 10 hereof and except as otherwise provided in a Grantee’s award agreement, in the event such Grantee’s status as a Director terminates (other than upon the Grantee’s death or Disability), the vested portion of any Restricted Stock Units awarded to the Grantee shall be converted. The Shares subject to such Restricted Stock Units shall be delivered to the Grantee within seventy-five (75) days of such termination; provided, however, in no event shall any such Shares be delivered to the Grantee if the termination of his or her status as a Director does not constitute a “separation from service” within the meaning of section 409A of the Code and the guidance issued thereunder, unless no portion of the applicable Award of Restricted Stock Units is otherwise subject to section 409A of the Code at the time of such termination. Except as otherwise provided in an award agreement, all unvested Restricted Stock Units as of the termination date shall be forfeited.

(c) Disability of Grantee. Except as otherwise provided in a Grantee’s award agreement, in the event such Grantee’s status as a Director terminates as a result of Disability, the vested portion of any Restricted Stock Units awarded to the Grantee shall be converted. The Shares subject to such Restricted Stock Units shall be delivered to the Grantee within seventy-five (75) days of such termination; provided, however, in no event shall any such Shares be delivered to the Grantee if the termination of his or her status as a Director does not constitute a “separation from service” within the meaning of section 409A of the Code and the guidance issued thereunder, unless no portion of the applicable Award of Restricted Stock Units is otherwise subject to section 409A of the Code at the time of such termination. Except as otherwise provided in an award agreement, all unvested Restricted Stock Units as of the termination date shall be forfeited.

(d) Death of Optionee. Except as otherwise provided in a Grantee’s award agreement, in the event of such Grantee’s death, the vested portion of any Restricted Stock Units awarded to the Grantee shall be converted. The Shares subject to such Restricted Stock Units shall be delivered to the Grantee’s estate or a person who acquired the right to receive such Shares by bequest or inheritance within seventy-five (75) days of the Grantee’s death. Except as otherwise provided in an award agreement, all unvested Restricted Stock Units as of the date of the Grantee’s death shall be forfeited.

(e) Specified Employee. If a Grantee is identified by the Company as a “specified employee” within the meaning of section 409A of the Code and any guidance issued thereunder on the date on which the Grantee has a “separation from service” (other than due to death) within the meaning of section 409A of the Code and any guidance issued thereunder, notwithstanding the provisions of Sections 8(b) and (c) above, any delivery of Shares with respect to an Award of Restricted Stock Units that is subject to section 409A of the Code on account of a separation from service shall take place on the earlier of (i) the first business day following the expiration of six (6) months from the Grantee’s separation from service, (ii) the date of the Grantee’s death, or (iii) such earlier date as complies with the requirements of section 409A of the Code and any guidance issued thereunder.

9. Limited Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be

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exercised, during the lifetime of the Grantee, only by the Grantee; provided, however that the Grantee may transfer, without payment of consideration, the Award to any member of the Grantee’s immediate family or to a trust or partnership whose beneficiaries are members of the Grantee’s immediate family. In such case, any Option shall be exercisable only by such transferee and any delivery of Shares upon the conversion of a Restricted Stock Unit shall be provided only to such transferee. Following transfer, the Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, a Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.

10. Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per Share covered by each such outstanding Award, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Award.

(b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, to the extent that any Restricted Stock Units hereunder have not previously been converted, or if applicable, an Option has not been previously exercised, the corresponding Award, as the case may be, shall terminate immediately prior to the consummation of such proposed action.

(c) Merger or Asset Sale. In the event of a merger of the Company with or into another corporation or the sale of substantially all of the assets of the Company, outstanding Awards may be assumed or equivalent awards may be substituted by the successor corporation or a Parent or Subsidiary thereof (the “Successor Corporation”).

If an Award is assumed or substituted for, the Award or equivalent award shall remain in effect as provided in Section 4 hereof for so long as the Grantee serves as a Director or a director of the Successor Corporation. With respect to any assumption or substitution of Options granted hereunder, if the Grantee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Grantee, any Option or option shall become fully exercisable, including as to Shares for which it would not otherwise be exercisable. Thereafter, the Option or option shall remain exercisable in accordance with Sections 7(b) through (d) above. With respect to any assumption or substitution of Restricted Stock Units granted hereunder, if the Grantee’s status as a Director or director of the Successor Corporation, as applicable, is terminated other than upon a voluntary resignation by the Grantee, (i) any Restricted Stock Unit or restricted stock unit shall become fully vested and (ii) the Shares subject thereto shall be delivered to the Grantee; provided, however, in no event shall any such Shares be delivered to the Grantee if the termination of his or her status as a Director does not constitute a “separation from service” within the meaning of section 409A of the Code and the guidance issued thereunder, unless no portion of the applicable Award of Restricted Stock Units is otherwise subject to section 409A of the Code at the time of such termination.

If the Successor Corporation does not assume an outstanding Award or substitute for it an equivalent award, the Award shall become fully vested. Any Options granted hereunder, which become fully vested in lieu of assumption or substitution by the Successor Corporation, shall be fully exercisable. The Board shall notify the Grantee in writing or electronically that the Option shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice and upon the expiration of such period the Option shall terminate. Any Restricted Stock Units granted hereunder, which become fully vested in lieu of assumption or substitution by the

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Successor Corporation, shall be converted into Shares that shall be delivered to the Grantee within seventy-five (75) days of the event of a merger or sale of assets; provided, however, in no event shall any such Shares be delivered to the Grantee if the event of such merger or sale of assets does not constitute a “change in control” within the meaning of section 409A of the Code and the guidance issued thereunder, unless no portion of the applicable Award of Restricted Stock Units is otherwise subject to section 409A of the Code at the time of such merger or sale of assets. In such event, the Board shall notify the Grantee in writing or electronically that the Restricted Stock Units shall be fully vested and shall be converted into Shares, which shall be delivered to the Grantee within seventy-five (75) days of the event of such merger or sale of assets.

For the purposes of this Section 10(c), an Award shall be considered assumed if, following the merger or sale of assets, the Award confers the right to purchase or receive, for each Share of Optioned Stock subject to the Option or for each Restricted Stock Unit, immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Board may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option for each Share of Optioned Stock subject to the Option or upon conversion of each Restricted Stock Unit, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

11. Amendment and Termination of the Plan.

(a) Amendment and Termination. The Board may at any time amend, alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Grantee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

(b) Effect of Amendment or Termination. Any such amendment or termination of the Plan shall not affect Awards already granted and such Awards shall remain in full force and effect as if this Plan had not been amended or terminated.

12. Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date determined in accordance with the applicable terms of Section 4 hereof.

13. Conditions Upon Issuance of Shares. Shares shall not be issued pursuant to the conversion of a Restricted Stock Unit or exercise of an Option unless the conversion or exercise and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

As a condition to the conversion of a Restricted Stock Unit or exercise of an Option, the Company may require the person otherwise entitled to receive Shares as a result of such conversion or exercise to represent and warrant at the time of any such conversion or exercise that the Shares are being acquired only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

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14. Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

15. Award Agreement. Awards shall be evidenced by written award agreements in such form as the Board shall approve.

16. Stockholder Approval. The Plan shall be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted and, if applicable, amended. Such stockholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

17. Section 409A. The Plan and any Awards and award agreements thereunder are intended to comply with, or otherwise be exempt from, the requirements of section 409A of the Code and any guidance issued thereunder. The provisions of the Plan and any award agreements thereunder will be construed and administered in a manner that enables the Plan to comply with, or otherwise be exempt from, the requirements of section 409A of the Code and any guidance issued thereunder.

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EXHIBIT A

DIRECTOR OPTION EXERCISE NOTICE

Microtune, Inc.

2201 10th Street

Plano, TX 75074

Attention: Corporate Secretary

1. Exercise of Option. The undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase shares of the Common Stock (the “Shares”) of Microtune, Inc. (the “Company”) under and pursuant to the Company’s Amended and Restated 2000 Director Stock Plan and the Director Option Agreement dated (the “Agreement”).

2. Representations of Optionee. Optionee acknowledges that Optionee has received, read and understood the Agreement.

3. Federal Restrictions on Transfer. Optionee understands that the              Shares must be held indefinitely unless they are registered under the Securities Act of 1933, as amended (the “1933 Act”), or unless an exemption from such registration is available, and that the certificate(s) representing the Shares may bear a legend to that effect. Optionee understands that the Company is under no obligation to register the Shares and that an exemption may not be available or may not permit Optionee to transfer Shares in the amounts or at the times proposed by Optionee.

4. Tax Consequences. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultant(s) Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

5. Delivery of Payment. Optionee herewith delivers to the Company the aggregate purchase price for the Shares that Optionee has elected to purchase and has made provision for the payment of any federal or state withholding taxes required to be paid or withheld by the Company.

6. Entire Agreement. The Agreement is incorporated herein by reference. This Exercise Notice and the Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof. This Exercise Notice and the Agreement are governed by Texas law except for that body of law pertaining to conflict of laws.

Submitted by:	Accepted by:

OPTIONEE:	MICROTUNE, INC.

By:	By:

Address:	Its:

Dated:	Dated:

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FIRST OPTION

MICROTUNE, INC.

DIRECTOR OPTION AGREEMENT

Microtune, Inc., (the “Company”), has granted to                      (the “Optionee”) an option to purchase a total of 15,000 shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s Amended and Restated 2000 Director Stock Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $             for each share of Common Stock.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 8 of the Plan as follows:

(i)	Right to Exercise.

(a)	This Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock on each anniversary of its date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan (or an amendment thereto, if applicable).

(b)	This Option may not be exercised for a fraction of a share.

(c)	In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 8 of the Plan.

(ii)	Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)	cash;

(ii)	check;

(iii)	surrender of other Shares, provided Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

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6. Limited Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that the Optionee may transfer, without payment of consideration, the Option to any member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family by completing an Election to Transfer Stock Option Form to be obtained from the Company. In such case, the Option shall be exercisable only by such transferee. Following transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, an Optionee’s “immediate family” shall mean the Optionee’s spouse, children and grandchildren.

7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8. Taxation With Respect to the Option. Optionee acknowledges that the Company has not provided any advice with respect to the tax consequences associated with the grant or exercise of the Option and that the Company has recommended that Optionee seek any such advice from his or her tax consultant(s).

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

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FIRST GRANT

MICROTUNE, INC.

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

Microtune, Inc., (the “Company”), has granted to                      (the “Grantee”) an award of Restricted Stock Units with respect to a total of 5,250 shares of the Company’s Common Stock, and in all respects subject to the terms, definitions and provisions of the Company’s Amended and Restated 2000 Director Stock Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Vesting Schedule. The Restricted Stock Units subject to this Award shall vest in installments in accordance with the following schedule:

Date Vested	Additional Percentage of Award Vested
First anniversary of the date of grant	33 1/3%
Second anniversary of the date of grant	33 1/3%
Third anniversary of the date of grant	33 1/3%
100%

[[Notwithstanding the foregoing, all Restricted Stock Units subject to this Award shall vest, irrespective of the limitations set forth above, upon the occurrence of: [SELECT AS APPROPRIATE]]

(i)	the termination of the Grantee’s continuous status as a Director [by reason of an involuntary termination without cause, as determined by the Board in its discretion];

(ii)	the termination of the Grantee’s continuous status as a Director by reason a Disability, as determined by the Board in its discretion;

(iii)	the Grantee’s death].

Except as provided in any other agreement between the Grantee and the Company, if the termination of the Grantee’s continuous status as a Director occurs [[for any reason] or [other than by reason of [SELECT AS APPROPRIATE] [death, Disability (as determined by the Board in its discretion) or involuntary termination without cause (as determined by the Board in its discretion)]], all unvested Restricted Stock Units as of the termination date shall be forfeited.

2. Conversion of Restricted Stock Units. The conversion of any Restricted Stock Units subject to this Award and the issuance and delivery of Shares with respect to such Restricted Stock Units shall be made as soon as administratively practicable after [INSERT PAYOUT TRIGGER (i.e., the occurrence of vesting, a set time, or a permissible event under section 409A of the Code)], but in no case later than seventy-five (75) days after the date in which vesting occurs; provided, however, that in no event shall any Restricted Stock Units be converted prior to the date the stockholders of the Company approve the Plan (or an amendment thereto, if applicable). The Restricted Stock Units subject to this Award may not be converted for a fraction of a Share.

3. Restrictions on Conversion. The Restricted Stock Units subject to this Award may not be converted if the issuance of such Shares upon such conversion would constitute a violation of any applicable federal or state securities or other law or regulations (including but not limited to section 409A of the Code and any guidance issued thereunder), or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the conversion of any Restricted Stock Units, the Company may require the Grantee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

If the Grantee is identified by the Company as a “specified employee” within the meaning of section 409A of the Code and any guidance issued thereunder on the date on which the Grantee has a “separation from service”

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(other than due to death) within the meaning of section 409A of the Code and any guidance issued thereunder, notwithstanding any provision herein to the contrary, any delivery of Shares on account of a separation from service that are deferred compensation shall take place on the earlier of (i) the first business day following the expiration of six (6) months from the Grantee’s separation from service, (ii) the date of the Grantee’s death, or (iii) such earlier date as complies with the requirements of section 409A of the Code and any guidance issued thereunder.

4. Limited Transferability of Award. This Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may transfer, without payment of consideration, the Award to any member of the Grantee’s immediate family or to a trust or partnership whose beneficiaries are members of the Grantee’s immediate family by completing an Election to Transfer an Award of Restricted Stock Units Form to be obtained from the Company. In such case, the delivery of any Shares upon the conversion Restricted Stock Units shall be made to such transferee. Following transfer, this Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, the Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.

5. Taxation With Respect to the Restricted Stock Units. Grantee acknowledges that the Company has not provided any advice with respect to the tax consequences associated with the grant or conversion of the Restricted Stock Units subject to the Award and that the Company has recommended that Grantee seek any such advice from his or her tax consultant(s).

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Grantee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Grantee

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SUBSEQUENT OPTION MICROTUNE, INC.

DIRECTOR OPTION AGREEMENT

Microtune, Inc., (the “Company”), has granted to                      (the “Optionee”) an option to purchase a total of 24,000 shares of the Company’s Common Stock (the “Optioned Stock”), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the Company’s Amended and Restated 2000 Director Stock Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Nature of the Option. This Option is a nonstatutory option and is not intended to qualify for any special tax benefits to the Optionee.

2. Exercise Price. The exercise price is $             for each share of Common Stock.

3. Exercise of Option. This Option shall be exercisable during its term in accordance with the provisions of Section 7 of the Plan as follows:

(i)	Right to Exercise.

(a)	This Option shall become exercisable in installments cumulatively with respect to 1/3 of the Optioned Stock on each anniversary of its date of grant, so that one hundred percent (100%) of the Optioned Stock shall be exercisable three years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to the date the stockholders of the Company approve the Plan (or an amendment thereto, if applicable).

(b)	This Option may not be exercised for a fraction of a share.

(c)	In the event of Optionee’s death, disability or other termination of service as a Director, the exercisability of the Option is governed by Section 7 of the Plan.

(ii)	Method of Exercise. This Option shall be exercisable by written notice which shall state the election to exercise the Option and the number of Shares in respect of which the Option is being exercised. Such written notice, in the form attached hereto as Exhibit A, shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the exercise price.

4. Method of Payment. Payment of the exercise price shall be by any of the following, or a combination thereof, at the election of the Optionee:

(i)	cash;

(ii)	check;

(iii)	surrender of other Shares, provided Shares acquired from the Company, (x) have been owned by the Optionee for more than six (6) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised; or

(iv)	consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan.

5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulations, or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

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6. Limited Transferability of Option. This Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided, however, that the Optionee may transfer, without payment of consideration, the Option to any member of the Optionee’s immediate family or to a trust or partnership whose beneficiaries are members of the Optionee’s immediate family by completing an Election to Transfer Stock Option Form to be obtained from the Company. In such case, the Option shall be exercisable only by such transferee. Following transfer, this Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, an Optionee’s “immediate family” shall mean the Optionee’s spouse, children and grandchildren.

7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option, and may be exercised during such period only in accordance with the Plan and the terms of this Option.

8. Taxation With Respect to the Option. Optionee acknowledges that the Company has not provided any advice with respect to the tax consequences associated with the grant or exercise of the Option and that the Company has recommended that Optionee seek any such advice from his or her tax consultant(s).

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Optionee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Optionee

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SUBSEQUENT GRANT MICROTUNE, INC.

DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

Microtune, Inc., (the “Company”), has granted to                      (the “Grantee”) an award of Restricted Stock Units with respect to a total of 8,400 shares of the Company’s Common Stock, and in all respects subject to the terms, definitions and provisions of the Company’s Amended and Restated 2000 Director Stock Plan (the “Plan”) adopted by the Company which is incorporated herein by reference. The terms defined in the Plan shall have the same defined meanings herein.

1. Vesting Schedule. The Restricted Stock Units subject to this Award shall vest in installments in accordance with the following schedule:

Date Vested	Additional Percentage of Award Vested
First anniversary of the date of grant	33 1/3%
Second anniversary of the date of grant	33 1/3%
Third anniversary of the date of grant	33 1/3%
100%

[[Notwithstanding the foregoing, all Restricted Stock Units subject to this Award shall vest, irrespective of the limitations set forth above, upon the occurrence of: [SELECT AS APPROPRIATE]]

(i)	the termination of the Grantee’s continuous status as a Director [by reason of an involuntary termination without cause, as determined by the Board in its discretion];

(ii)	the termination of the Grantee’s continuous status as a Director by reason a Disability, as determined by the Board in its discretion;

(iii)	the Grantee’s death].

Except as provided in any other agreement between the Grantee and the Company, if the termination of the Grantee’s continuous status as a Director occurs [[for any reason] or [other than by reason of [SELECT AS APPROPRIATE] [death, Disability (as determined by the Board in its discretion) or involuntary termination without cause (as determined by the Board in its discretion)]], all unvested Restricted Stock Units as of the termination date shall be forfeited.

2. Conversion of Restricted Stock Units. The conversion of any Restricted Stock Units subject to this Award and the issuance and delivery of Shares with respect to such Restricted Stock Units shall be made as soon as administratively practicable after [INSERT PAYOUT TRIGGER (i.e., the occurrence of vesting, a set time, or a permissible event under section 409A of the Code)], but in no case later than seventy-five (75) days after the date in which vesting occurs; provided, however, that in no event shall any Restricted Stock Units be converted prior to the date the stockholders of the Company approve the Plan (or an amendment thereto, if applicable). The Restricted Stock Units subject to this Award may not be converted for a fraction of a Share.

3. Restrictions on Conversion. The Restricted Stock Units subject to this Award may not be converted if the issuance of such Shares upon such conversion would constitute a violation of any applicable federal or state securities or other law or regulations (including but not limited to section 409A of the Code and any guidance issued thereunder), or if such issuance would not comply with the requirements of any stock exchange upon which the Shares may then be listed. As a condition to the conversion of any Restricted Stock Units, the Company may require the Grantee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

If the Grantee is identified by the Company as a “specified employee” within the meaning of section 409A of the Code and any guidance issued thereunder on the date on which the Grantee has a “separation from service”

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(other than due to death) within the meaning of section 409A of the Code and any guidance issued thereunder, notwithstanding any provision herein to the contrary, any delivery of Shares on account of a separation from service that are deferred compensation shall take place on the earlier of (i) the first business day following the expiration of six (6) months from the Grantee’s separation from service, (ii) the date of the Grantee’s death, or (iii) such earlier date as complies with the requirements of section 409A of the Code and any guidance issued thereunder.

4. Limited Transferability of Award. This Award may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may transfer, without payment of consideration, the Award to any member of the Grantee’s immediate family or to a trust or partnership whose beneficiaries are members of the Grantee’s immediate family by completing an Election to Transfer an Award of Restricted Stock Units Form to be obtained from the Company. In such case, the delivery of any Shares upon the conversion Restricted Stock Units shall be made to such transferee. Following transfer, this Award shall continue to be subject to the same terms and conditions as were applicable immediately prior to the transfer. For purposes of this Section, the Grantee’s “immediate family” shall mean the Grantee’s spouse, children and grandchildren.

5. Taxation With Respect to the Restricted Stock Units. Grantee acknowledges that the Company has not provided any advice with respect to the tax consequences associated with the grant or conversion of the Restricted Stock Units subject to the Award and that the Company has recommended that Grantee seek any such advice from his or her tax consultant(s).

DATE OF GRANT:

MICROTUNE, INC., a Delaware corporation

By:

Grantee acknowledges receipt of a copy of the Plan, a copy of which is attached hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all of the terms and provisions thereof. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions arising under the Plan.

Dated:

Grantee

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APPENDIX 3

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

i

ii

AMENDED AND RESTATED

MICROTUNE, INC.

2000 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the Amended and Restated 2000 Employee Stock Purchase Plan (the “Plan”) of Microtune, Inc. (the “Company”), which originally became effective as of August 4, 2000 and was amended and restated effective as of November 1, 2008.

ARTICLE I

PURPOSE

The purpose of the Plan is to provide Employees of the Company and any Designated Subsidiary of the Company with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

ARTICLE II

DEFINITIONS

Section 2.1. Board means the Board of Directors of the Company or any committee thereof designated by the Board of Directors of the Company in accordance with Article XIV of the Plan.

Section 2.2. Code means the Internal Revenue Code of 1986, as amended.

Section 2.3. Common Stock means the common stock of the Company.

Section 2.4. Company means Microtune, Inc.

Section 2.5. Compensation means all base straight time gross earnings and commissions, but exclusive of payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation.

Section 2.6. Designated Subsidiary means any Subsidiary that has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

Section 2.7. Dissolution Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed dissolution or liquidation, unless provided otherwise by the Board.

Section 2.8. Employee means any individual who is an employee of the Company or a Designated Subsidiary for tax purposes whose customary employment with the Company or a Designated Subsidiary is at least twenty (20) hours per week and more than five (5) months in any calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or a Designated Subsidiary. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

Section 2.9. Enrollment Date means the first Trading Day of each Offering Period, as described in Section 2.13(a)(i) below.

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Section 2.10. Exercise Date means the last Trading Day of each Offering Period, as described in Section 2.13(a)(ii) below.

Section 2.11. Fair Market Value means, as of any date, the value of Common Stock determined as follows:

(a) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation The Nasdaq Global Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(b) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

(c) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board; or

(d) For purposes of the Enrollment Date of the first Offering Period under the Plan, the Fair Market Value shall be the initial price to the public as set forth in the final prospectus included within the Registration Statement.

Section 2.12. New Exercise Date means a new Exercise Date which shall occur immediately prior to the consummation of a proposed asset sale or merger if the successor corporation refuses to assume or substitute for the option.

Section 2.13. Offering Period

(a) Subject to Section 2.13(b) below, the term “Offering Period” means a period of approximately six (6) months at the end of which an option granted pursuant to the Plan may be exercised, which shall:

(i) commence on the first Trading Day on or after the later of:

(A) May 1 and November 1 of each year, or

(B) the first day after the last day of the immediately preceding Offering Period (the Enrollment Date), and

(ii) terminate on the last Trading Day that immediately precedes the six (6) month anniversary of the date described in Section 2.13(a)(i) above (the Exercise Date);

(b) Notwithstanding Section 2.13(a) above, the duration and timing of each Offering Period, including the commencement and termination thereof, may be changed pursuant to Article IV and Section 20.2 of this Plan.

Section 2.14. Plan means this Amended and Restated 2000 Employee Stock Purchase Plan.

Section 2.15. Purchase Price means 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower; provided however, that the Purchase Price may be adjusted by the Board pursuant to Article XX.

Section 2.16. Registration Statement means the registration statement in Form S-1 filed with the Securities and Exchange Commission for the initial public offering of the Company’s Common Stock.

Section 2.17. Reserves means the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

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Section 2.18. Subsidiary means a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or another Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or any Subsidiary.

Section 2.19. Trading Day means a day on which national stock exchanges and the Nasdaq System are open for trading.

ARTICLE III

ELIGIBILITY

Section 3.1. Employee Eligibility. Any Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date shall be eligible to participate in the Plan.

Section 3.2. Limitations on Eligibility. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan to the extent that:

(a) immediately after the grant, such Employee (or any other person whose stock would be attributed to such Employee pursuant to section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding options to purchase such stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or

(b) his or her rights to purchase stock under all employee stock purchase plans of the Company and its Subsidiaries accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

ARTICLE IV

OFFERING PERIODS

Section 4.1. Offering Periods, Generally. Subject to the adjustments described in Section 4.2 below, the Plan shall be implemented by consecutive, non-overlapping Offering Periods with a new Offering Period generally commencing on the first Trading Day on or after May 1 and November 1 of each year, or on such other date as the Board shall determine, and continuing thereafter until terminated in accordance with Article XX hereof.

Section 4.2. Offering Period Adjustments. Notwithstanding Section 4.1 above, as contemplated by Section 20.2 below, the Board shall have the power to change the duration of Offering Periods (including the commencement and termination dates thereof) with respect to:

(a) a current offering without stockholder approval if, in the opinion of counsel, such change is necessary to avoid the violation of an applicable provision of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed.

(b) future offerings without stockholder approval if such change is announced at least five (5) days prior to the scheduled beginning of the first Offering Period to be affected thereafter.

ARTICLE V

PARTICIPATION

Section 5.1. Electing to Participate. An eligible Employee may participate in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the Company’s payroll office prior to the applicable Enrollment Date.

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Section 5.2. Commencement of Payroll Deductions. Payroll deductions for an Employee who has completed the necessary subscription agreement described in Section 5.1 above shall commence on the first pay day following the Enrollment Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the Employee as provided in Article X below.

ARTICLE VI

PAYROLL DEDUCTIONS

Section 6.1. Payroll Deductions. At the time an Employee files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount not exceeding fifteen percent (15%) of the Compensation which he or she receives on each pay day during the Offering Period; provided, however, that should a pay day occur on an Exercise Date, the Employee shall have the payroll deductions made on such day applied to his or her account under the next succeeding Offering Period.

Section 6.2. Crediting of Account. All payroll deductions made for an Employee who has elected to participate in the Plan shall be credited to his or her account under the Plan and shall be withheld in whole percentages only. An Employee who has elected to participate in the Plan may not make any additional payments into such account.

Section 6.3. Discontinuation of Payroll Deductions. An Employee who has elected to participate in the Plan may discontinue his or her participation in the Plan as provided in Article X below, or may increase or decrease the rate of his or her payroll deductions during the Offering Period by completing or filing with the Company a new subscription agreement authorizing a change in payroll deduction rate. The Board may, in its discretion, limit the nature and/or number of participation rate changes during any Offering Period. The change in rate shall be effective with the first full payroll period following five (5) business days after the Company’s receipt of the new subscription agreement unless the Company elects to process a given change in participation more quickly. An Employee’s subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in Article X below.

Section 6.4. Company Cessation of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with section 423(b)(8) of the Code and Section 3.2 above, an Employee’s payroll deductions may be decreased to zero percent (0%) at any time during an Offering Period. Payroll deductions shall recommence at the rate provided in such Employee’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the Employee as provided in Article X below. At the time the option is exercised, in whole or in part, or at the time some or all of the Company’s Common Stock issued under the Plan is disposed of, the Employee must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, which arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from an Employee’s compensation the amount necessary for the Company to meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Employee.

ARTICLE VII

GRANT OF OPTION

On the Enrollment Date of each Offering Period, each eligible Employee who has elected to participate in such Offering Period shall be granted an option to purchase on the Exercise Date during such Offering Period (at the applicable Purchase Price) up to a number of shares of the Company’s Common Stock determined by dividing such Employee’s payroll deductions accumulated prior to such Exercise Date and retained in the Employee’s account as of the Exercise Date by the applicable Purchase Price; provided that in no event shall an Employee be permitted to purchase on the Exercise Date of any Offering Period more than five thousand (5,000) shares of the Company’s Common Stock (subject to any adjustment pursuant to Article XIX), and

4

provided further that such purchase shall be subject to the limitations set forth in Section 3.2 and Article XIII hereof. The Board may, for future Offering Periods, subject also to the limitations set forth in Section 3.2 and Article XIII hereof, increase or decrease, in its absolute discretion, the maximum number of shares of the Company’s Common Stock an Employee may purchase on the Exercise Date of any Offering Period. Exercise of the option shall occur as provided in Article VIII below, unless the Employee has withdrawn pursuant to Article X below. The option shall expire on the last day of the Offering Period if it is not exercised.

ARTICLE VIII

EXERCISE OF OPTION

Section 8.1. Automatic Exercise of Option. Unless an Employee withdraws from the Plan as provided in Article X below, his or her option for the purchase of shares of Common Stock shall be exercised automatically on the Exercise Date, and the maximum number of full shares subject to the option shall be purchased for such Employee at the applicable Purchase Price with the accumulated payroll deductions in his or her account. No fractional shares shall be purchased; any payroll deductions accumulated in an Employee’s account which are not sufficient to purchase a full share shall be retained in the Employee’s account for the subsequent Offering Period, subject to earlier withdrawal by the Employee as provided in Article X below. Any other monies left over in a Employee’s account after the Exercise Date shall be returned to the Employee. During an Employee’s lifetime, an Employee’s option to purchase shares of Common Stock hereunder is exercisable only by him or her.

Section 8.2. Actions Taken by the Board or the Company.

(a) The Board may take any action described in Section 8.2(b) below, if the Board determines, in its sole and absolute discretion, that, on a given Exercise Date, the number of shares of Common Stock with respect to which options are to be exercised may exceed either the number of shares of Common Stock that are available for sale under the Plan on:

(i) the Enrollment Date of the applicable Offering Period, or

(ii) on such Exercise Date.

(b) If the Board determines, in its sole and absolute discretion, that the events described in Section 8.2(a) above are applicable, the Board may in its sole discretion provide that the Company shall make a pro rata allocation of the shares of Common Stock available for purchase on such Enrollment Date or Exercise Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participating Employees who are exercising options to purchase shares of Common Stock on such Exercise Date.

(c) The Company may make a pro rata allocation of the shares of Common Stock available on the Enrollment Date of any applicable Offering Period pursuant to Section 8.2(b) above, notwithstanding any authorization of additional shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date.

ARTICLE IX

DELIVERY

As promptly as practicable after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to each participating Employee, as appropriate, of a certificate representing the shares purchased upon exercise of his or her option.

ARTICLE X

WITHDRAWAL

Section 10.1. Withdrawal of Interests in Account. An Employee may withdraw all but not less than all the payroll deductions credited to his or her account and not yet used to exercise his or her option under the Plan at

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any time by giving written notice to the Company in the form of Exhibit B to this Plan. All of the Employee’s payroll deductions credited to his or her account shall be paid to such Employee promptly after receipt of notice of withdrawal and such Employee’s option for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such Offering Period. If an Employee withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Employee delivers to the Company a new subscription agreement.

Section 10.2. Effect of Withdrawal. An Employee’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Employee withdraws.

ARTICLE XI

TERMINATION OF EMPLOYMENT

Upon an Employee’s ceasing to be an Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Employee’s account during the Offering Period but not yet used to exercise the option shall be returned to such Employee or, in the case of his or her death, to the person or persons entitled thereto under Article XV below, and such Employee’s option shall be automatically terminated. The preceding sentence notwithstanding, an Employee who receives payment in lieu of notice of termination of employment shall be treated as continuing to be an Employee for the customary number of hours per week of employment during the period in which he or she is subject to such payment in lieu of notice.

ARTICLE XII

INTEREST

No interest shall accrue on the payroll deductions of an Employee in the Plan.

ARTICLE XIII

COMMON STOCK

Section 13.1. Shares of Common Stock Available. Subject to adjustment upon changes in capitalization of the Company as provided in Article XIX below, the maximum number of shares of the Company’s Common Stock which shall be made available for sale under the Plan shall be two million seven hundred and eighty thousand (2,780,000) shares of Common Stock.

Section 13.2. Employee Interests in Common Stock. The Employee shall have no interest or voting right in shares of Common Stock covered by his option until such option has been exercised.

Section 13.3. Registration of Shares of Common Stock. Shares of Common Stock to be delivered to an Employee under the Plan shall be registered in the name of the Employee or in the name of the Employee and his or her spouse.

ARTICLE XIV

ADMINISTRATION

The Plan shall be administered by the Board or a committee of members of the Board appointed by the Board. The Board or its committee shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Board or its committee shall, to the full extent permitted by law, be final and binding upon all parties.

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ARTICLE XV

DESIGNATION OF BENEFICIARY

Section 15.1. Beneficiary Designation. An Employee may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Employee’s account under the Plan in the event of such Employee’s death subsequent to an Exercise Date on which the option is exercised but prior to delivery to such Employee of such shares and cash. In addition, an Employee may file a written designation of a beneficiary who is to receive any cash from the Employee’s account under the Plan in the event of such Employee’s death prior to exercise of the option. If an Employee is married and the designated beneficiary is not the Employee’s spouse, spousal consent shall be required for such designation to be effective.

Section 15.2. Modification or Absence of Beneficiary Designation. Such designation of beneficiary may be changed by the Employee at any time by written notice. In the event of the death of an Employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Employee, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the Employee, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

ARTICLE XVI

TRANSFERABILITY

Neither payroll deductions credited to an Employee’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Article XV above) by the Employee. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Article X above.

ARTICLE XVII

USE OF FUNDS

All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

ARTICLE XVIII

REPORTS

Individual accounts shall be maintained for each Employee who has elected to participate in the Plan. Statements of account shall be provided at least annually to such Employees. Such statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

ARTICLE XIX

ADJUSTMENTS

Section 19.1. Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the maximum number of shares each Employee may purchase each Offering Period (pursuant to Article VII above), as well as the price per share and the number of shares of Common Stock

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covered by each option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

Section 19.2. Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Period then in progress shall be shortened by setting a Dissolution Exercise Date, and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Board. The Dissolution Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the Dissolution Exercise Date, that the Exercise Date for the Employee’s option has been changed to the Dissolution Exercise Date and that the Employee’s option shall be exercised automatically on the Dissolution Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in Article X above.

Section 19.3. Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding option shall be assumed or an equivalent option substituted by the successor corporation or a parent or subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the option, the Offering Period then in progress shall be shortened by setting a New Exercise Date and the Offering Period then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Board shall notify each participating Employee in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Employee’s option has been changed to the New Exercise Date and that the Employee’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the Employee has withdrawn from the Offering Period as provided in Article X above.

ARTICLE XX

AMENDMENT OR TERMINATION

Section 20.1. Amendment or Termination, Generally. The Board of Directors of the Company may at any time and for any reason terminate or amend the Plan. Except as provided in Article XIX above, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board of Directors on any Exercise Date if the Board determines that the termination of the Offering Period or the Plan is in the best interests of the Company and its stockholders. Except as provided in Article XIX and this Article XX, no amendment may make any change in any option theretofore granted which adversely affects the rights of any participating Employee. To the extent necessary to comply with section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

Section 20.2. Modifications. Without stockholders consent and without regard to whether any Employee rights may be considered to have been “adversely affected,” the Board (or its committee) shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by an Employee in order to adjust for

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delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Employee properly correspond with amounts withheld from the Employee’s Compensation, and establish such other limitations or procedures that are consistent with the Plan as the Board (or its committee) determines in its sole discretion to be advisable.

Section 20.3. Avoidance of Adverse Accounting Consequences.

(a) In the event the Board determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Board may, in its discretion and, to the extent necessary or desirable and consistent with section 423 of the Code, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i) altering the Purchase Price for any Offering Period, including an Offering Period underway at the time of the change in Purchase Price;

(ii) shortening any Offering Period so that Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Board action; and

(iii) allocating shares.

(b) The modifications or amendments described in Section 20.3(a) above, shall not require stockholder approval or the consent of any Employees who have elected to participate in the Plan.

ARTICLE XXI

NOTICES

All notices or other communications by an Employee to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

ARTICLE XXII

CONDITIONS UPON ISSUANCE OF SHARES

Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

ARTICLE XXIII

TERM OF PLAN

The Plan shall become effective on November 1, 2008; provided, however, that, unless the Plan is approved by the stockholders of the Company within 12 months of its adoption by the Board, the Plan shall automatically terminate following the sale of any remaining shares of Common Stock that have been previously authorized for issuance pursuant to the Plan and any remaining payroll deductions accumulated in Employees’ accounts shall be refunded to such Employees as soon as administratively practicable. The Plan shall continue in effect through August 3, 2010 unless sooner terminated under Article XX above.

9

EXHIBIT A

SUBSCRIPTION AGREEMENT

            Original Application Enrollment                                                                                    Date:

            Change in Payroll Deduction Rate

            Change of Beneficiary(ies)

1.                     hereby elects to participate in the Microtune, Inc. Employee Stock Purchase Plan (the “Plan”) and subscribes to purchase shares of the Company’s Common Stock in accordance with this Subscription Agreement and the Plan.

2. I hereby authorize payroll deductions from each paycheck in the amount of % of my Compensation on each payday (from 0 to 15%) during the Offering Period in accordance with the Plan. (Please note that no fractional percentages are permitted.)

3. I understand that said payroll deductions shall be accumulated for the purchase of shares of Common Stock at the applicable Purchase Price determined in accordance with the Plan. I understand that if I do not withdraw from an Offering Period, any accumulated payroll deductions will be used to automatically exercise my option.

4. I have received a copy of the complete Plan. I understand that my participation in the Plan is in all respects subject to the terms of the Plan. I understand that my ability to exercise the option under this Subscription Agreement is subject to stockholder approval of the Plan.

5. Shares purchased for me under the Plan should be issued in the name(s) of (Employee or Employee and Spouse only).

6. I understand that if I dispose of any shares received by me pursuant to the Plan within two years after the Enrollment Date (the first day of the Offering Period during which I purchased such shares) or within one year after the Exercise Date, I will be treated for federal income tax purposes as having received ordinary income at the time of such disposition in an amount equal to the excess of the Fair Market Value of the shares at the time such shares were purchased by me over the price that I paid for the shares. I hereby agree to notify the Company in writing within 30 days after the date of any disposition of my shares and I will make adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the disposition of the Common Stock. The Company may, but will not be obligated to, withhold from my compensation the amount necessary to meet any applicable withholding obligation including any withholding necessary to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by me. If I dispose of such shares at any time after the expiration of the 2-year and 1-year holding periods, I understand that I will be treated for federal income tax purposes as having received income only at the time of such disposition, and that such income will be taxed as ordinary income only to the extent of an amount equal to the lesser of (1) the excess of the Fair Market Value of the shares at the time of such disposition over the Purchase Price which I paid for the shares, or (2) 15% of the Fair Market Value of the shares on the first day of the Offering Period. The remainder of the gain, if any, recognized on such disposition will be taxed as capital gain.

7. I hereby agree to be bound by the terms of the Plan. The effectiveness of this Subscription Agreement is dependent upon my eligibility to participate in the Plan.

A-1

8. In the event of my death, I hereby designate the following as my beneficiary(ies) to receive all payments and shares due me under the Plan:

NAME:

(Please print) (First)	(Middle)	(Last)

Relationship:

(Address):

Employee’s Social Security Number:

Employee’s Address:

I UNDERSTAND THAT THIS SUBSCRIPTION AGREEMENT SHALL REMAIN IN EFFECT THROUGHOUT SUCCESSIVE OFFERING PERIODS UNLESS TERMINATED BY ME.

Dated:
Signature of Employee

Date:
Spouse’s Signature (If beneficiary other than spouse)

A-2

EXHIBIT B

NOTICE OF WITHDRAWAL

The undersigned Employee who has elected to participate in the Offering Period of the Microtune, Inc. Employee Stock Purchase Plan which began on                 ,     , 20     (the “Enrollment Date”) hereby notifies the Company that he or she hereby withdraws from the Offering Period. He or she hereby directs the Company to pay to the undersigned as promptly as practicable all the payroll deductions credited to his or her account with respect to such Offering Period. The undersigned understands and agrees that his or her option for such Offering Period will be automatically terminated. The undersigned understands further that no further payroll deductions will be made for the purchase of shares in the current Offering Period and the undersigned shall be eligible to participate in succeeding Offering Periods only by delivering to the Company a new Subscription Agreement.

Name and Address of Participating Employee:

Signature:

Date:

B-1

MICROTUNE, INC. 2201 10TH STREET PLANO, TX 75074

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on Thursday, April 23, 2009. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Microtune, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on Thursday, April 23, 2009. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Microtune, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: MCTUN1 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MICROTUNE, INC.

For All

Withhold All

For All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES LISTED BELOW.

Item 1. Election of Directors.

01. WALTER S. CICIORA 06. BERNARD T. MARREN

02. JAMES H. CLARDY 07. MICHAEL T. SCHUEPPERT

03. STEVEN CRADDOCK 08. WILLIAM P. TAI

04. JAMES A. FONTAINE 09. A. TRAVIS WHITE

05. ANTHONY J. LEVECCHIO

Vote on Proposals

For Against Abstain

Item 2. Approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Stock Plan to increase the number of shares available for issuance under the plan and to make certain technical revisions and improvements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 3. Approval of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Director Option Plan to change the form of equity awards under the plan from awards of non-statutory stock options to awards of restricted stock units, and to make certain technical revisions and improvements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 4. Ratification of the amendment and restatement of the Amended and Restated Microtune, Inc. 2000 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan and to make certain technical revisions and improvements.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

Item 5. Ratification of the appointment of KPMG LLP as independent auditor for 2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL.

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

Sign exactly as your name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.) Votes must be indicated [X] in black or blue ink.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

PLEASE DETACH PROXY CARD HERE

MICROTUNE, INC.

2201 10TH STREET PLANO, TEXAS 75074 PROXY

Proxy Solicited on Behalf of the Board of Directors.

The undersigned, revoking any proxy heretofore given for the Annual Meeting described below, hereby appoints and constitutes James A. Fontaine and Jeffrey A. Kupp, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Microtune, Inc. to be held on April 24, 2009, and at any adjournment thereof, and to vote all shares that the undersigned would be entitled to vote if personally present as designated on the reverse side:

The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED “FOR” ALL NOMINEES FOR ELECTION AS DIRECTORS UNDER ITEM 1 AND “FOR” APPROVAL OF ITEMS 2, 3, 4 AND 5. The undersigned hereby acknowledges receipt of, notice of, and the proxy statement for, the aforesaid Annual Meeting.

P R O X Y

(Continued and to be signed and dated on the reverse side) SEE REVERSE SIDE